MAY 2004 – DECEMBER 2005

Contract for Medicaid and BadgerCare HMO Services

Between

HMO

And

Wisconsin Department of

Health and Family Services

[GRAPHIC]

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CONTRACT FOR SERVICES

Between

The Wisconsin Department of Health and Family Services

and

HMO

The Wisconsin Department of Health and Family Services (the Department) and the HMO, an insurer with a certificate of authority to do business in Wisconsin, and an organization that makes available to enrolled participants, in consideration of periodic fixed payments, comprehensive health care services provided by providers selected by the organization and who are employees or partners of the organization or who have entered into a referral or contractual arrangement with the organization, for the purpose of providing and paying for Medicaid and BadgerCare contract services to recipients enrolled in the HMO under the State of Wisconsin Medicaid Plan approved by the Secretary of the United States Department of Health and Human Services pursuant to the provisions of the Social Security Act and for the further specific purpose of promoting coordination and continuity of preventive health services and other medical care including prenatal care, emergency care, and HealthCheck services, do herewith agree:

ARTICLE I

I.	DEFINITIONS

Abuse means provider practices that are inconsistent with sound fiscal, business, or medical practices, and result in an unnecessary cost to Medicaid/BadgerCare, in reimbursement for services that are not medically necessary, or services that fail to meet professionally recognized standards for health. Abuse also includes client or member practices that result in unnecessary costs to Medicaid.

Action means the denial or limited authorization of a requested service, including the type or level of service; the reduction, suspension or termination of a previously authorized service; the denial, in whole or in part, of payment for a service.

Appeal means a request for review of an action.

BadgerCare means part of the Wisconsin Medical Assistance Program operated by the Wisconsin Department of Health and Family Services under Title XIX and Title XXI of the Federal Social Security Act, s. 49.655, Wis. Stats., and related state and federal rules and regulations. This term is used throughout this contract.

Balanced workforce means an equitable representation of persons with disabilities, minorities and women available for jobs at each job category from the relevant labor market from which the recipient recruits job applicants.

Business Associate means a person (or company) that provides a service to a Covered Program that requires their use of individually identifiable health information.

CESA (Cooperative Educational Service Agencies) means cooperatives that include multiple school districts that work together for purchasing and other coordinated functions. There are twelve (12) CESAs in Wisconsin.

CFR means Code of Federal Regulations.

Children With Special Health Care Needs means children with or at increased risk for chronic physical, developmental, behavioral, or emotional conditions who also require health and related services of a type or amount beyond that required by children generally and who are enrolled in a Children with Special Health Care Needs program operated by a Local Health Department or a local Title V funded Maternal and Child Health Program.

Clean claim means a truthful, complete and accurate claim that does not have to be returned for additional information.

Community Based Health Organizations means non-profit agencies providing community based health services. These organizations provide important health care services such as HealthCheck screenings, nutritional support, and family planning, targeting such services to high-risk populations.

Continuing Care Provider means as stated in 42 CFR 441.60(a), a provider who has an agreement with the Medicaid agency to provide:

A.	Any reports that the Department may reasonably require, and

B.	At least the following services to eligible HealthCheck recipients formally enrolled with the provider as enumerated in 42 CFR 441.60(a)(1)-(5):

1.	Screening, diagnosis, treatment, and referrals for follow-up services,

2.	Maintenance of the recipient’s consolidated health history, including information received from other providers,

3.	Physician’s services as needed by the recipient for acute, episodic or chronic illnesses or conditions,

4.	Provision or referral for dental services, and

5.	Transportation and scheduling assistance.

Contract means the agreement executed between the HMO and the Department to accomplish the duties and functions, in accordance with the rules and arrangements specified in this document. The contract includes the base agreement and documents specified in Article XIV, Sections A and B.

Contract Services means services that the HMO is required to provide under this contract.

Contractor means the HMO(s) awarded a contract resulting from the HMO certification process to provide capitated managed care in accordance with the contract.

Covered Entity means a health plan, a health care clearinghouse, or a health care provider or HMO that transmits any health information in electronic form in connection with a transaction covered by 45 CFR Parts 160 and 162.

Cultural Competency means a set of congruent behaviors, attitudes, practices and policies that are formed within an agency, and among professionals that enable the system, agency, and professionals to work respectfully, effectively and responsibly in diverse situations. Essential elements of cultural competence include understanding diversity issues at work, understanding the dynamic of difference, institutionalizing cultural knowledge, and adapting to and encouraging organizational diversity.

Department means the Wisconsin Department of Health and Family Services.

Emergency Medical Condition means:

A.	A medical condition manifesting itself by acute symptoms of sufficient severity (including severe pain) such that a prudent layperson, who possesses an average knowledge of health and medicine, could reasonably expect the absence of immediate medical attention to result in:

1.	Placing the health of the individual (or, with respect to a pregnant woman, the health of the woman or her unborn child) in serious jeopardy,

2.	Serious impairment of bodily functions, or

3.	Serious dysfunction of any bodily organ or part; or

B.	With respect to a pregnant woman who is in active labor:

1.	Where there is inadequate time to effect a safe transfer to another hospital before delivery; or

2.	Where transfer may pose a threat to the health or safety of the woman or the unborn child.

C.	A psychiatric emergency involving a significant risk of serious harm to oneself or others.

D.	A substance abuse emergency exists if there is significant risk of serious harm to an enrollee or others, or there is likelihood of return to substance abuse without immediate treatment.

E.	Emergency dental care is defined as an immediate service needed to relieve the patient from pain, an acute infection, swelling, trismus, fever, or trauma. In all emergency situations, the HMO must document in the enrollee’s dental records the nature of the emergency.

Encounter includes the following:

A.	A service or item provided to a patient through the health care system. Examples include but are not limited to:

1.	Office visits

2.	Surgical procedures

3.	Radiology, including professional and/or technical components

4.	Prescribed drugs

5.	Durable medical equipment

6.	Emergency transportation to a hospital

7.	Institutional stays (inpatient hospital, rehabilitation stays)

8.	HealthCheck screens

B.	A service or item not directly provided by the HMO, but for which the HMO is financially responsible. An example would include an emergency service provided by an out-of-network provider or facility.

C.	A service or item not directly provided by the HMO, and one for which no claim is submitted but for which the HMO may supplement its encounter data set. Such services might include HealthCheck screens for which no claims have been received and if no claim is received, the HMO’s medical chart. Examples of services or items the HMO may include are:

1.	HealthCheck services

2.	Lead Screening and Testing

3.	Immunizations

Services or items as used above include those services and items not covered by the Wisconsin Medicaid Program, but which the HMO chooses to provide as part of its Medicaid managed care product. Examples include educational services, certain over-the-counter drugs, and delivered meals.

Encounter Record means an electronically formatted list of encounter data elements per encounter as specified in the Wisconsin Medicaid 2004-2005 HMO Encounter Data User Manual. An encounter record may be prepared from paper claims such as the HCFA 1500, UB-92, or electronic transactions such as ASC XX12N 837.

Enrollee and Participant means a Medicaid or BadgerCare recipient who has been certified by the State as eligible to enroll under this Contract, and whose name appears on the HMO Enrollment Reports that the Department transmits to the HMO every month according to an established notification schedule. Children who are reported to the certifying agency within 100 days of birth shall be enrolled in the HMO their mother is enrolled in from their date of birth if the mother was an enrollee on the date of birth. Children who are reported to the certifying agency after the 100th day but before their first birthday may be eligible for Medicaid or BadgerCare on a fee-for-service (FFS) basis.

Enrollment Area means the geographic area within which recipients must reside in order to enroll, on a mandatory basis, in the HMO under this Contract.

Experimental Surgery and Procedures means experimental services that meet the definition of HFS 107.035(1) and (2) Wis. Adm. Code. as determined by the Department.

Formally Enrolled with a Continuing Care Provider (as cited in 42 CFR 441.60(d)) means that a recipient (or recipient’s guardian) agrees to use one continuing care provider as the regular source of a described set of services for a stated period of time.

Fraud means an intentional deception or misrepresentation made by a person or entity with the knowledge that the deception could result in some unauthorized benefit to him/herself, itself or some other person or entity. It includes any act that constitutes fraud under applicable federal or state law.

Grievance means an expression of dissatisfaction about any matter other than an action. The term is also used to refer to the overall system of grievances and appeals handled by the HMO. Possible grievance subjects include, but are not limited to, the quality of care or services provided, and aspects of interpersonal relationships such as rudeness of a provider or employee, or failure to respect the enrollee’s rights.

HHS refers to the Department of Health and Human Services.

HHS Transaction Standard Regulation means the 45 CFR, Parts 160 and 162.

HIPAA means the Health Insurance Portability and Accountability Act of 1996.

HMO means the health maintenance organization or its parent corporation with a certificate of authority to do business in Wisconsin, that is obligated under this Contract.

HMO Encounter Technical Workgroup means a workgroup composed of HMO technical staff, contract administrators, claims processing, eligibility, and/or other HMO staff, as necessary; Department staff from the Division of Health Care Financing; and staff from the Department’s Medicaid fiscal agent.

Individually Identifiable Health Information (IIHI) means patient demographic information, claims data, insurance information, diagnosis information, and any other information the relates to the past, present, or future health condition, provision of health care, payment for health care and that identifies the individual (or there is reasonable reason to believe could identify the individual).

Information means any “health information” provided and/or made available by the Department to a Trading Partner, and has the same meaning as the term “health information” as defined by 45 CFR Part 160.103.

Local Health Department (LHD) means an agency of local government established according to Chapter 251, Wis. Stats. Local health departments have statutory obligation to perform certain core functions, including assessment, assurance, and policy development to protect and promote the health of their communities.

Medicaid means the Wisconsin Medical Assistance Program operated by the Wisconsin Department of Health and Family Services under Title XIX of the Federal Social Security Act, Ch. 49, Wis. Stats., and related State and Federal rules and regulations. This term is used consistently in this Contract. Other expressions or words equivalent to Medicaid are “MA,” “Medical Assistance,” and “WMAP.”

Medical status code means the two digit (alphanumeric) code in the Department’s computer system that defines the type of Medicaid eligibility a recipient has. The code identifies the basis of eligibility, whether cash assistance is being provided, and other aspects of Medicaid. The medical status code is listed on the HMO enrollment reports. Article V, A of this contract includes a list of HMO eligible medical status codes.

Medically Necessary means a medical service that meets the definition of HFS 101.03(96m) Wis. Adm. Code.

Newborn means an enrollee less than 100 days old.

PCP means primary care provider including, but not limited to FQHCs, RHCs, tribal health centers, and physicians, nurse practitioners, nurse midwives, physician assistants and physician clinics with specialties in general practice, family practice, internal medicine, obstetrics, gynecology, pediatrics.

Post Stabilization Services means medically necessary non-emergency services furnished to an enrollee after he or she is stabilized following an emergency medical condition.

Provider means a person who has been certified by the Department to provide health care services to recipients and to be reimbursed by Medicaid for those services.

Public Institution means an institution that is the responsibility of a governmental unit or over which a governmental unit exercises administrative control as defined by federal regulations, including but not limited to prisons and jails.

Recipient means any individual entitled to benefits under Title XIX and XXI of the Social Security Act, and under the Medicaid State Plan as defined in Chapter 49, Wis. Stats.

Service Area means an area of the State where the HMO has agreed to provide Medicaid services to Medicaid enrollees. The Department monitors enrollment levels of HMOs by the HMO’s service area(s). The HMO indicates whether they will provide dental or chiropractic services by service area. A service area may be as small as a zip code, may be a county, a number of counties, or the entire State.

Secretary means the Secretary of HHS and any other officer or employee of the Department of HHS to whom the authority involved has been delegated.

Risk means the possibility of monetary loss or gain by the HMO resulting from service costs exceeding or being less than payments made to it by the Department.

State means the State of Wisconsin.

Subcontract means any written agreement between the HMO and another party to fulfill the requirements of this Contract. However, such term does not include insurance purchased by the HMO to limit its loss with respect to an individual enrollee, provided the HMO assumes some portion of the underwriting risk for providing health care services to that enrollee.

Trading Partner shall refer to a provider or HMO that transmits any health information in electronic form in connection with a transaction covered by 45 CFR Parts 160 and 162, or a business associate authorized to submit health information on the Trading Partner’s behalf.

Transaction means the exchange of information between two parties to carry out financial or administrative activities related to health care as defined by 45 CFR Part 160.103.

Wisconsin Tribal Health Directors Association (WTHDA) means the coalition of all Wisconsin American Indian Tribal Health Departments.

Terms that are not defined above shall have their primary meaning identified in HFS 101-108, Wis. Adm. Code.

ARTICLE II

II.	DELEGATIONS OF AUTHORITY

The HMO shall oversee and remain accountable for any functions and responsibilities that it delegates to any subcontractor. For all major or minor delegation of function or authority:

A.	There shall be a written agreement that specifies the delegated activities and reporting responsibilities of the subcontractor and provides for revocation of the delegation or imposition of other sanctions if the subcontractor’s performance is inadequate.

B.	Before any delegation, the HMO shall evaluate the prospective subcontractor’s ability to perform the activities to be delegated.

C.	The HMO shall monitor the subcontractor’s performance on an ongoing basis and subject the subcontractor to formal review at least once a year.

D.	If the HMO identifies deficiencies or areas for improvement, the HMO and the subcontractor shall take corrective action.

E.	If the HMO delegates selection of providers to another entity, the HMO retains the right to approve, suspend, or terminate any provider selected by that entity.

ARTICLE III

III.	FUNCTIONS AND DUTIES OF THE HMO

A.	Statutory Requirement

In consideration of the functions and duties of the Department contained in this Contract the HMO shall retain at all times during the period of this Contract a valid Certificate of Authority issued by the State of Wisconsin Office of the Commissioner of Insurance.

B.	Compliance with Applicable Law

In the provision of services under this contract, the Contractor and its subcontractors shall comply with all applicable federal and state statutes and rules and regulations, that are in effect when the contract is signed, or that come into effect during the term of the contract. This includes, but is not limited to Title XIX of the Social Security Act and Title 42 of the CFR.

Changes to Medicaid covered services mandated by federal or state law subsequent to the signing of this Contract will not affect the contract services for the term of this Contract, unless agreed to by mutual consent, or the change is necessary to continue to receive federal funds or due to action of a court of law.

The Department may incorporate into the Contract any change in covered services mandated by federal or state law effective the date the law goes into effect, if it adjusts the capitation rate accordingly. The Department will give the HMO at least 30 days notice before the intended effective date of any such change that reflects service increases, and the HMO may elect to accept or reject the service increases for the remainder of that contract year. The Department will give the HMO 60 days notice of any such change that reflects service decreases, with a right of the HMO to dispute the amount of the decrease within that 60 days. The HMO has the right to accept or reject service decreases for the remainder of the Contract year. The date of implementation of the change in coverage will coincide with the effective date of the increased or decreased funding. This section does not limit the Department’s ability to modify this Contract due to changes in the State Budget.

C.	Organizational Responsibilities and Duties

1.	Ineligible Organizations

Upon obtaining information or receiving information from the Department or from another verifiable source, the HMO must exclude from participation in the HMO all organizations that could be included in any of the categories defined in a, 1), a) through e) of this section (references to the Act in this section refer to the Social Security Act).

a.	Entities that could be excluded under Section 1128(b)(8) of the Social Security Act are entities in which a person who is an officer, director, agent or managing employee of the entity, or a person who has direct or indirect ownership or control interest of 5% or more in the entity has:

1)	Been convicted of the following crimes:

a)	Program related crimes, i.e., any criminal offense related to the delivery of an item or service under Medicare or Medicaid (Section 1128(a)(1) of the Act).

b)	Patient abuse, i.e., criminal offense relating to abuse or neglect of patients in connection with the delivery of health care (Section 1128(a)(2) of the Act).

c)	Fraud, i.e., a state or federal crime involving fraud, theft, embezzlement, breach of fiduciary responsibility, or other financial misconduct in connection with the delivery of health care or involving an act or omission in a program operated by or financed in whole or part by federal, state or local government (Section 1128(b)(1) of the Act).

d)	Obstruction of an investigation, i.e., conviction under state or federal law of interference or obstruction of any investigation into any criminal offense described in subsections a), b), or c) (Section 1128(b)(2) of the Act).

e)	Offenses relating to controlled substances, i.e., conviction of a state or federal crime relating to the manufacture, distribution, prescription or dispensing of a controlled substance (Section 1128(b)(3) of the Act).

2)	Been excluded, debarred, suspended, otherwise excluded, or is an affiliate (as defined in such Act) of a person described in C, 1, a, above from participating in procurement activities under the Federal Acquisition Regulation or from participating in non-procurement activities under regulations issued pursuant to Executive Order No. 12549 or under guidelines implementing such order.

3)	Been assessed a civil monetary penalty under Section 1128A of the Act. Civil monetary penalties can be imposed on individual providers, as well as on provider organizations, agencies, or other entities by the DHHS Office of Inspector General. Section 1128A authorizes their use in case of false or fraudulent submittal of claims for payment, and certain other violations of payment practice standards. (Section 1128(b)(8)(B)(ii) of the Act.)

b.	Entities that have a direct or indirect substantial contractual relationship with an individual or entity listed in subsection 1. A substantial contractual relationship is defined as any contractual relationship which provides for one or more of the following services:

1)	The administration, management, or provision of medical services.

2)	The establishment of policies pertaining to the administration, management, or provision of medical services.

3)	The provision of operational support for the administration, management, or provision of medical services.

c.	Entities that employ, contract with, or contract through any individual or entity that is excluded from participation in Medicaid under Section 1128 or 1128A, for the provision (directly or indirectly) of health care, utilization review, medical social work or administrative services. For the services listed, the HMO must refrain from contracting with any entity that employs, contracts with, or contracts through an entity that has been excluded from participation in Medicaid by the Secretary of Health and Human Services under the authority of Section 1128 or 1128A of the Act.

The HMO attests by signing this Contract, that it excludes from participation in the HMO all organizations that could be included in any of the above categories.

2.	Contract Representative

The HMO is required to designate a staff person to act as liaison to the Department on all issues that relate to the contract between the Department and the HMO. The contract representative will be authorized to represent the HMO regarding inquiries pertaining to the Contract, will be available during normal business hours, and will have decision making authority in regard to urgent situations that arise. The Contract representative will be responsible for follow-up on contract inquiries initiated by the Department.

3.	Attestation

The HMO’s Chief Executive Officer (CEO), the Chief Financial Officer (CFO) or designee must attest to the best of their knowledge to the truthfulness, accuracy, and completeness of all data submitted to the Department at the time of submission. This includes encounter data, NICU, AIDS/Vent, Sterilization Reports or any other data regarding claims the HMO paid. HMOs may use the Department’s attestation form in Addendum VIII, H.

4.	Affirmative Action (AA), Equal Opportunity, Civil Rights Compliance (CRC) and Language Access

The CRC Plan contains three components: Affirmative Action, Civil Rights/Equal Opportunity, and Language Access. HMOs that have more than 25 employees or receive more than $25,000 must submit an

Affirmative Action, Equal Opportunity, Civil Rights and Language Action Plan. HMOs that have less than 25 employees and receive less than $25,000 must submit a Letter of Assurance and proof that it is exempt from submitting AA information in accordance to s. 16.675, Wis. Stats., and ADM 50, Wis. Adm. Code. HMOs must submit language access information as part of the HMO Certification application.

a.	Affirmative Action (AA) Plan

1)	For agreements where the HMO has 25 or more employees and will receive $25,000 or more, the HMO shall complete the AA, Equal Opportunity, CRC and Language Access sections of the plan that may cover a two or three-year period. HMOs with an annual work force of less than 25 employees or less than $25,000 may be exempt from submitting the AA component of the Plan.

Exemptions from submitting AA Component requirements will be granted if:

a)	The HMO receives a State contract for less than $25,000;

b)	The HMO has fewer than 25 employees regardless of the dollar amount of the contract;

c)	The HMO is a foreign company with a work force of less than 25 employees in the U.S.;

d)	The HMO is a federal government agency or a Wisconsin municipality; and

e)	The HMO has a balanced workforce as defined in Article I.

2)	If the HMO is exempt from submitting an AA component because it has a balanced work force, the HMO must submit its “HMO Work Force Analysis Form, a Request for Exemption from Submitting an Affirmative Action Component.”

3)	If the HMO is exempt from submitting an AA component for other reasons, the HMO must submit a Request for Exemption from Submitting an Affirmative Action Component.

4)	Exempt HMOs that do not have a balanced work force in specific job groups are required to develop and submit a recruitment strategy to address under-representation of that job group.

5)	The AA component is written in detail and explains the HMOs AA program. The AA component must be prepared in accordance to the most recently revised AA, Equal Opportunity, CRC and Language Access plan Instruction Manual for the funding period covering May 1, 2004, to December 31, 2006.

6)	For agreements of $25,000 or more and with 25 employees or more, HMOs shall conduct, keep on file, and update annually, a separate and additional accessibility self-evaluation of all programs and facilities, including employment practices for compliance with the Americans with Disabilities (ADA) Title I regulations, unless an updated self-evaluation under Section 503 of the Rehabilitation Act of 1973 exists that meets the ADA requirements. For technical assistance on all the aspects of Civil Rights Compliance, HMOs are encouraged to contact the Department’s AA/CRC Office at (608) 266-9372 (voice), (608) 266-2555 (TDD), or the Department of Health and Family Services, 1 W. Wilson Street, Room 555, P.O. Box 7850, Madison, Wisconsin 53707-7850.

7)	The HMO must file its AA Plan within 15 days after the award of the contract. The Plan must be submitted to the Department of Health and Family Services, Office of Affirmative Action and Civil Rights Compliance, Box 7850, Madison, Wisconsin 53707-7850.

b.	Civil Rights Compliance (CRC) Plan

1)	For agreements for the provision of services to enrollees, HMOs must comply with Civil Rights requirements. HMOs with an annual work force of less than 25 employees or receiving less than $25,000 are not required to submit a CRC Plan, but must, at a minimum, submit a Letter of Assurance that the HMO will comply with all federal and state laws that address nondiscrimination in service delivery.

2)

The HMO must submit to the Department’s AA/CRC Office proof that it has complied with all of the requirements in the revised AA, Equal Opportunity, CRC and Language Access Plan Instructions and Manual for

Profit and Non-Profit Entities for meeting equal opportunity requirements under Title VI and VII of the Civil Rights Act of 1964; Sections 503 and 504 of the Rehabilitation Act of 1973; Title VI and XVI of the Public Health Service Act; the Age Discrimination in Employment Act of 1967; the Age Discrimination Act of 1975; the Omnibus Reconciliation Act of 1981; the Americans with Disabilities Act of 1990; and the Wisconsin Fair Employment Act. If a Plan was submitted and approved during the previous year, a plan update must be submitted for this Contract period.

a)	No otherwise qualified person shall be excluded from participation in, be denied the benefits of, or otherwise be subject to discrimination in any manner on the basis of race, color, national origin, sex, disability or age. This policy covers eligibility for and access to service delivery, and treatment in all programs and activities. All employees of the HMO are expected to support goals and programmatic activities relating to nondiscrimination in service delivery.

b)	No otherwise qualified person shall be excluded from employment, be denied the benefits of employment or otherwise be subject to discrimination in employment in any manner or term of employment on the basis of age, race/ ethnicity, color, sex, national origin or ancestry, disability (as defined in Section 504 of the Rehab Act and the ADA) arrest or conviction record, marital status, political affiliation, military participation, the use of legal products during non-work hours, non-job related genetic and honesty testing. All employees are expected to support goals and programmatic activities relating to non-discrimination in employment.

c)

The HMO must post the Equal Opportunity Policy, the name of the Equal Opportunity Coordinator and the discrimination complaint process in conspicuous places available to applicants and clients of services, and applicants for employment and employees. The complaint process will be according to Department standards and made available in languages and formats understandable to enrollees, applicants and employees. The Department will continue to provide appropriate translated program brochures and forms for distribution.

d)	The HMO agrees to comply with all of the requirements in the revised Department AA, Equal Opportunity, CRC and Language Access Plan for Profit and Non-Profit Entities and their subcontractors for this contract period.

e)	These requirements apply to any subcontracts or grants. The HMO has responsibility for ensuring that its subcontractors or sub-grantees also comply with all of the requirements of the plan.

f)	The Department will monitor the Civil Rights Compliance of the HMO. The Department will conduct reviews to ensure that the HMO is ensuring compliance by its subcontractors or grantees according to guidelines in the Affirmative Action, Equal Opportunity, Civil Rights and Language Access Compliance Plan. The HMO agrees to comply with Civil Rights monitoring reviews, including the examination of records and relevant files maintained by the HMO, as well as interviews with staff, clients, and applicants for services, subcontractors, grantees, and referral agencies. The reviews will be conducted according to Department procedures. The Department will also conduct reviews to address immediate concerns of complainants.

g)	The HMO agrees to cooperate with the Department in developing, implementing and monitoring corrective action plans that result from complaint investigations or monitoring efforts.

5.	Non-Discrimination in Employment

The HMO must comply with all applicable federal and state laws relating to non-discrimination and equal employment opportunity including s. 16.765, Wis. Stats., Federal Civil Rights Act of 1964, regulations issued pursuant to that Act and the provisions of Federal Executive Order 11246 dated September 26, 1985, and ensure physical and program accessibility of all services to persons with physical and sensory disabilities pursuant to Section 504 of the Federal Rehabilitation Act of 1973, as amended (29 U.S.C. 794), all requirements imposed by the applicable Department regulations (45 CFR part 84) and all guidelines and interpretations issued pursuant thereto, and the provisions of the Age Discrimination and Employment Act of 1967 and Age Discrimination Act of 1975.

Chapter 16.765, Wis. Stats. requires that in connection with the performance of work under this Contract, the Contractor agrees not to discriminate against any employee or applicant for employment because of age, race, religion, color, handicap, sex, physical condition, developmental disability as defined in s. 51.01(5), sexual orientation or national origin. This provision shall include, but not be limited to, the following: employment, upgrading, demotion or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. Except with respect to sexual orientation, the Contractor further agrees to take affirmative action to ensure equal employment opportunities. The Contractor agrees to post in conspicuous places, available for employees and applicants for employment, notices to be provided by the contracting officer setting forth the provisions of the non-discrimination clause.

With respect to provider participation, reimbursement, or indemnification, the HMO will not discriminate against any provider who is acting within the scope of the provider’s license or certification under applicable state law, solely on the basis of such license or certification. This shall not be construed to prohibit an HMO from including providers to the extent necessary to meet the needs of the Medicaid population or from establishing any measure designed to maintain quality and control cost consistent with these responsibilities.

6.	Provision of Services to all HMO Members

The HMO must provide contract services to Medicaid and BadgerCare enrollees under this contract in the same manner as those services are provided to other members of the HMO.

The HMO must ensure that the services are sufficient in amount, duration, or scope to reasonably be expected to achieve the purpose for which the services are furnished.

7.	Access to Premises

The HMO must allow duly authorized agents or representatives of the state or federal government access to the HMO’s or HMO subcontractor’s premises during normal business hours to inspect, audit, monitor or otherwise evaluate the performance of the HMO’s or subcontractor’s contractual activities and shall produce all records requested as part of such review or audit within a reasonable time, but not more than ten working days. Upon request for such right of access, the HMO or subcontractor must provide staff to assist in the audit or inspection effort, and adequate space on the premises to reasonably accommodate the state or federal personnel conducting the audit or inspection effort. All inspections or audits must be conducted in a manner as will not unduly interfere with the performance of HMO’s or subcontractor’s activities. The HMO will have 30 business days to respond to any findings of an audit before the Department finalizes it. All information obtained will be accorded confidential treatment as provided under applicable laws, rules or regulations.

8.	Liability for the Provision of Care

Remain liable for provision of care for that period for which capitation payment has been made in cases where medical status code changes occur subsequent to capitation payment.

9.	Subcontracts

The HMO must ensure that all subcontracts are in writing, comply with the provisions of Addendum I, include any general requirements of this Contract that are appropriate to the service or activity identified in Addendum I, and ensure that all subcontracts do not terminate legal liability of the HMO under this Contract. The HMO may subcontract for any function covered by this Contract, subject to the requirements of this Contract.

10.	Coordination with Community-Based Health Organizations, Local Health Departments, Bureau of Milwaukee Child Welfare, Prenatal Care Coordination Agencies, School-Based Services Providers and Targeted Case Management Agencies:

a.	Community-Based Health Organizations

The Department encourages the HMO to contract with community-based health organizations for the provision of care to Medicaid and BadgerCare enrollees in order to ensure continuity and culturally appropriate care and services. Community-based organizations can provide HealthCheck outreach and screening, immunizations, family-planning services, and other types of services.

The Department encourages HMOs to work closely with community-based health organizations as noted in Addendum VI.

Community-based health organizations may also provide services, such as WIC services, that HMOs are required by federal law to coordinate with and refer to, as appropriate.

b.	Local Health Departments

The Department encourages the HMO to contract with local health departments for the provision of care to Medicaid and BadgerCare enrollees in order to ensure continuity and culturally appropriate care and services. Local health departments can provide HealthCheck outreach and screening, immunizations, blood lead screening services, and services to targeted populations within the community for the prevention, investigation, and control of communicable diseases (e.g., tuberculosis, HIV/AIDS, sexually transmitted diseases, hepatitis and others). WIC projects provide nutrition services and supplemental foods, breastfeeding promotion and support; and immunization screening. Many projects screen for blood lead poisoning during the WIC appointment. Refer to Addendum I, Part A for basic contract requirements.

As noted in Addendum VI the Department encourages HMOs to work closely with local health departments. Local health departments have a wide variety of resources that could be coordinated with HMOs to produce more efficient and cost-effective care for HMO enrollees. Examples of such resources are ongoing medical services programs, materials on health education, prevention, and disease states, expertise on outreaching specific sub-populations, communication networks with varieties of medical providers, advocates, community-based health organizations, and social service agencies, and access to ongoing studies of health status and disease trends and patterns.

c.	Bureau of Milwaukee Child Welfare

Milwaukee County HMOs must designate at least one individual to serve as a contact person for the Bureau of Milwaukee Child Welfare (BMCW). If the HMO chooses to designate more than one contact person, the HMO should identify the service area for which each contact person is responsible. The HMO must provide all Medicaid covered mental health and substance abuse services to individuals identified as clients of BMCW. Disputes regarding the medical necessity of services identified in the Family Treatment Plan will be adjudicated using the dispute process outlined in Addendum V, except that HMOs must provide court-ordered services in accordance with Article III, F. Addendum V contains guidelines for how Milwaukee County HMOs and BMCW will work together to provide mental health and substance abuse services. Refer to Article III, F for more information regarding mental health and substance abuse covered services.

d.	Prenatal Care Coordination (PNCC) Agencies

The HMO must sign a Memorandum of Understanding (MOU) with all agencies in the HMO service area that are Medicaid-certified PNCC agencies. The purpose of the MOU is to ensure coordination of care between the HMO that provides medical services, and the PNCC agency that provides outreach, risk assessment, care planning, care coordination, and follow-up. Refer to Addendum I, Part B, IV, B for the MOU requirements and a sample PNCC MOU.

In addition, the HMO must assign an HMO medical representative to interface with the care coordinator from the PNCC agency. Refer to Article III, E, 12 for more information regarding payment/ non-payment requirements and the HMO representative’s care coordination responsibilities.

e.	School-Based Services (SBS) Providers

The HMO must use its best effort to sign a Memorandum of Understanding (MOU) with all SBS providers in the HMO service area to ensure continuity of care and to avoid duplication of services. Refer to Article III, E, 13 for more information regarding the HMO’s responsibility to coordinate care with SBS providers and Addendum I, Part B, IV, C for the MOU requirements and a sample SBS MOU.

f.	Targeted Case Management (TCM) Agencies

The HMO must interface with the case manager from the TCM agency to identify what Medicaid covered services or social services are to be provided to an enrollee. Article III, E, 14 and Addendum VII contain more information on how HMOs and TCM agencies should work together to coordinate care.

11.	Clinical Laboratory Improvement Amendments (CLIA)

The HMO must use only certain laboratories. All laboratory testing sites providing services under this Contract must have a valid CLIA certificate along with a CLIA identification number, and comply with CLIA regulations as specified by 42 CFR Part 493, “Laboratory Requirements.” Those laboratories with certificates must provide only the types of tests permitted under the terms of their certification.

D.	Payment Requirements/Procedures

The HMO is responsible for the payment of all contract services provided to all Medicaid and BadgerCare recipients listed as ADDs or CONTINUEs on either the Initial or Final Enrollment Reports (see Article V, B, D and E) generated for the month of coverage. The HMO is also responsible for:

•	The payment for services to all newborns meeting the criteria described in Article VI, F, “Capitation Payments for Newborns.”

•	The provision, or authorizing the provision of, services to all Medicaid enrollees with valid Forward cards indicating HMO enrollment, without regard to disputes about enrollment status and without regard to any other identification requirements. Any discrepancies between the cards and the enrollment reports must be reported to the Department for resolution. The HMO must continue to provide and authorize provision of all contract services until the discrepancy is resolved, including recipients who were PENDING on the Initial Report and held a valid Forward card indicating HMO enrollment, but did not appear as a CONTINUE on the Final Report.

1.	Claims Retrieval

The HMO must maintain a claim retrieval system that can upon request identify date of receipt, action taken on all provider claims (i.e., paid, denied other), and when action was taken. The HMO must have procedures in place that will show the date a claim was received whether the claim is a paper copy or an electronic submission. In addition, the HMO must maintain a claim retrieval system that can identify, within the individual claim, the services provided and the diagnoses of the enrollees using nationally accepted coding systems: HCPCS including Level I CPT codes and Level II and Level III HCPCS codes with modifiers, ICD-9-CM diagnosis and procedure codes, and other national code sets such as place of service, type of service, and EOB codes. Finally, the claim retrieval system must be capable of identifying the provider of services by the appropriate Wisconsin Medicaid provider ID number assigned to all in-plan providers. Refer to Article III, H, 1, for use of providers certified by the Medicaid program.

2.	Thirty Day Payment Requirement

The HMO must pay at least 90% of adjudicated clean claims from subcontractors for covered medically necessary services within 30 days of receipt of a clean claim, 99% within 90 days and 100% within 180 days of receipt, except to the extent subcontractors have agreed to later payment. HMO agrees not to delay payment to a subcontractor pending subcontractor collection of third party liability unless the HMO has an agreement with the subcontractor to collect third party liability.

3.	Payment to a Non-HMO Provider for Services Provided to a Disabled Participant Less Than Three or for Services Ordered by the Courts

The HMO must pay for covered services provided by a non-HMO provider to a disabled participant less than three years of age, or to any participant pursuant to a court order (for treatment), effective with the receipt of a written request for referral from the non-HMO provider, and extending until the HMO issues a written denial of referral. This requirement does not apply if the HMO issues a written denial of referral within seven days of receiving the request for referral.

4.	Payment of HMO Referrals to Non-Affiliated Providers

For HMO approved referrals to non-affiliated providers, the HMO must either establish payment arrangements in advance, or the HMO is liable for payment only to the extent that Medicaid pays, including Medicare deductibles, or would pay, its FFS providers for services to the AFDC and BadgerCare population. This condition does not apply to cases where there are specific subcontract agreements, MOUs or other binding agreements entered into before the referral.

5.	Health Professional Shortage Area (HPSA) Payment Provision

The following provision refers to payments made by the HMO. HMO covered primary care and emergency care services provided to a recipient living in a Health Professional Shortage Area (HPSA) or by a provider practicing in a HPSA must be paid at an enhanced rate of 20% above the rate the HMO would otherwise pay for those services. Primary care providers are defined in Article I. Specified HMO-covered obstetric or gynecological services (see the Wisconsin Medicaid Physician Services Handbook) provided to a recipient living in a HPSA or by a provider practicing in a HPSA must be paid at an enhanced rate of 25% above the rate the HMO would otherwise pay providers in HPSAs for those services.

However, this does not require the HMO to pay more than the enhanced Medicaid FFS rate or the actual amount billed for these services. The HMO shall ensure that the money for HPSA payments is paid to the physicians and is not used to supplant funds that previously were used for payment to the physicians. The Department will supply a list of the services affected by this provision, the maximum FFS rates, and HPSAs. The HMO must develop written policies and procedures to ensure compliance with this provision. These policies must be available for review by the Department, upon request.

6.	Payment of Physician Services to Pregnant Women and Children Under Age 19

The HMO must adequately fund physician services provided to pregnant women and children under age 19, so that they are paid at rates sufficient to ensure that provider participation and services are as available to the Medicaid and BadgerCare population as to the general population in the HMO service area.

7.	Federally Qualified Health Centers (FQHC) and Rural Health Centers (RHC)

If an HMO contracts with a Medicaid certified FQHC or RHC for the provision of services to its enrollees, the HMO must negotiate payment rates for that FQHC or RHC on the same basis it negotiates with other clinics and primary providers. An HMO that contracts with an FQHC or RHC must report to the Department within 45 days of the end of each quarter (for example, January 1 – March 31 is due May 15) the total amount paid to each FQHC or RHC per month and as reported on the 1099 forms prepared by the HMO for each FQHC or RHC. FQHC or RHC payments include direct payments to a medical provider who is employed by the FQHC or RHC. The report should be for the entire HMO, aggregating all service areas if the HMO has more than one service area.

8.	Immunization Program

As a condition of certification as a Medicaid and BadgerCare provider, the HMO must share enrollee immunization status with Local Health Departments and other non-profit HealthCheck providers upon their request without the necessity of enrollee authorization. The Department also requires that Local Health Departments and other non-profit HealthCheck providers share the same information with HMOs upon request. This provision ensures proper coordination of immunization services and prevents duplication of services.

The HMO must have a signed user agreement with the Wisconsin Immunization Registry (WIR) or must be able to demonstrate that its major providers have signed WIR user agreements.

9.	Transplants

As a general principle, Wisconsin Medicaid does not pay for items that it determines to be experimental in nature.

a.	Medicaid covers cornea transplants and kidney transplants. These services are no longer considered experimental. Therefore, HMOs must also cover these services.

b.	HMOs are not required to cover procedures that are approved only at particular institutions, including bone marrow transplants, liver, heart, heart-lung, lung, pancreas-kidney, and pancreas transplants. There are no funds in the FFS experience data (and thus in the HMO capitation rates) for these services.

Enrollees who have had one or more of the transplant surgeries referenced in 9, b, above will be permanently exempted from HMO enrollment. Refer to Article VIII, C, 14 for the exemption criteria.

10.	Hospitalization at the Time of Enrollment or Disenrollment

Enrollees, including newborn enrollees, who are hospitalized at the time of disenrollment from the HMO shall remain the financial responsibility of the HMO. The financial liability of the HMO shall encompass all contract services. The HMO’s financial liability shall continue for the duration of the hospitalization, except where:

a.	Loss of Medicaid and BadgerCare eligibility occurs.

b.	Disenrollment occurs because there is a voluntary disenrollment from the HMO as a result of one of the conditions in Article III, F, in which case HMO liability shall terminate upon disenrollment being effective.

c.	Disenrollment is due to a medical status change to a code indicating SSI, 503 case, or institutionalized eligibility. Five hundred and three cases are SSI cases that continue Medicaid eligibility when Social Security cost of living increases cause an SSI recipient to lose SSI eligibility.

In these three exceptions, the HMO’s liability shall not exceed the period for which it is capitated.

The HMO will not assume financial responsibility for enrollees who are hospitalized at the time of enrollment (effective date of coverage) until an appropriate hospital discharge. The Department is responsible for paying on a FFS basis all Medicaid covered services for such hospitalized enrollees during hospitalization.

Discharge from one hospital and admission to another within 24 hours for continued treatment shall not be considered discharge under this section. Discharge is defined here as it is in the UB-92 Manual.

11.	Enrollees living in a public institution

The HMO is liable for the cost of providing all medically necessary services to enrollees who are living in a public institution as defined in Article I, during the month in which they first enter the public institution. Enrollees who remain in a public institution after the last day of the month are no longer eligible for Medical Assistance or BadgerCare and HMOs are not liable for providing care after the end of the first month. Refer to Article VIII, C, 7 for the disenrollment criteria.

Enrollees who are living in a public institution and go directly from the public institution to a medical facility, court ordered or voluntarily, are no longer living in a public institution and remain eligible for Medicaid or BadgerCare. The HMO shall be liable for the provision of medically necessary treatment if treatment is at the HMO’s facilities, or if unable to itself provide for such treatment.

E.	Covered Medicaid Services

HMOs are not restricted to providing Wisconsin Medicaid covered services. Sometimes HMOs find that other treatment methods may be more appropriate than Medicaid covered services, or result in better outcomes.

None of the provisions of this Contract that are applicable to Wisconsin Medicaid covered services apply to other services that an HMO may choose to provide, except that abortions, hysterectomies and sterilizations must comply with 42 CFR 441 Subpart E and 42 CFR 441 Subpart F.

Whether the service provided is an alternative or replacement to a Wisconsin Medicaid covered service or is a Wisconsin Medicaid covered service, the HMO or HMO provider is not allowed to bill the enrollee for the service.

1.	Provision of Contract Services

Promptly provide or arrange for the provision of all services required under s. 49.46(2), Wis. Stats., and HFS 107 Wis. Adm. Code as further clarified in all Wisconsin Medicaid and BadgerCare Provider Handbooks and Bulletins, and HMO Contract Interpretation Bulletins, and as otherwise specified in this Contract except:

a.	Common Carrier Transportation, except as defined in Article III, E, 7.

b.	Dental, except as defined in Article III, E, 8.

c.	Prenatal Natal Care Coordination (PNCC), except HMOs must sign a Memorandum of Understanding (MOU) as defined in Article III, C, 10, d, and Addendum I, Part B, IV, B.

d.	Targeted Case Management (TCM), except HMOs must work with the TCM case manager as defined in Article III, E, 14 and Addendum VII.

e.	School-Based Services (SBS), except HMOs must use its best efforts to sign a Memorandum of Understanding (MOU) as defined in Addendum I, Part B, IV, C.

f.	Milwaukee Childcare Coordination.

g.	Tuberculosis-related Services.

h.	Crisis Intervention Benefit.

2.	Medical Necessity

The actual provision of any service is subject to the professional judgment of the HMO providers as to the medical necessity of the service, except that the HMO must provide assessment, evaluation, and treatment services ordered by a court. Decisions to provide or not to provide or authorize medical services shall be based solely on medical necessity and appropriateness as defined in HFS 101.03(96m). Disputes between HMOs and recipients about medical necessity can be appealed through an HMO grievance system, and ultimately to the Department for a binding determination; the Department’s determinations will be based on whether Medicaid would have covered that service on a FFS basis (except for certain experimental procedures discussed in Article III, D, 9). Alternatively, disputes between HMOs and enrollees about medical necessity can be appealed directly to the Department.

3.	Required Services Under Wis. Stats., and Wis. Adm. Code

Services required under s. 49.46(2), Wis. Stats., and HFS 107, Wis. Adm. Code, include (without limitation due to enumeration) private duty nursing services, nurse-midwife services, and independent nurse practitioner services; physician services, including primary care services, are not only services performed by physicians, but services under the direct, on-premises supervision of a physician performed by other providers such as physician assistants and nurses of various levels of certification.

4.	Pre-Existing Medical Conditions

The HMO must assume responsibility for all covered pre-existing medical conditions of each enrollee as of the effective date of coverage under the Contract. The aforementioned responsibility does not apply in the case of persons hospitalized at the time of initial enrollment, as defined in Article III, D, 10.

5.	Ambulance Services

HMOs may require submission of a trip ticket with ambulance claims before paying the claim. Claims submitted without a trip ticket need only be paid at the service charge rate. HMOs must:

a.	Pay a service fee for ambulance response to a call in order to determine whether an emergency exists, regardless of the HMO’s determination to pay for the call.

b.	Pay for emergency ambulance services based on established Medicaid criteria for claims payment of these services.

c.	Either pay or deny payment of a clean claim from an ambulance service within 45 days of receipt of the clean claim.

d.	Respond to appeals from ambulance providers within the time frame described in Article III, G. Failure will constitute HMO agreement to pay the appealed claim in full.

6.	Chiropractic Services

The HMO must cover chiropractic services, or in the alternative, enter into a subcontract for chiropractic services with the state as provided in Article XVI. State law mandates coverage.

7.	Common Carrier Transportation

a.	Enrollees Outside of Milwaukee County

All HMOs must arrange for transportation for HealthCheck screenings. When authorized by the Department, the HMO may provide non-emergency transportation by common carrier or private motor vehicle for these visits and be reimbursed by the county.

HMOs may negotiate arrangements with local county Departments of Health and Social Services for common carrier or private vehicle transportation for HMO services in general and not just for HealthCheck screenings.

b.	Enrollees in Milwaukee County

All Milwaukee County HMOs must provide common carrier transportation to and from Medicaid covered services to their Medicaid and BadgerCare enrollees that reside in Milwaukee County.

The HMO is responsible for arranging common carrier transportation and providing monthly costs incurred to Milwaukee County Department of Human Services (MCDHS). The HMO agrees to submit the monthly costs to the MCDHS within the first 15 days of the following month to:

Milwaukee County DHS

Financial Assistant, Division Administrator

1220 W. Vliet Street

Milwaukee, WI 53206

MCDHS is responsible for reimbursing the HMO for mileage and an administration fee. The Department reserves the right to adjust these rates.

The HMO shall maintain adequate records for each enrollee, including all pertinent and sufficient information relating to common carrier transportation, and make this information readily available to the Department. The HMO agrees to report suspected abuse by enrollees or providers to the Department.

8.	Dental Services

a.	Dental Services Covered by all HMOs

1)	Emergency Dental Care

All HMOs must cover emergency dental care. The only exception is the dentist’s or oral surgeon’s direct charges.

2)	Dental Surgeries performed in a Hospital

All HMOs must pay all charges relating to dental surgeries when a hospital or freestanding ambulatory care setting is medically indicated. These charges include, but are not limited to physician, anesthesia, pharmacy and facility charges. The only exception is the dentist’s or oral surgeon’s direct charges.

3)	Prescription Drugs Prescribed by a Dental Provider

All HMOs are liable for the cost of all medically necessary prescription drugs when ordered by a certified Medicaid dental provider.

b.	Dental Services Covered by HMOs Contracted to Provide Dental Care

1)	All Medicaid covered dental services as required under HFS 107.07, provider handbooks, bulletins, and periodic updates.

2)	Diagnostic, preventive, and medically necessary follow-up care to treat a dental disease, illness, injury or disability of enrollees while they are enrolled in an HMO, except as required in subsection 3) below.

3)	Completion of orthodontic or prosthodontic treatment begun while an enrollee was enrolled in an HMO if the enrollee became ineligible for Medicaid or disenrolled from the HMO, no matter how long the treatment takes. An HMO will not be required to complete orthodontic or prosthodontic treatment on an enrollee who began treatment as a FFS recipient and who subsequently was enrolled in an HMO.

[Refer to the chart following this page of the Contract for the specific details of completion of orthodontic or prosthodontic treatment in these situations.]

c.	Reporting Requirements for HMOs that Cover Dental Services

HMOs that cover dental services must submit quarterly progress reports to the Department documenting the outcomes or current status of activities intended to increase utilization. These reports are due 15 days after the end of each calendar quarter.

RESPONSIBILITY FOR PAYMENT OF ORTHODONTIC AND PROSTHODONTIC TREATMENT WHEN THERE IS AN

ENROLLMENT STATUS CHANGE DURING THE COURSE OF TREATMENT

Who pays for completion of orthodontic and prosthodontic treatment* when there is an enrollment status change
	First HMO	Second HMO	FFS

Person converts from one status to another:		N/A	X

1. FFS to an HMO covering dental.

2a. HMO covering dental to an HMO not covering dental, and person’s residence remains within 50 miles of the person’s residence when in the first HMO.	X

2b. HMO covering dental to an HMO not covering dental, and person’s residence changes to greater than 50 miles of the person’s residence when in the first HMO.			X

3a. HMO covering dental to the same or another HMO covering dental and the person’s residence remains within 50 miles of the residence when in the first HMO.	X

3b. HMO covering dental to the same or another HMO covering dental and the person’s residence changes to greater than 50 miles of the residence when in the first HMO.			X

4. HMO with dental coverage to FFS because:

a. Person moves out of the HMO service area but the person’s residence remains within 50 miles of the residence when in the HMO.	X

b. Person moves out of the HMO service area, but the person’s residence changes to greater than 50 miles of the residence when in the HMO.		N/A	X

c. Person exempted from HMO enrollment.		N/A	X

d. Person’s medical status changes to an ineligible HMO code and the person’s residence remains within 50 miles of the residence when in that HMO.	X	N/A

e. Person’s medical status changes to an ineligible HMO code and the person’s residence changes to greater than 50 miles of the residence when in that HMO.		N/A	X

5a. HMO with dental to ineligible for Medicaid/BC and the person’s residence remains within 50 miles of the residence when in that HMO.	X	N/A

5b. HMO with dental to ineligible for Medicaid/BC and the person’s residence changes to greater than 50 miles of the residence when in that HMO.		N/A	X

6. HMO without dental to ineligible for Medicaid/BC.		N/A	X

*	Orthodontic treatment is only covered by Medicaid and BadgerCare for children under 21 as a result of a HealthCheck referral (HFS 107.07(3)).

9.	Emergency and Post-Stabilization Services

a.	24-Hour Coverage

The HMO must provide all emergency contract services and post-stabilization services as defined in this Contract 24 hours each day, seven days a week, either by the HMO’s own facilities or through arrangements approved by the Department with other providers. The HMO must:

1)	Have one toll-free telephone number that enrollees or individuals acting on behalf of an enrollee can call at any time to obtain assistance in determining if emergency services are needed, to obtain authorization for urgent care and to obtain authorization for transportation. This telephone number must provide access to individuals with authority to authorize treatment as appropriate. Responses to these calls must be provided within 30 minutes. If the HMO fails to respond timely, the HMO will be liable for the cost of subsequent care related to that illness or injury incident whether the treatment is rendered by in or out-of- plan providers and whether the condition is emergency, urgent or routine.

Authorization here refers to the requirements defined in Addendum II, in the Standard Enrollee Handbook Language, regarding the conditions under which an enrollee must receive permission from the HMO prior to receiving services from a non-HMO affiliated provider in order for the HMO to reimburse the provider.

2)	Be able to communicate with the caller in the language spoken by the caller or the HMO will be liable for the cost of subsequent care related to that illness or injury incident whether the treatment is in or out-of-plan and whether the condition is emergency, urgent, or routine. These calls must be logged with the time, date and any pertinent information regarding the persons involved, resolution and follow-up instructions.

3)	Notify the Department of any changes to this toll-free telephone number for emergency calls within seven working days of the change.

b.	Provision/Payment Requirements

HMOs must promptly provide or pay for needed contract services for emergency medical conditions and post-stabilization services as defined in Article I, regardless of whether the provider that furnishes the service has a contract with the entity. Nothing in this requirement mandates HMOs to reimburse for non-authorized post-stabilization services. Payment and liability requirements include but are not limited to:

1)	Payments for qualifying emergencies (including services at hospitals or urgent care centers within the HMO service area) are to be based on the medical signs and symptoms of the condition upon initial presentation. The retrospective findings of a medical work-up may legitimately be the basis for determining how much additional care may be authorized, but not for payment for dealing with the initial emergency. Liability for emergency services continues until the patient is stabilized and can be safely discharged or transferred.

2)	Paying for an appropriate medical screening examination to determine whether or not an emergency medical condition exists.

3)	When emergency services are provided by non-affiliated providers, be liable for payment only to the extent that Medicaid pays, including Medicare deductibles, or would pay, FFS providers for services to the Medicaid and BadgerCare population. In no case will the HMO be required to pay more than billed charges. This condition does not apply to: (1) Cases where prior payment arrangements were established; and (2) Specific subcontract agreements.

c.	Memoranda of Understanding (MOU) or Contract with Hospitals/ Urgent Care Centers for the Provision of Emergency Services

HMOs may have a contract or an MOU with hospitals or urgent care centers within the HMO’s service area to ensure prompt and appropriate payment for emergency services. The provisions for this type of MOU are defined in Addendum I, Part B, II. Unless a contract or MOU specifies otherwise, HMOs are liable to the extent that FFS would have been liable for a situation that meets the definition of emergency. The Department reserves the right to resolve disputes between HMOs, hospitals and urgent care centers regarding emergency situations based on the emergency definition in Article I of this contract.

For situations where a contract or MOU is not possible, HMOs must identify for hospitals and urgent care centers procedures that ensure prompt and appropriate payment for emergency services.

10.	Family Planning Services and Confidentiality of Family Planning Information

a.	The HMO must give enrollees the opportunity to have a different primary physician for the provision of family planning services. This physician does not replace the primary care provider chosen by or assigned to the enrollee.

b.	The enrollee may choose to receive family planning services at any Medicaid certified family planning clinic. Family planning services provided at Medicaid certified family planning clinics are paid FFS for HMO enrollees except for pharmacy items ordered by the family planning provider. The HMO is liable to provide the prescribed pharmacy items.

c.	All information and medical records relating to family planning shall be kept confidential including those of a minor.

11.	Fertility Drugs

The HMO must get prior authorization from the Chief Medical Officer in the Division of Health Care Financing before an HMO provider may treat an enrollee with any of the following drug products: Chorionic Gonadotropin, Clomiphene, Gonadorelin, Menotropins, Urofollitropin and any other new fertility enhancing drugs.

12.	Prenatal Care Coordination (PNCC) Agencies

The HMO must assign an HMO medical representative to interface with the care coordinator from the PNCC agency. This HMO representative shall work with the care coordinator to identify what Medicaid covered services, in conjunction with other identified social services, are to be provided to the enrollee. The HMO is not liable for medical services directed outside of their provider network by the care coordinator unless prior authorized by the HMO. In addition, the HMO is not required to pay for services provided directly by the Prenatal Care Coordinating provider. Such services are paid on a FFS basis.

The HMO must sign an MOU with all agencies in the HMO service area that are Medicaid-certified PNCC agencies. Article III, C, 10, d, and Addendum I, Part B, IV, B contain more information regarding this requirement.

13.	School-Based Services (SBS)

School-Based Services (SBS) are paid FFS by Medicaid when provided by a Medicaid certified SBS provider. However, in situations where an enrollee’s course of treatment is interrupted due to school breaks, after school hours or during the summer months, the HMO is responsible for providing and paying for all Medicaid covered services.

To avoid duplication of services and to promote continuity of care the HMO must use its best efforts to sign a Memorandum of Understanding (MOU) with all SBS providers in the HMO service area who are Medicaid certified. For Medicaid certification purposes, a SBS service provider is a school district under ch. 120, Wis. Stats., or a cooperative educational service agency (CESA) under ch. 116, Stats. Refer to Addendum I, Part B, IV, C that contains the requirements for an MOU with SBS providers.

14.	Targeted Case Management (TCM) Services

The HMO must assign an HMO medical representative to interface with the case manager from the TCM agency. This HMO representative will work with the case manager to identify what Medicaid covered services, in conjunction with other identified social services, are to be provided to the enrollee. The HMO is not required to pay for medical services directed outside of their provider network by the case manager unless prior authorized by the HMO. The Department will distribute a statewide list of Medicaid-certified TCM agencies to the HMOs and periodically update the list. Addendum VII contains guidelines for how HMOs and TCM agencies should coordinate care.

F.	Mental Health and Substance Abuse Coverage Requirements/Coordination of Services with Community Agencies

HMOs must provide Wisconsin Medicaid covered services, but HMOs are not restricted to providing only those services. HMOs may provide additional or alternative treatments if the other treatment modalities are more appropriate and result in better outcomes than Medicaid covered services. Whether the service provided is a Medicaid covered service or an alternative or replacement to a Wisconsin Medicaid covered service, the HMO or HMO provider is not allowed to bill the enrollee for the service.

1.	Conditions on Coverage of Mental Health/Substance Abuse Treatment

On the effective date of this contract, the HMO must, in compliance with s.632.89 Wis. Stats.:

a.	Be certified according to HFS 105.21, 105.22, 105.23, 105.24, and/or 105.255, to provide mental health and/or substance abuse services; or

b.	Have contracted with facilities and/or providers certified according to HFS 105.21, 105.22, 105.23, 105.24, 105.25, and/or 105.255, to provide mental health and/or substance abuse services.

The HMO may request variances of certain certification requirements for mental health providers. The Department will approve the variances to the extent allowed under federal or state law.

Regardless of whether a. or b., above, is chosen, such treatment facilities and/or providers must provide arrangements for covered transitional treatment in addition to other outpatient mental health and/or substance abuse services. Such transitional treatment arrangements may include but are not limited to Adult Day Treatment, Child/Adolescent Day Treatment and Substance Abuse Day Treatment.

Department decisions to waive the requirement to cover these services shall be based solely on whether there is a certified provider that is geographically or culturally accessible to enrollees, and whether the use of psychiatrists, or psychologists alone improves the quality and/or the cost-effectiveness of care.

In compliance with said provisions, the HMO must further guarantee all enrolled Medicaid and BadgerCare enrollees access to all medically necessary outpatient mental health/substance abuse and covered transitional treatment. No limit may be placed on the number of hours of outpatient treatment that the HMO must provide or reimburse where it has been determined that treatment for mental illness and/or substance abuse or covered transitional treatment is medically necessary. The HMO shall not establish any monetary limit or limit on the number of days of inpatient hospital treatment where it has been determined that this treatment is medically necessary.

2.	Mental Health/Substance Abuse Assessment Requirements

The HMO must assure that authorization for mental health/substance abuse treatment for its enrollees is governed by the findings of an assessment performed promptly by the HMO upon request of a client or referral from a primary care provider or physician in the HMO’s network. Such assessments must be conducted by qualified staff in a certified program, who are experienced in mental health/substance abuse treatment. All denials of service and the selection of particular modalities of service shall be governed by the findings of this assessment, the effectiveness of the therapy for the condition, and the medical necessity of treatment. The lack of motivation of an enrollee to participate in treatment shall not be considered a factor in determining medical necessity and may not be used as a rationale for withholding or limiting treatment of a client/enrollee. HMOs will use Wisconsin Uniform Placement Criteria (WI-UPC), or placement criteria developed by the American Society of Addiction

Medicine (ASAM) as mandated for substance abuse care providers in HFS 75. The requirement in no way obligates the HMOs to provide care options included in the placement criteria, that are not covered services of FFS Medicaid.

The HMO must involve and engage the enrollee in the process used to select a provider and treatment option. The purpose of the participation is to get a good match between the enrollee’s condition, culture preference (see Article III, I, 6), medical needs and the provider who must seek to meet these needs. This section does not require HMOs to use providers who are not qualified to treat the individual enrollee or who are not contracted providers.

3.	Assurance of Expertise for Child Abuse, Child Neglect and Domestic Violence

The HMO must consult with human service agencies on appropriate providers in their community. The HMO must arrange for the provision of examination and treatment services by providers with expertise and experience in dealing with medical and psychiatric aspects of caring for victims and perpetrators of child abuse and neglect and domestic violence. Such expertise shall include the identification of possible and potential victims of child abuse and neglect and domestic violence, statutory reporting requirements, and local community resources for the prevention and treatment of child abuse and neglect and domestic violence.

The HMO must notify all persons employed by or under contract to the HMO who are required by law to report suspected child abuse and neglect, and ensure they are knowledgeable about the law and about the identification requirements and procedures. Services provided must include and are not limited to court-ordered physical, psychological and mental or developmental examinations and medical and psychiatric treatment appropriate for victims and perpetrators of child abuse and neglect.

The HMO must further assure that providers with appropriate expertise and experience in dealing with perpetrators and victims of domestic abuse and incest are utilized in service provision.

4.	Court-Related Children’s Services

The HMO is liable for the cost of providing assessments under the Children’s Code, s. 48.295, Wis. Stats., and is responsible for reimbursing for the provision of medically necessary treatment if unable to itself provide for such treatment ordered by a juvenile court. The medical necessity of court-ordered evaluation and treatment is assumed to be established and the HMO is allowed to provide the care through its network, if at all possible. The HMO may not withhold or limit services unless or until the court has agreed.

5.	Court-Related Substance Abuse Services

The HMO is liable for the cost of providing medically necessary substance abuse treatment, as long as the treatment occurs in an HMO-approved facility or by an HMO-approved provider ordered in the subject’s Driver Safety Plan, pursuant to Chapter 343, Wis. Stats., and HFS 62 of the Wis. Adm. Code. The medical necessity of services specified in this plan is assumed to be established, and the HMO shall provide those services unless the assessment agency agrees to amend the enrollee’s Driver Safety Plan. This is not meant to require HMO coverage of substance abuse educational programs, or the initial assessment used to develop the Driver Safety Plan. Necessary HMO referrals or treatment authorizations by providers must be furnished promptly. It is expected that no more than five days will elapse between receipt of a written request by an HMO and the issuance of a referral or authorization for treatment. Such referral or authorization, once determined to be medically necessary, will be retroactive to the date of the request. After the 5th day, an assumption will exist that an authorization has been made until such time as the HMO responds in writing.

6.	Crisis Intervention Benefit

The HMO must assign a medical representative to interface with the designees of crisis intervention agencies certified under HFS 34 Wis. Adm. Code that provide services within the HMOs service area. The HMO must work with the certified Crisis Intervention Agency to coordinate the transition from crisis intervention care to ongoing Medicaid covered mental health and substance abuse care within the HMO’s network. The HMO is not responsible for payment for services provided to their enrollees by certified Crisis Intervention Agencies. Those services are to be billed directly to Medicaid FFS. In addition, the HMO is not required to pay for services directed by the certified Crisis Intervention Agency outside the HMO network, unless the HMO has authorized those services.

7.	Emergency Detention and Court-Related Mental Health Services

The HMO is liable for the cost of all emergency detention and court-related mental health/substance abuse treatment, including stipulated and involuntary commitment provided by non-HMO providers to HMO enrollees where the time required to obtain such treatment at the HMO’s facilities, or the facilities of a provider with which the HMO has arrangements, would have risked permanent damage to the enrollee’s health or safety, or the health or safety of others. The extent of the HMO’s liability for appropriate emergency treatment is the current Medicaid FFS rate for such treatment.

a.	Care provided in the first three business days (72 hours), plus any intervening weekend days and/or holidays, is deemed medically necessary and the HMO is responsible for payment.

b.	The HMO is responsible for payment for additional care beyond the time period in paragraph a. above only if notified of the emergency treatment within 72 hours, excluding weekends and holidays, and if given the opportunity to provide such care. The opportunity for the HMO to provide care to an enrollee admitted to a non-HMO facility is accomplished if the county or treating facility notifies and advises the HMO of the admission within 72 hours, excluding weekends and/or holidays. The HMO may provide an alternative treatment plan for the county to submit at the probable cause hearing. The HMO must submit the name of an in- plan facility willing to treat the enrollee if the court rejects the alternative treatment plan and the court orders the enrollee to receive an inpatient evaluation.

c.	If the county attempts to notify the person identified as the primary contact by the HMO to receive authorization for care, and does not succeed in reaching the HMO within 72 hours of admission excluding weekends and holidays, the HMO is responsible for court-ordered care beyond the initial 72 hours. The county must document the attempts to notify with dates, times, names and numbers attempted to contact, and outcomes. The care provided to the HMO enrollee by the non-HMO provider is deemed medically necessary, and coverage by the HMO is retroactive to the date of admission.

d.	The HMO is financially liable for the enrollee’s court ordered evaluation and/or treatment when an HMO enrollee is defending him/herself against a mental illness or substance abuse commitment:

1)	If services are provided in an HMO facility; or

2)	If the HMO approves provision in a non-contracted facility; or

3)	If the HMO was given the opportunity but failed to provide the county with the name of an inpatient facility and, as a result, the enrollee is sent for court ordered evaluation to an out-of-plan provider; or

4)	If the HMO gives the county the name of an in-plan facility and the facility refuses to accept the enrollee.

e.	The HMO is not liable for the enrollee’s court ordered evaluation and treatment if the HMO provided the name of an inpatient facility and the court ordered the evaluation at on out-of-plan facility.

8.	Institutionalized Individuals

a.	Institutionalized Children

If inpatient or institutional services are provided in an HMO facility, or approved by the HMO for provision in a non-contracted facility, the HMO shall be financially liable for all children enrolled under this Contract for the entire period for which capitation is paid. The HMO remains financially liable for the entire period a capitation is paid even if the child’s medical status code changes, or the child’s relationship to the original AFDC case changes.

b.	Institutionalized Adults

The HMO is not liable for expenditures for any service to a person 21 to 64 years of age who is a resident of an institution for mental disease (IMD), except to the extent that expenditures for a service to an individual on convalescent leave from an IMD are reimbursed by Medicaid FFS.

9.	Transportation Following Emergency Detention

The HMO shall be liable for the provision of medical transportation to an HMO-affiliated provider when the enrollee is under emergency detention or commitment and the HMO requires the enrollee to be moved to a participating provider, provided the transfer can be made safely. If a transfer requires a secured environment by local law enforcement officials, i.e., Sheriff Department, Police Department, etc., the HMO shall not be liable for the cost of the transfer. The HMO is not prohibited from entering into an MOU or agreement with local law enforcement agencies or with county agencies for such transfer.

10.	Mental Health and/or Substance Abuse Exemptions

The Medicaid or BadgerCare case head shall be given the option of disenrolling the enrollee who meets one or more of the mental health and/or substance abuse criteria defined in Article VIII, C, 9 of this contract, or applying to have the affected person remain in the Medicaid FFS system. The same privilege applies to HMO enrollees who are thought to meet one or more of the criteria defined in Article VIII at any point during the term of this contract.

11.	Memoranda of Understanding (MOU)/Contract Requirement and Relations with other Human Service Agencies

The HMO shall develop a working relationship with community agencies involved in the provision of mental health and/or substance abuse services to enrollees. HMOs must work cooperatively with other community agencies, to treat mental health and/or substance abuse conditions as legitimate health care problems.

The HMO must make a “good faith” attempt to negotiate either an MOU or a contract with the county(ies) in its service area. A “good faith” attempt is defined as a minimum of one face-to-face meeting between the HMO and the county in an attempt to develop either an MOU or a contract. If a face-to-face meeting is not possible, the HMO must maintain a written record of their attempt to negotiate either an MOU or a contract with the county(ies). The MOU(s), contract(s) or written documentation of a good faith attempt must be available during the certification process and when requested by the Department. Failure of the HMO to have an MOU, contract or demonstrate a good faith effort, as specified by the Department, may result in the application by the Department of remedies specified under Article X of this Contract. MOU requirements are specified in Addendum I, Part B of this contract.

G.	Provider Appeals

Medicaid and BadgerCare providers must appeal first to the HMO and then to the Department if they disagree with the HMO’s payment or nonpayment of a claim.

1.	The HMO must inform providers in writing of the HMO’s decision to pay or deny the original claim.

a.	A specific explanation of the payment amount or a specific reason for the nonpayment.

b.	A statement regarding the provider’s rights to appeal to the HMO.

c.	The name of the person and/or function at the HMO to whom provider appeals should be submitted.

d.	An explanation of the process the provider should follow when appealing the HMO’s decision.

1)	Include a separate letter or form clearly marked “appeal.”

2)	Include the provider’s name, date of service, date of billing, date of payment and/or nonpayment, recipient’s name and Medicaid or BadgerCare ID number.

3)	Include the reason(s) the claim merits reconsideration.

4)	Address the letter or form to the person and/or function at the HMO that handles Provider Appeals.

5)	Send the appeal within 60 days of the initial denial or payment notice.

e.	A statement advising the provider of the provider’s right to appeal to the Department if the HMO fails to respond to the appeal within 45 days or if the provider is not satisfied with the HMO’s response to the request for reconsideration. Appeals to the Department must be submitted in writing within 60 days of the HMO’s final decision or, in the case of no response, within 60 days from the 45 day timeline allotted the HMO to respond.

2.	The HMO must accept written appeals from providers submitted within 60 days of the HMO’s initial payment and/or nonpayment notice. The HMO must respond in writing within 45 days from the date of receipt of the request for reconsideration. If the HMO fails to respond within 45 days, or if the provider is not satisfied with the HMO’s response, the provider may seek a final determination from the Department.

3.	After a provider has appealed to the HMO according to the terms described in subsection 1 above and the provider disputes the determination, the provider may appeal to the Department for the final determination. Appeals must be submitted to the Department within 60 days of the date of written notification of the HMO’s final decision resulting from a request for reconsideration or, if the HMO fails to respond, within 60 days from the 45 day timeline allotted the HMO to respond. In exceptional cases, the Department may override the HMO’s time limit for the submission of claims and appeals. The Department will not exercise its authority in this regard unreasonably. The Department will accept written comments from all parties to the dispute prior to making a final decision. The Department has 45 days from the date of receipt of all written comments to inform the provider and the HMO of the final decision. If the Department’s decision is in favor of the provider, the HMO will pay provider(s) within 45 days of receipt of the Department’s final determination. The HMO must accept the Department’s determinations regarding appeals of disputed claims.

H.	Provider Network and Access Requirements

The HMO must provide medical care to its Medicaid and BadgerCare enrollees that is as accessible to them, in terms of timeliness, amount, duration, and scope, as those services are to non-enrolled Medicaid and BadgerCare recipients within the area served by the HMO.

1.	Use of Medicaid Certified Providers

Except in emergency situations, HMOs must use only providers who have been certified by the Medicaid program for services or items covered by Wisconsin Medicaid. The Department reserves the right to withhold from the capitation payments the monies related to services provided by non-Medicaid-certified providers, at the Medicaid FFS rate for those services, unless the HMO can demonstrate that it reasonably believed, based on the information provided by the Department, that the provider was certified by the Medicaid program at the time the HMO reimbursed the provider for service provision. The Wis. Adm. Code, Chapter HFS 105, contains information regarding provider certification requirements. Every Medicaid HMO must require every physician providing services to enrollees to have a unique physician identifier, as specified in Section 1173(b) of the Social Security Act.

2.	Protocols/Standards to Ensure Access

The HMO must have written protocols to ensure that enrollees have access to screening, diagnosis and referral, and appropriate treatment for those conditions and services covered under the Wisconsin Medicaid program.

The HMO’s protocols must include methods for identification, outreach to and screening/assessment of enrollees with special health care needs.

3.	Written Standards for Accessibility of Care

The HMO must have written standards for the accessibility of care and services. These standards must be communicated to providers and monitored by the HMO. The standards must include the following: Waiting times for care at facilities; waiting times for appointments; statement that providers’ hours of operation do not discriminate against Medicaid and BadgerCare enrollees; and whether or not provider(s) speak member’s language. The HMO must take corrective action if its standards are not met.

4.	Access to Selected Medicaid Providers and/or Covered Services

a.	Dental Providers

HMOs that cover dental services must have a dental provider within a 35-mile distance from any enrollee residing in the HMO service area or no further than the distance for non-enrolled recipients residing in the service area. If there is no Medicaid certified provider within the specified distance, the travel distance shall be no more than for a non-enrolled recipient. The HMO must also consider whether the dentist accepts new patients, and whether full or part-time coverage is available.

b.	Mental Health or Substance Abuse Providers

The HMO must have a mental health or substance abuse provider within a 35-mile distance from any enrollee residing in the HMO service area or no further than the distance for non-enrolled recipients residing in the service area. If there is no Medicaid certified provider within the specified distance, the travel distance shall be no more than for a non-enrolled recipient. The HMO must also consider whether the providers accept new patients, and whether full or part-time coverage is available.

c.	High Risk Prenatal Care Services

The HMO must provide medically necessary high risk prenatal care within two weeks of the enrollee’s request for an appointment, or within three weeks if the request is for a specific HMO provider.

d.	HMO Referrals to Out-of-Network Providers for Services

HMO must provide adequate and timely coverage of services provided out of network, when the required medical service is not available within the HMO network. The HMO must coordinate with out-of –network providers with respect to payment and ensure that cost to the enrollee is no greater than it would be if the services were furnished within the network. (42 CFR. §. 438.206(b)(v)(5)).

e.	Primary Care Providers

Primary Care Providers are defined in Article I. HMOs may define other types of providers as primary care providers. If they do so, the HMOs must define these other types of primary care providers and justify their inclusion as primary care providers during the pre-contract review phase of the HMO Certification process.

The HMO must have a Medicaid certified primary care provider within a 20-mile distance from any enrollee residing in the HMO service area, unless there is no Medicaid certified provider within the specified distance. In that case, the travel distance shall be no more than for a non-enrolled recipient. A service area for an HMO will be specified down to the zip code. Therefore, all portions of each zip code in the HMO service area must be within 20 miles from a Medicaid certified primary care provider.

This access standard does not prevent a recipient from choosing an HMO when the recipient resides in a zip code that does not meet the 20-mile distance standard. However, the recipient will not be automatically assigned to that HMO. If the recipient has been assigned to the HMO or has chosen the HMO and becomes dissatisfied with the access to medical care, the recipient may disenroll from the HMO because of distance.

f.	Second Medical Opinions

HMOs must upon enrollee request, provide enrollees the opportunity to have a second opinion from a qualified network provider subject to referral procedures approved by the Department. If an appropriately qualified provider is not available within the network, the HMO must arrange for a second opinion outside the network at no charge to the enrollee.

g.	Women’s Health Specialists

In addition to a primary care provider a female enrollee may have a women’s health specialist. The HMO must provide female enrollees with direct access to a women’s health specialist within the network for covered women’s routine and preventive health care services.

5.	Network Adequacy Requirements

The HMO must ensure that its delivery network is sufficient to provide adequate access to all services covered under this contract. In establishing the network, the HMO must consider:

a.	The anticipated Medicaid and BadgerCare enrollment.

b.	The expected utilization of services, considering enrollee characteristics and health care needs.

c.	The number and types of providers (in terms of training experience and specialization) required to furnish the contracted services.

d.	The number of network providers not accepting new patients.

e.	The geographic location of providers and enrollees, distance, travel time, normal means of transportation used by enrollees and whether provider locations are accessible to enrollees with disabilities.

The HMO must provide documentation and assurance of the above network adequacy criteria as required by the Department for pre-contract certification or upon request of the Department. In addition, the HMO must update the documentation and assurance to the Department with respect to network adequacy whenever there has been a significant change, as defined by the Department, in the HMO’s operations that would affect adequate capacity and services, including changes in HMO benefits, geographic service areas, provider network, payments, or enrollment of a new population in the HMO. (42 CFR, §. 438.207(c)(2)(i-ii)).

I.	Responsibilities to Enrollees

1.	Advocate Requirements

Each HMO must employ a Medicaid/BadgerCare HMO Advocate during the entire contract term. The HMO Advocate must work with both enrollees and providers to facilitate the provision of Medicaid benefits to enrollees, and the advocate is responsible for making recommendations to management on any changes needed to improve either the care provided or the way care is delivered. The advocate position must be in an organizational location within the HMO that provides the authority needed to carry out these tasks. The detailed requirements of the HMO Advocate are listed below:

a.	Functions of the Medicaid/BadgerCare HMO Advocate(s)

1)	Investigate and resolve access and cultural sensitivity issues identified by HMO staff, state staff, providers, advocate organizations, and enrollees.

2)	Monitor formal and informal grievances with the grievance personnel for purposes of identification of trends or specific problem areas of access and care delivery. The monitoring function includes ongoing participation in the HMO grievance committee.

3)	Recommend policy and procedural changes to HMO management including those needed to ensure and/or improve enrollee access to and quality of care. The recommended changes can be for both internal administrative policies and subcontracted providers.

4)	Act as the primary contact for enrollee advocacy groups. Work with enrollee advocacy groups on an ongoing basis to identify and correct enrollee access barriers.

5)	Act as the primary contact for local community based organizations (local governmental units, non-profit agencies, etc.). Work with the local community based organizations on an ongoing basis to acquire knowledge and insight regarding the special health care needs of enrollees.

6)	Participate in the Department’s Advocacy Program for Managed Care. Such participation includes working with the Department’s managed care staff person assigned to the HMO on issues of access to medical care and quality of medical care and working with the Enrollment Specialist and Medicaid Ombudsmen on issues of access to medical care, quality of medical care, and enrollment/disenrollment.

7)	Analyze on an ongoing basis internal HMO system functions, with HMO staff, these functions affect enrollee access to medical care and quality of medical care.

8)	Organize and provide ongoing training and educational materials for HMO staff and providers to enhance their understanding of the values and practices of all cultures with which the HMO interacts.

9)	Provide ongoing input to HMO management on how changes in the HMO provider network will affect enrollee access to medical care and enrollee quality and continuity of care. Participate in the development and coordination of plans to minimize any potential problems that could be caused by provider network changes.

10)	Review and approve all HMO informing materials to be distributed to enrollees to assess clarity and accuracy.

11)	Assist enrollees and their authorized representatives for the purpose of obtaining their medical records.

12)	The lead advocate position is responsible for overall evaluation of the HMO’s internal advocacy plan and is required to monitor any contracts the HMO may enter into for external advocacy with culturally diverse associations or agencies. The lead advocate is responsible for training the associations or agencies and ensuring their input into the HMO’s advocacy plan.

b.	Staff Requirements and Authority of the Medicaid/BadgerCare HMO Advocate

1)	At a minimum, one (1) HMO Advocate must be located in the organizational structure so that the Advocate has the authority to perform the functions and duties listed in subsection section 1, a, 1)-12) above.

The HMO Certification Application requires HMOs to state the staffing levels to perform the functions and duties listed in subsection section 1, a, 1)-12) above in terms of number of full and part time staff and total Full Time Equivalents (FTEs) assigned to these tasks. The Department assumes that an HMO acting as an Administrative Service Organization (ASO) for another HMO will have at least one Advocate or FTE position for each ASO contract as well as maintain their own internal advocate(s). An HMO may employ less than a FTE advocate position, but must justify to the satisfaction of the Department why less than one (1) FTE position will suffice for the HMO’s enrollee population. The HMO must also regularly evaluate the advocate position, workplan(s), and job duties and allocate an additional FTE advocate position or positions to meet the duties listed in subsection section 1, a, 1)-12) above if there is significant increase in the HMO’s enrollee population or in the HMO service area. The Department reserves the right to require an HMO to employ an FTE advocate position if the HMO does not demonstrate the adequacy of a part-time advocate position.

In order to meet the requirement for the Advocate position statewide, the Department encourages HMOs to contract or have a formal memorandum of understanding for advocacy and/or translation services with associations or organizations that have culturally diverse populations within the HMO service area. However, the overall or lead responsibility for the advocate position must be within each HMO. HMOs must monitor the effectiveness of the associations and agencies under contract and may alter the contract(s) with written notification to the Department.

2)	The HMO Advocate is responsible for facilitating and ensuring access to all medically necessary services for each enrollee as stipulated in this Contract.

3)	The HMO Advocate staffing levels submitted in the HMO Certification Application must be maintained, and solely devoted to the functions and duties listed subsection 1, a,

1)-12) above throughout the contract term. Changes in the HMO Advocate staffing levels must be approved by the Department 30 days prior to the effective date of the change.

4)	Prior to contract signing, the HMO Advocate must develop a Medicaid and BadgerCare HMO Advocacy workplan, with the timelines and activities specified, and must maintain and modify it as necessary, throughout the contract term.

2.	Advance Directives

The HMO must maintain written policies and procedures related to advance directives. (Written information provided must reflect changes in state law as soon as possible, but no later than 90 days after the effective date of the change.) An advance directive is a written instruction, such as a living will or durable power of attorney for health care, recognized under Wisconsin law (whether statutory or recognized by the courts of Wisconsin) and relating to the provision of such care when the individual is incapacitated. The HMO must:

a.	Provide written information at the time of HMO enrollment to all adults receiving medical care through the HMO regarding:

1)	The individual’s rights under Wisconsin law (whether statutory or recognized by the courts of Wisconsin) to make decisions concerning such medical care, including the right to accept or refuse medical or surgical treatment and the right to formulate advance directives; and

2)	The HMO’s written policies respecting the implementation of such rights.

b.	Document in the individual’s medical record whether or not the individual has executed an advance directive.

c.	Not discriminate in the provision of care or otherwise discriminate against an individual based on whether or not the individual has executed an advance directive. This provision shall not be construed as requiring the provision of care which conflicts with an advance directive.

d.	Ensure compliance with the requirements of Wisconsin law (whether statutory or recognized by the courts of Wisconsin) respecting advance directives.

e.	Provide education for staff and the community on issues concerning advance directives.

The above provisions shall not be construed to prohibit the application of any Wisconsin law which allows for an objection on the basis of conscience for any health care provider or any agent of such provider which as a matter of conscience cannot implement an advance directive.

3.	Choice of Health Care Professional

The HMO must offer each enrollee covered under this Contract the opportunity to choose a primary health care professional affiliated with the HMO, to the extent possible and appropriate. If the HMO assigns recipients to primary care providers, then the HMO must notify recipients of the assignment. HMOs must permit Medicaid and BadgerCare enrollees to change primary providers at least twice in any calendar year, and to change primary providers more often than that for just cause, just cause being defined as lack of access to quality, culturally appropriate, health care. Such just cause will be handled as a formal grievance. If the HMO has reason to lock in an enrollee to one primary provider and/or pharmacy in cases of difficult case management, the HMO must submit a written request in advance of such lock-in to the Department’s Contract Specialist. Culturally appropriate care in this section means care by a provider who can relate to the enrollee and who can provide care with sensitivity, understanding, and respect for the enrollee’s culture.

4.	Coordination and Continuation of Care

Have systems in place to ensure well-managed patient care, including at a minimum:

a.	Management and integration of health care through primary provider/gatekeeper/other means.

b.	Systems to ensure referrals for medically necessary, specialty, secondary and tertiary care.

c.	Systems to ensure provision of care in emergency situations, including an education process to ensure that enrollees know where and how to obtain medically necessary care in emergency situations.

d.	Systems that clearly specify referral requirements to providers and subcontractors. The HMO must keep copies of referrals (approved and denied) in a central file or the patient’s medical records.

e.	Systems to ensure the provision of a clinical determination of the medical necessity and appropriateness of the enrollee to continue with MH/SA providers who are not subcontracted with the HMO. The determination must be made within ten (10) business days of the enrollee’s request. If the HMO determines that the enrollee does not need to continue with the non-contracted provider, it must ensure an orderly transition of care.

5.	Conversion Privileges

The HMO must offer any enrollee covered under this Contract, whose enrollment is subsequently terminated due to loss of Medicaid/BadgerCare eligibility, the opportunity to convert to a private enrollment contract without underwriting. The time period for conversion following Medicaid/BadgerCare termination notice must comply with Wis. Stats. 632.897 regarding conversion rights.

6.	Cultural Competency

The HMO must address the special health needs of enrollees who are low income or members of specific population groups needing specific culturally competent services. The HMO must incorporate in its policies, administration, and service practice such as (1) recognizing members’ beliefs, (2) addressing cultural differences in a competent manner, and (3) fostering in its staff and providers behaviors that effectively address interpersonal communication styles that respect enrollees’ cultural backgrounds. The HMO must have specific policy statements on these topics and communicate them to subcontractors.

The HMO must encourage and foster cultural competency among providers. When appropriate the HMO must permit enrollees to choose providers from among the HMO’s network based on linguistic/cultural needs. The HMO must permit enrollees to change primary providers based on the provider’s ability to provide services in a culturally competent manner. Enrollees may submit grievances to the HMO and/or the Department regarding to their inability to obtain culturally appropriate care, and the Department may, pursuant to such a grievance, permit an enrollee to disenroll from that HMO and enroll into another HMO, or into FFS in a county where HMOs do not enroll all eligibles.

7.	Enrollee Handbook, Education and Outreach for Newly Enrolled Recipients

a.	Within one week of initial enrollment notification to the HMO, annually thereafter and whenever the enrollee’s requests, the HMO must mail to each casehead an enrollee handbook which is at the “sixth grade reading comprehension level” and which at a minimum will include information about:

1)	The phone number that can be used for assistance in obtaining emergency care or for prior authorization for urgent care.

2)	Information on contract services offered by the HMO.

3)	Location of facilities.

4)	Hours of service.

5)	Informal and formal grievance procedures, including notification of the enrollee’s right to a fair hearing.

6)	Grievance appeal procedures.

7)	HealthCheck.

8)	Family planning policies.

9)	Policies on the use of emergency and urgent care facilities.

10)	Providers and whether the provider is accepting new “enrollees.”

11)	Changing HMOs.

b.	As needed the HMO must provide periodic updates to the handbook and explain changes to the information listed above. Such changes must be approved by the Department prior to printing.

c.	When HMOs reprint their enrollee handbooks, they must include all of the changes to the standard language as specified in Addendum II, to this Contract.

d.	Enrollee handbooks (or other enrollee information approved by the Department that explains HMO services and how to use the HMO) must be made available in at least: Spanish, Lao, Russian and Hmong if the HMO has enrollees who are conversant only in those languages. The handbook must tell enrollees how to obtain a copy of the handbook in those languages. The Department will translate the standard handbook language in Addendum II into the four specified languages. HMOs may use the translated standard handbook language as appropriate to its service area. However, HMOs must have local resources review the final handbook language to ensure that the appropriate dialect(s) is/are used in the standard translation. HMOs must also arrange for translation into any other dialects appropriate for its enrollees.

e.	HMOs may create enrollee handbook language that is simpler than the standard language of Addendum II, but this language must be approved by the Department. HMOs must also independently arrange for the translation of any non-standard language.

f.	HMOs must submit their enrollee handbook for review and approval within 60 days of signing the contract for 2004-2005.

g.	Standard language on several subjects, including HealthCheck, family planning, grievance and appeal rights, conversion rights, and emergency and urgent care, must appear in all handbooks and is included in Addendum II. Any exceptions to the standard must be approved in advance by the Department, and will be approved only for exceptional reasons. If the standard language changes during the course of the contract period, due to changes in federal or state laws, rules or regulations, HMOs must insert the new language into the enrollee handbooks as of the effective date of any such change.

h.	In addition to the above requirements for the enrollee handbook, HMOs must perform other education and outreach activities for newly enrolled recipients. HMOs must submit to the Department for prior written approval an education and outreach plan targeted towards newly enrolled recipients. The outreach plan will be examined by the Department during pre-contract review. Newly enrolled recipients are listed as “ADD-New” on the enrollment reports (Article V, E). The plan must identify at least two educational/outreach activities the HMO will undertake to tell new enrollees how to access services within the HMO network. The plan must include the frequency (i.e., weekly, monthly, etc.) of the activities, the person within the HMO responsible for the activities, and how the activities will be documented and evaluated for effectiveness.

8.	Health Education and Disease Prevention

The HMO must inform all enrollees of ways they can maintain their own health and properly use health care services.

The HMO must have a health education and disease prevention program that is readily accessible to its enrollees. The program must be offered within the normal course of office visits, as well as by discrete programming. The program must include:

a.	An individual responsible for the coordination and delivery of services.

b.	Information on how to obtain these services (locations, hours, phones, etc.).

c.	Health-related educational materials in the form of printed, audiovisual, and/or personal communication.

Health-related educational materials produced by the HMO must be at a sixth grade reading comprehension level and reflect sensitivity to the diverse cultures served. Also, if the HMO uses material produced by other entities, the HMO must review these materials for grade level comprehension and sensitivity to the diverse cultures served. Finally, the HMO must make all reasonable efforts to locate and use culturally appropriate health-related material.

d.	Information on recommended check ups and screenings, and prevention and management of disease states that affect the general population. This includes specific information for persons who have or who are at risk of developing such health problems as hypertension, diabetes, STD, asthma, breast and cervical cancer, osteoporosis and postpartum depression.

e.	Health education and disease prevention programs, including injury control, family planning, teen pregnancy, sexually transmitted disease prevention, prenatal care, nutrition, childhood immunization, substance abuse prevention, child abuse prevention, parenting skills, stress control, postpartum depression, exercise, smoking cessation, weight gain and healthy birth, postpartum weight loss, and breast-feeding promotion and support. (Note: any education and prevention programs for family planning and substance abuse would supplement the required family planning and substance abuse health care services covered by Medicaid and BadgerCare.

f.	Promotion of the health education and disease prevention program, including use of languages understood by the population served, and use of facilities accessible to the population served.

g.	Information on and promotion of other available prevention services offered outside of the HMO, including child nutrition programs, parenting classes, programs offered by local health departments and other programs.

h.

Systematic referrals of potentially eligible women, infants, and children to the Special Supplemental Nutrition Program for Women, Infants, and Children (WIC) and relevant medical information to the WIC program. Addendum IX contains general information about recipient eligibility requirements for the WIC program as well as sample WIC referral forms. More information about the WIC program as well a list of the local WIC agencies can be found on the WIC website (www.dhfs.state.wi.us/wic).

9.	Interpreter Services

The HMO must provide interpreter and sign language services free of charge for enrollees as necessary to ensure availability of effective communication regarding treatment, medical history or health education and/or any other component of this contract. The HMO must:

a.	Provide for 24-hour a day, seven day a week access to interpreter and sign language services in languages spoken by those individuals eligible to receive the services provided by the HMO or its providers.

b.	Provide an interpreter in time to assist adequately with all necessary care, including urgent and emergency care, when a recipient or provider requests interpreter services in a specific situation where care is needed. The HMO must clearly document all such actions and results. This documentation must be available to the Department upon request.

c.	Use professional interpreters, as needed, where technical, medical, or treatment information or other matters, where impartiality is critical, are to be discussed or where use of a family member or friend, as interpreter is otherwise inappropriate. Family members, especially children, should not be used as interpreters in assessments, therapy and other situations where impartiality is critical.

d.	Maintain a current list of “On Call” interpreters who can provide interpreter services. Provision of interpreter services must be in compliance with Title VI of the Civil Rights Act.

e.	Designate a person responsible for the administration of interpreter/translation services.

f.	Receive Department approval of written policies and procedures for the provision of interpreter services. As part of the certification application, the HMOs must submit the policies and procedures for interpreters, a list of interpreters the HMO uses, and the language spoken by each interpreter.

J.	Prohibitions to Billing Enrollees

The HMO and its providers and subcontractors must not bill a Medicaid or BadgerCare enrollee for medically necessary services covered under this Contract and provided during the enrollee’s period of HMO enrollment. The HMO and its providers and subcontractors must not bill a Medicaid or BadgerCare enrollee for copayments and/or premiums for medically necessary services covered under this Contract and provided during the enrollee’s period of HMO enrollment. Any provider who knowingly and willfully bills a Medicaid or BadgerCare enrollee for a Medicaid covered service shall be guilty of a felony and upon conviction shall be fined, imprisoned, or both, as defined in Section 1128B.(d)(1) [42 U.S.C. 1320a-7b] of the Social Security Act. This provision shall continue to be in effect even if the HMO becomes insolvent.

However, if an enrollee agrees in advance in writing to pay for a service not covered by Medicaid or BadgerCare, then the HMO, HMO provider, or HMO subcontractor may bill the enrollee. The standard release form signed by the enrollee at the time of services does not relieve the HMO and its providers and subcontractors from the prohibition against billing an enrollee in the absence of a knowing assumption of liability for a non-Medicaid or BadgerCare covered service. The form or other type of acknowledgment relevant to an enrollee’s liability must specifically state the admissions, services, or procedures that are not covered by Medicaid and BadgerCare.

K.	HealthCheck

1.	HMO Responsibilities

a.	Provide HealthCheck services as a continuing care provider as defined in Article I, and according to policies and procedures in the Wisconsin Medicaid HealthCheck Provider Handbook related to covered services.

b.	Provide HealthCheck screens upon request. For enrollees over one year of age, if an enrollee, parent or guardian of an enrollee requests a HealthCheck screen, the HMO must provide such a screen within 60 days, if a screen is due according to the periodicity schedule. If the screen is not due within 60 days, then the HMO must schedule the appointment in accordance with the periodicity schedule. For enrollees up to one year of age, if a parent or guardian of an enrollee requests a HealthCheck screen, the HMO must provide such a screen within 30 days, if a screen is due according to the periodicity schedule. If the screen is not due within 30 days, then the HMO must schedule the appointment in accordance with the periodicity schedule.

c.	Provide HealthCheck screens at a rate equal to or greater than 80% of the expected number of screens. The rate of HealthCheck screens will be determined by the calculation in the HealthCheck Worksheet in Addendum VIII, D. The HMO may complete the worksheet on its own, periodically, as a means to monitor its HealthCheck screening performance.

HealthCheck data provided by the HMO must agree with its medical record documentation. For the purpose of the HealthCheck recoupment process, the Department will not include any additional HealthCheck encounter records that are received after January 16, 2006, and 2007 for the year under consideration. (Please note: This date marks the end of the twelve and one half month period of time from the end of the year under consideration. For example, for dates of service in 2004 the cut-off date will be January 16, 2006).

2.	Department Responsibilities

The Department will provide quarterly reports to inform the HMO of their progress in meeting the HealthCheck requirements. If the HMO provides fewer screens in the contract year than 80%, the Department will:

a.	Recoup the funds provided to the HMO for the provision of the remaining screens. The following formula will be used:

(0.80 x A - B) x (C - D), where

A =	Expected number of screens (line 6 of HealthCheck Worksheet).

B =	Number of screens paid in the contract year as reported in the HMO’s Encounter Data Set as of January 16, 2006, and January 16, 2007. (The end of the twelve and one half month period following the year under consideration.)

C =	*FFS maximum allowable fee (line 11 of the HealthCheck Worksheet). The FFS maximum allowable fee is the average maximum fee for the year. For example, if the maximum allowable fee for HealthCheck is $50 from January through June, and $52 from July through December in one calendar year, then the average maximum allowable fee for the year is $51.

D =	HMO discount, if applicable.

b.	Determine the amount of the HMO’s HealthCheck recoupment, by Rate Region, excluding Dane, Eau Claire, Kenosha, Milwaukee and Waukesha counties, which will be determined separately. Rate Regions are defined in Addendum III.

c.	Determine the actual number of screens completed, for the recoupment calculation (line 8 of the Worksheet), by using the number of screens reported in the HMO’s Encounter Database for calendar years 2004 and 2005 by Rate Region, except for Dane, Eau Claire, Kenosha, Milwaukee and Waukesha counties which will be determined separately. The Department will identify and retrieve the HealthCheck screening data from the Encounter Database.

When assigning HealthCheck screens to an age category, the Department will use the member’s age on the first day of the month in which the screening occurred. If a newborn enrollee is screened in the month of their birth, the newborn’s screen will be assigned to the under one age category.

d.	Determine the number of eligible months and unduplicated enrollees (lines 1 and 2 of the Worksheet) per HMO per year by using the Medicaid Management Information System Recipient Eligibility File. When calculating member months for each age category, the Department will use the member’s age on the first day of the month except for newborns. Newborns enrolled in an HMO in the month of their birth will be counted as eligible from their date of birth.

Inform the HMO in writing of its preliminary analysis of the HealthCheck data and allow the HMO 30 business days to review and respond to the calculations. If the HMO responds within 30 business days, the Department will review the HMO’s concerns and notify the HMO of its final decision. If an HMO does not respond within 30 business days, the Department will send a “Notice of Intent to Recover” letter 40 days after the initial letter.

3.	HealthCheck Redesign Project

The Department is analyzing options for replacing the HMO HealthCheck utilization monitoring and recoupment process with a performance improvement incentive system. The Department and HMOs will work closely on the HealthCheck redesign project. If the new system requires any changes to this contract, the Department will initiate an amendment to incorporate the changes.

L.	Marketing Plans and Informing Materials

As used in this section, “marketing materials, other marketing activities, and informing materials” include the production and dissemination of any informing materials, marketing plans, marketing materials and other marketing activities that refer to Medicaid, Title XIX, BadgerCare, or Title XXI or are intended for Medicaid and BadgerCare recipients. This requirement includes marketing or informing materials that are produced by providers under contract to the HMO or owned by the HMO in whole or in part.

1.	Approval of Marketing and Informing Materials

HMOs must submit to the Department for prior written approval all informing materials, marketing plans, and all marketing materials and other marketing activities that refer to Medicaid Title XIX, BadgerCare, or Title XXI or are intended for Medicaid and BadgerCare recipients. This requirement includes marketing or informing materials that are produced by providers under contract to the HMO or owned by the HMO in whole or in part.

Marketing plans and informing materials must be written at a “sixth grade comprehension level.” The Department will review them in a manner that does not unduly restrict or inhibit the HMO’s informing or marketing plans. When applying this provision to specific marketing plans, informing materials and/or activities, the entire content and use of the informing/marketing materials or activities will be taken into consideration. The Department will review all materials as follows:

a.	The Department will review and either approve, approve with modifications, or deny all marketing or informing materials within ten business days of receipt of the informing materials, except that informing, marketing materials and other marketing activities are deemed approved if there is no response from the Department within ten business days.

b.	Time-sensitive marketing or informing materials must be clearly marked time-sensitive by the HMO and will be approved, approved with modifications or denied by the Department within three business days. The Department reserves the right to determine whether the material is, indeed, time-sensitive.

c.	The Department will not approve any materials it deems confusing, fraudulent, or misleading, or that do not accurately reflect the scope, philosophy, or covered benefits of the Medicaid and BadgerCare program.

d.	Problems and errors the Department subsequently identifies must be corrected by the HMO when they are identified. The HMO agrees to comply with Ins. 6.07 and 3.27, Wis. Adm. Code, and practices consistent with the Balanced Budget Amendment of 1997 P.L. 105-33 Sec. 4707(a) [42 U.S.C. 1396v(d)(2)].

2.	Prohibited Practices

a.	Practices that are discriminatory.

b.	Practices that seek to influence enrollment in conjunction with the sale of any other insurance product.

c.	Direct and indirect cold calls, either door-to-door or telephonic.

d.	Offer of material or financial gain to potential members as an inducement to enroll.

e.	Activities and material that could mislead, confuse or defraud consumers.

f.	Materials that contain false information.

g	Practices that are reasonably expected to have the effect of denying or discouraging enrollment.

3.	HMOs Agreement to Abide by Marketing/Informing Criteria

The HMO agrees to engage only in marketing activities and distribute only those informing and marketing materials that are pre-approved in writing. Any activities must occur in its entire service area and only as indicated in the agreement. HMOs that fail to abide by these marketing requirements may be subject to any and all sanctions available under Article X. In determining any sanctions, the Department will take into consideration any past unfair marketing practices, the nature of the current problem and the specific implications on the health and wellbeing of the Medicaid enrollees. In the event that an HMO’s affiliated provider fails to abide by these requirements, the Department will evaluate whether the HMO should have had knowledge of the marketing issue and the HMO’s ability to adequately monitor ongoing future marketing activities of the subcontractor(s).

M.	Reproduction/Distribution of Materials

Reproduce and distribute at HMO expense, according to a reasonable Department timetable, information or documents sent to the HMO from the Department that contains information the HMO-affiliated providers must have in order to fully implement this Contract.

N.	HMO ID Cards

The HMO may issue its own HMO ID cards. The HMO may not deny services to an enrollee solely for failure to present an HMO issued ID card. The Forward ID card will always determine HMO enrollment, even where an HMO issues HMO ID cards.

O.	Open Enrollment

Conduct a continuous open enrollment period during which the HMO shall accept recipients eligible for coverage under this Contract in the order in which they are enrolled. The HMO will not discriminate against individuals eligible to enroll on the basis of race, color, national origin or health status and will not use any policy or practice that has the effect of discriminating on the basis of race, color, or national origin or health status.

P.	Selective Reporting Requirements

1.	Communicable Disease Reporting

As required by Wis. Stats. 252.05, 252.15(5)(a)6 and 252.17(7)(9b), Physicians, Physician Assistants, Podiatrists, Nurses, Nurse Midwives, Physical Therapists, and Dietitians affiliated with a Medicaid HMO shall report the appearance, suspicion or diagnosis of a communicable disease or death resulting from a communicable disease to the Local Health Department for any enrollee treated or visited by the provider. Reports of human immunodeficiency virus (HIV) infection shall be made directly to the State Epidemiologist. Such reports shall include the name, sex, age, residence, communicable disease, and any other facts required by the Local Health Department and Wisconsin Division of Public Health. Such reporting shall be made within 24 hours of learning about the communicable disease or death or as specified in Wis. Adm. Code HFS 145.04, Appendix A. Charts and reporting forms on communicable diseases are available from the Local Health Department. Each laboratory subcontracted or otherwise affiliated with the HMO shall report to the Local Health Department the identification or suspected identification of any communicable disease listed in Wis. Adm. Rules 145, Appendix A. Reports of HIV infections shall be made directly to the State Epidemiologist.

2.	Fraud and Abuse Investigations

The HMO agrees to cooperate with the Department on fraud and abuse investigations. In addition, the HMO agrees to report allegations of fraud and abuse (both provider and enrollee) to the Department within 15 days of the suspected fraud or abuse coming to the attention of the HMO. Failure on the part of HMOs to cooperate or report fraud and/or abuse may result in any applicable sanctions under Article X.

3.	Physician Incentive Plans

A physician incentive plan is any compensation arrangement between the HMO and a physician or physician group that may directly or indirectly have the effect of reducing or limiting services provided with respect to individuals enrolled with the HMO.

The HMO shall fully comply with the physician incentive plan requirements specified in 42 CFR s. 417.479(d) through (g) and the requirements relating to subcontracts set forth in 42 CFR s. 417.479(i), as those provisions may be amended from time to time.

ARTICLE IV

IV.	QUALITY ASSESSMENT/PERFORMANCE IMPROVEMENT (QAPI)

The HMO QAPI program must conform to the requirements of 42 CFR, Part 400, Medicaid Managed Care Requirements, Subpart D, QAPI. The program must also comply with 42 CFR 434.34 which states that the HMO must have a QAPI system that:

•	Is consistent with the utilization control requirement of 42 CFR 456.

•	Provides for review by appropriate health professionals of the process followed in providing health services.

•	Provides for systematic data collection of performance and patient results.

•	Provides for interpretation of this data to the practitioners.

•	Provides for making needed changes.

A.	QAPI Program

The HMO must have a comprehensive QAPI program that protects, maintains, and improves the quality of care provided to Wisconsin Medicaid and BadgerCare program recipients.

1.	The HMO must evaluate the overall effectiveness of its QAPI program annually to determine whether the program has demonstrated improvement, where needed, in the quality of care and service provided to its Medicaid and BadgerCare population.

2.

The HMO must have documentation of all aspects of the QAPI program available for Department review upon request. The Department may perform off-site and on-site QAPI audits to ensure that the HMO is in compliance with contract requirements. The review and audit may include: on-site visits; staff and enrollee interviews; medical record reviews; review of all QAPI procedures, reports, committee activities, including credentialing and recredentialing activities, corrective actions and follow-up plans; peer review process; review of the results of the member satisfaction surveys, and review of staff and provider qualifications.

3.	The HMO must have a written QAPI work plan that is ratified by the board of directors and outlines the scope of activity and the goals, objectives, and time lines for the QAPI program. New goals and objectives must be set at least annually based on findings from quality improvement activities and studies and results of the HMO on DHCF enrollee satisfaction surveys and MEDDIC-MS performance measures.

4.	The HMO governing body is ultimately accountable to the Department for the quality of care provided to HMO enrollees. Oversight responsibilities of the governing body include, at a minimum; approval of the overall QAPI program and an annual QAPI plan; designating an accountable entity or entities within the organization to provide oversight of QAPI; review of written reports from the designated entity on a periodic basis which include a description of QAPI activities, progress on objectives, and improvements made; formal review on an annual basis of a written report on the QAPI program; and directing modifications to the QAPI program on an ongoing basis to accommodate review findings and issues of concern within the HMO.

5.	The QAPI committee must be in an organizational location within the HMO such that it can be responsible for all aspects of the QAPI program. The committee membership must be interdisciplinary and be made up of both providers and administrative staff of the HMO, including:

•	A variety of health professions (e.g., pharmacy, physical therapy, nursing, etc.).

•	Qualified professionals specializing in mental health or substance abuse and dental care on a consulting basis when an issue related to these areas arises.

•	A variety of medical disciplines (e.g., medicine, surgery, radiology, etc.).

•	OB/GYN and pediatric representation.

•	HMO management or governing body.

6.

Enrollees of the HMO must be able to contribute input to the QAPI Committee. The HMO must have a system to receive enrollee input on quality improvement, document the input received, document the HMO’s response to the input, including a description of any changes or studies it implemented as the result of the input and document feedback to enrollees in response to input received. The HMO response must be timely.

7.	The committee must meet on a regular basis, but not less frequently than quarterly. The activities of the QAPI Committee must be documented in the form of minutes and reports. The QAPI Committee must be accountable to the governing body. Documentation of Committee minutes and activities must be available to the Department upon request.

8.	QAPI activities of HMO providers and subcontractors, if separate from HMO QAPI activities, must be integrated into the overall HMO/QAPI program. Requirements to participate in QAPI activities, including submission of complete encounter data, are incorporated into all provider and subcontractor contracts and employment agreements. The HMO QAPI program shall provide feedback to the providers/subcontractors regarding the integration of, operation of, and corrective actions necessary in provider/subcontractor QAPI efforts. Other management activities (Utilization Management, Risk Management, Customer Service, Complaints and Grievances, etc.) must be integrated with the QAPI program. Physicians and other health care practitioners and institutional providers must actively cooperate and participate in the HMO’s quality activities.

The HMO remains accountable for all QAPI functions, even if certain functions are delegated to other entities. If the HMO delegates any activities to contractors, the conditions listed in Article II “Delegations of Authority” must be met.

9.	There is evidence that HMO management representatives and providers participate in the development and implementation of the QAPI plan of the HMO. This provision shall not be construed to require that HMO management representatives and providers participate in every committee or subcommittee of the QAPI program.

10.	The HMO must designate a senior executive to be responsible for the operation and success of the QAPI program. If this individual is not the HMO Medical Director, the Medical Director must have substantial involvement in the QAPI program. The designated individual shall be accountable for the QAPI activities of the HMO’s own providers, as well as the HMO’s subcontracted providers.

11.

The qualifications, staffing level and available resources must be sufficient to meet the goals and objectives of the QAPI program and related QAPI activities. Such activities include, but are not limited to, monitoring and evaluation of important aspects of care and services, facilitating appropriate use of preventive services, monitoring provider performance, provider credentialing, involving members in QAPI initiatives and conducting performance improvement projects.

Written documentation listing the staffing resources that are directly under the organizational control of the person who is responsible for QAPI (including total FTEs, percent of time dedicated to QAPI, background and experience, and role) must be available to the Department upon request.

B.	Monitoring and Evaluation

1.	The QAPI program must monitor and evaluate the quality of clinical care on an ongoing basis. Important aspects of care (i.e., acute, chronic conditions, high volume, high-risk preventive care and services) are studied and prioritized for performance improvement and/or development of practice guidelines. Standardized quality indicators must be used to assess improvement, ensure achievement of minimum performance levels (Ref: MEDDIC-MS Measures and Technical Specifications), monitor adherence to guidelines, and identify patterns of over utilization and under utilization. The measurement of quality indicators selected by the HMO for areas other than those included in MEDDIC-MS must be supported by appropriate data collection and analysis methods to improve clinical care and services.

2.	Provider performance must be measured against practice guidelines and standards adopted by the QAPI Committee. Areas identified for improvement must be tracked and corrective actions taken when warranted. The effectiveness of corrective actions must be monitored until problem resolution occurs. Reevaluation must occur to ensure that the improvement is sustained.

3.	The HMO must use appropriate clinicians to evaluate the data on clinical performance, and multi-disciplinary teams to analyze and address data on systems issues.

4.	The HMO must also monitor and evaluate care and services in certain priority clinical and non-clinical areas specified in Article IV, K, 3.

5.	The HMO must make documentation available to the Department upon request regarding quality improvement and assessment studies on plan performance, which relate to the enrolled population. See reporting requirements in Article IV, K, “Performance Improvement Priority Areas and Projects.”

6.

The HMO must develop or adopt practice guidelines that are disseminated to providers and to enrollees as appropriate or upon request. The guidelines are based on valid and reliable medical evidence or consensus of health professionals; consider the needs of the enrollees; developed or adopted in consultation with the contracting health professionals, and reviewed and updated periodically (42 CFR, §. 438.236.).

Decisions with respect to utilization management, enrollee education, coverage of services, and other areas to which the practice guidelines apply are consistent with the guidelines. Variations from the guidelines must be based on the clinical situation.

C.	Health Promotion and Disease Prevention Services

1.	The HMO must identify at-risk populations for preventive services and develop strategies for reaching Medicaid and BadgerCare members included in this population. Local health departments and community-based health organizations can provide the HMO with special access to vulnerable and low-income population groups, as well as settings that reach at-risk individuals in their communities, schools and homes. Public health resources can be used to enhance the HMO’s health promotion and preventive care programs.

2.	The HMO must have mechanisms for facilitating appropriate use of preventive services and educating enrollees on health promotion. At a minimum, an effective health promotion and prevention program includes tracking preventive services, practice guidelines for preventive services, yearly measurement of performance in the delivery of such services, and communication of this information to providers and enrollees.

D.	Provider Selection (Credentialing) and Periodic Evaluation (Recredentialing)

1.	The HMO must have written policies and procedures for provider selection and qualifications. For each practitioner, including each member of a contracting group that provides services to the HMO’s enrollees, initial credentialing must be based on a written application, primary source verification of licensure, disciplinary status, eligibility for payment under Medicaid and certified for Medicaid. The HMO’s written policies and procedures must identify the circumstances in which site visits are appropriate in the credentialing process.

The HMO may not employ or contract with providers excluded in Federal Health Care programs under either Section 1128 or Section 1128 A of the Social Security Act.

2.	The HMO must periodically monitor (no less than every three years) the provider’s documented qualifications to ensure that the provider still meets the HMO’s specific professional requirements.

3.

The HMO must also have a mechanism for considering the provider’s performance. The recredentialing method must include updating all the information (except medical education) utilized in the initial credentialing process. Performance evaluation must include information from the QAPI system, reviewing enrollee complaints, and the utilization management system.

4.	The selection process must not discriminate against providers such as those serving high-risk populations, or specialize in conditions that require costly treatment. The HMO must have a process for receiving advice on the selection criteria for credentialing and recredentialing practitioners in the HMO’s network.

If the HMO declines to include groups of providers in its network, the HMO must give the affected providers written notice of the reason for its decision.

5.	If the HMO delegates selection of providers to another entity, the organization retains the right to approve, suspend, or terminate any provider selected by that entity.

6.	The HMO must have a formal process of peer review of care delivered by providers and active participation of the HMO’s contracted providers in the peer review process. This process may include internal medical audits, medical evaluation studies, peer review committees, evaluation of outcomes of care, and systems for correcting deficiencies. The HMO must supply documentation of its peer review process upon request.

7.	The HMO must have written policies that allow it to suspend or terminate any provider for quality deficiencies. There must also be an appeals process available to the provider that conforms to the requirements of the HealthCare Quality Improvement Act of 1986 (42 USC §. 11101 etc. Seq.).

8.	The names of individual practitioners and institutional providers who have been terminated from the HMO provider network as a result of quality issues must be immediately forwarded to the Department and reported to other entities as required by law (42 USC §. 11101 et. Seq.).

9.	Institutional Provider Selection: The HMO must determine and verify at specified intervals that:

a.	Each provider, other than an individual practitioner is licensed to operate in the state, if licensure is required, and in compliance with any other applicable state or federal requirements; and

b.	The HMO verifies if the provider claims accreditation, or is determined by the HMO to meet standards established by the HMO itself.

10.	Exceptions to credentialing and recredentialing requirements.

These standards do not apply to:

a.	Providers who practice only under the direct supervision of a physician or other provider, and

b.	Hospital-based providers such as emergency room physicians, anesthesiologists, and other providers who provide services only incident to hospital services.

These exceptions do not apply if the provider contracts independently with the HMO.

E.	Enrollee Feedback on Quality Improvement

1.	The HMO must have a process to maintain a relationship with its enrollees that promotes two way communication and contributes to quality of care and service. The HMO must treat members with respect and dignity.

2.	Annually, the Department will conduct a satisfaction survey of a representative sample of enrolled Medicaid and BadgerCare recipients. The Department will work with HMOs to develop the survey instrument and plan. The HMO must have systems in place for acting on survey results and must report to the Department any quality management projects planned in response to survey results.

3.	The HMO is encouraged to find additional ways to involve Medicaid and BadgerCare enrollees in quality improvement initiatives and in soliciting enrollee feedback on the quality of care and services the HMO provides. Other ways to bring enrollees into the HMO’s efforts to improve the health care delivery system include but are not limited to focus groups, consumer advisory councils, enrollee participation on the governing board, the QAPI committees or other committees, or task forces related to evaluating services. All efforts to solicit feedback from enrollees must be approved by the Department.

F.	Medical Records

1.

The HMO must have policies and procedures for participating provider medical records content and documentation that have been communicated to providers and a process for evaluating its providers’ medical records based on the HMO’s policies. These policies must address patient confidentiality, organization and completeness, tracking, and important aspects of documentation such as accuracy, legibility, and safeguards against loss, destruction, or unauthorized use. The HMO must also have confidentiality policies and procedures that are applicable to administrative functions that are concerned with confidential patient information. Those policies must include information with respect to disclosure of enrollee-identifiable medical record and/or enrollment information and specifically provide:

a.	That enrollees may review and obtain copies of medical records information that pertains to them.

b.	That policies above must be made available to enrollees upon request.

2.	Patient medical records must be maintained in an organized manner (by the HMO, and/or by the HMO’s subcontractors) that permits effective patient care, reflect all aspects of patient care and be readily available for patient encounters, administrative purposes, and Department review.

3.	Because HMOs are considered contractors of the state and therefore (only for the limited purpose of obtaining medical records of its enrollees) entitled to obtain medical records according to Wis. Adm. Code, HFS 104.01(3), the Department requires Medicaid-certified providers to release relevant records to the HMO to assist in compliance with this section. HMOs that have not specifically addressed photocopying expenses in their provider contracts or other arrangements, are liable for charges for copying records only to the extent that the Department would reimburse on a FFS basis.

4.	The HMO must have written confidentiality policies and procedures in regard to individually-identifiable patient information. Policies and procedures must be communicated to HMO staff, members, and providers. The transfer of medical records to out-of-plan providers or other agencies not affiliated with the HMO (except for the Department) are contingent upon the receipt by the HMO of written authorization to release such records signed by the enrollee or, in the case of a minor, by the enrollee’s parent, guardian, or authorized representative.

5.	The HMO must have written quality standards and performance goals for participating provider medical record documentation and be able to demonstrate, upon request of the Department, that the standards and goals have been communicated to providers. The HMO must actively monitor compliance with established standards and provide documentation of monitoring for compliance with the standards and goals upon request of the Department.

6.	Medical records must be readily available for HMO-wide Quality Assessment/Performance Improvement (QAPI) and Utilization Management (UM) activities and provide adequate medical and other clinical data required for QAPI/UM, and Department use.

7.	The HMO must have adequate policies in regard to transfer of medical records to ensure continuity of care when enrollees are treated by more than one provider. This may include transfer to local health departments subject to the receipt of a signed authorization form as specified in subsection 4 above (with the exception of immunization status information described in Article III, D, 8, which does not require enrollee authorization).

8.	Requests for completion of residual functional capacity evaluation forms and other impairment assessments, such as queries as to the presence of a listed impairment, must be provided within ten working days of the request (at the discretion of the individual provider and subject to the provider’s medical opinion of its appropriateness) and according to the other requirements listed above. The HMO and its providers and subcontractor may charge the enrollee, authorized representative, or other third party a reasonable rate for the completion of such forms and other impairment assessments. Such rates may be reviewed by the Department for reasonableness and may be modified based on this review.

9.	Minimum medical record documentation per chart entry or encounter must conform to the Wis. Adm. Code, Chapter HFS 106.02, (9)(b) Medical record content.

G.	Utilization Management (UM)

1.	The HMO must have documented policies and procedures for all UM activities that involve determining medical necessity, and the approval or denial of medical services. Qualified medical professionals must be involved in any decision-making that requires clinical judgment. The decision to deny, reduce or authorize a service that is less than requested must be made by a health professional with appropriate clinical expertise in treating the affected enrollee’s condition(s). Criteria used to determine medical necessity and appropriateness must be communicated to providers. The criteria for determining medical necessity may not be more stringent than HFS 101.03 (96m) Wis. Adm. Code.

2.	If the HMO delegates any part of the UM program to a third party, the delegation must meet the requirements in Article II Delegations of Authority.

3.	If the HMO utilizes telephone triage, nurse lines or other demand management systems, the HMO must document review and approval of qualification criteria of staff and of clinical protocols or guidelines used in the system. The system’s performance will be evaluated annually in terms of clinical appropriateness.

4.	The HMO’s policies must specify time frames for responding to requests for initial and continued service determinations, specify information required for authorization decisions, provide for consultation with the requesting provider when appropriate, and provide for expedited responses to requests for authorization of urgently needed services. In addition, the HMO must have in effect mechanisms to ensure consistent application of review criteria for authorization decisions (interrater reliability).

a.	Within the time frames specified, the HMO must give the enrollee and the requesting provider written notice of:

1)	The decision to deny, limit, reduce, delay or terminate a service along with the reasons for the decision.

2)	The enrollee’s right to file a grievance or request a state fair hearing.

b.	Authorization decisions must be made within the following time frames and in all cases as expeditiously as the enrollee’s condition requires:

1)	Within 14 calendar days of the receipt of the request, or

2)	Within three business days if the physician indicates or the HMO determines that following the ordinary time frame could jeopardize the enrollee’s health or ability to regain maximum function.

One extension of up to 14 calendar days may be allowed if the enrollee requests it or if the HMO justifies the need for more information.

On the date that the timeframes expire, HMO gives notice that service authorization decisions are not reached. Untimely service authorizations constitute a denial and are thus adverse actions.

5.	Criteria for decisions on coverage and medical necessity are clearly documented, are based on reasonable medical evidence, current standards of medical practice, or a consensus of relevant health care professionals, and are regularly updated.

6.	The HMO oversees and is accountable for any functions and responsibilities that it delegates to any subcontractor. (See Article II Delegations of Authority).

7.

Postpartum discharge policy for mothers and infants must be based on medical necessity determinations. This policy must include all follow-up tests and treatments consistent with currently accepted medical practice and applicable federal law. The policy must allow at least a 48-hour hospital stay for normal spontaneous vaginal delivery, and 96 hours for a cesarean section delivery, unless a shorter stay is agreed to by both the physician and the enrollee. HMOs may not deny coverage, penalize providers, or give incentives or payments to providers or enrollees. Post hospitalization follow-up care must be based on the medical needs and circumstances of the mother and infant. The Department may request documentation demonstrating compliance with this requirement.

H.	External Quality Review Contractor

1.	The HMO must assist the Department and the external quality review organization under contract with the Department in identification of provider and enrollee information required to carry out on-site or off-site medical chart reviews. This includes arranging orientation meetings for physician office staff concerning medical chart review, and encouraging attendance at these meetings by HMO and physician office staff as necessary. The provider of service may elect to have charts reviewed on-site or off-site.

2.	When the professional review organization under contract with the Department identifies an adverse health situation in which follow-up is needed to determine whether appropriate care was provided, the HMO must:

a.	Assign a staff person(s) to conduct follow-up with the provider(s) concerning each adverse health situation identified by the Department’s external quality review organization, including informing the provider(s) of the finding and monitoring the provider’s resolution of the finding;

b.	Inform the HMO’s QAPI Committee of the final finding and involve the QAPI Committee in the development, implementation and monitoring of the corrective action plan; and

c.	Submit a corrective action plan or an opinion in writing to the Department within 60 days that addresses the measures that the HMO and the provider intend to take to resolve the finding. The HMO’s final resolution of all cases must be completed within six months of HMO notification. A case is not considered resolved by the Department until the Department approves the response provided by the HMO and provider.

3.	The HMO will facilitate training provided by the Department to its providers.

I.	Dental Services Quality Improvement (Applies only to HMOs Covering Dental Services)

The HMO QAPI Committee and QAPI coordinator will review subcontracted dental programs quarterly to ensure that quality dental care is provided and that the HMO and the contractor comply with the following:

1.	The HMO or HMO affiliated dental provider must advise the enrollee within 30 days of effective enrollment of the name of the dental provider and the address of the dental provider’s site. The HMO or HMO affiliated dental provider must also inform the enrollee in writing how to contact his/her dentist (or dental office), what dental services are covered, when the coverage is effective, and how to appeal denied services.

2.	An HMO or HMO affiliated dental provider who assigns all or some Medicaid and BadgerCare HMO enrollees to specific participating dentists must give enrollees at least 30 days after assignment to choose another dentist. Thereafter, the HMO and/or affiliated provider must permit enrollees to change dentists at least twice in any calendar year and more often than that for just cause.

3.	HMO-affiliated dentists must provide a routine dental appointment to an assigned enrollee within 90 days after the request. Enrollee requests for emergency treatment must be addressed within 24 hours after the request is received.

4.	Dental providers must maintain adequate records of services provided. Records must fully disclose the nature and extent of each procedure performed and should be maintained in a manner consistent with standard dental practice.

5.	The HMO affirms by execution of this Contract that the HMO’s peer review systems are consistently applied to all dental subcontractors and providers.

6.	The HMO must document, evaluate, resolve, and follow up on all verbal and written complaints they receive from Medicaid/BadgerCare enrollees related to dental services.

J.	Accreditation

1.	The Department encourages the HMO to actively pursue accreditation by the National Committee for Quality Assurance (NCQA), the Joint Commission on Accreditation of Healthcare Organizations (JCAHO) or other recognized accrediting bodies approved by the Department. 42 CFR §. 438.360 provides that the Department may recognize “a private national accrediting organization that CMS has approved as applying standards at least as stringent as Medicare under the procedures in §. 422.158.”

The Centers for Medicare and Medicaid Services (CMS) has recognized the following accrediting bodies: The National Committee for Quality Assurance (NCQA), the Joint Commission on Accreditation of Healthcare Organizations (JCAHO), and the Accreditation Association for Ambulatory Health Care (AAAHC). The Department may recognize other accreditation bodies as they may qualify for such recognition.

2.	The achievement of full accreditation by an accreditation body approved by the Department and satisfaction of the requirements of the HMO Accreditation Incentive Program as specified by the Department will result in the HMO qualifying for the Accreditation Incentive.

Where accreditation standards conflict with the standard set forth in this Contract, the Contract prevails unless the accreditation standard is more stringent.

K.	Performance Improvement Priority Areas and Projects

1.	The HMO must develop and ensure implementation of program initiatives to address the specific clinical needs that have a higher prevalence in the HMO’s enrolled population served under this Contract. These priority areas must include clinical and non-clinical Performance Improvement projects. The Department strongly advocates the development of collaborative relationships among HMOs, local health departments, community based behavioral health treatment agencies (both public and private), and other community health organizations to achieve improved services in priority areas and must report complete encounter data for all services provided. Linkages between managed care organizations and public health agencies is an essential element for the achievement of the public health objectives, potentially reducing the quantity and intensity of services the HMO needs to provide. The Department and the HMO are jointly committed to on going collaboration in the area of service and clinical care improvements by the development and sharing of “best practices” and use of encounter data-driven performance measures (MEDDIC-MS).

The HMO must annually monitor and evaluate the quality of care and services through performance improvement projects for at least two of the priority areas specified by the Department and listed in subsections 3. below, or an HMO may propose to address alternative performance improvement topics by making a request in writing to the Department. In addition, to two performance improvement projects required under subsection 3 below the HMO may be required to conduct up to two additional performance improvement initiatives and submit reports as required to achieve performance goals specified in the MEDDIC-MS technical specifications. The final or on-going status report for each project must be submitted by October 1, 2004, and October 1, 2005, or as may be specified in the MEDDIC-MS technical specifications. The performance improvement topic must take into account the prevalence of a condition among, or need for a specific service by, the HMO enrollees served under this Contract; enrollee demographic characteristics and health risks; and the interest of consumers or purchasers in the aspect of care or services to be addressed.

The report for each performance improvement project must address each of the following points in order for the Department to evaluate the reliability and validity of the data and the conclusions described in the study:

a.	Topic

1)	Is the topic important to the enrolled population?

b.	Can it be affected by the actions of the HMO?

1)	Was the process of the topic selection described?

c.	Method

1)	Was the method and procedure used to study the topic clear?

2)	Study question:

•	Was the study question clearly stated and consistent throughout the study?

•	Is the study question specific?

d.	Data Collection

1)	Was the data fully described in detail?

2)	Was the data appropriate to answer the study question?

3)	Was the data collection process fully described?

4)	Was the data collection appropriate to answer the study question?

5)	Were the data collectors appropriate to collect the data?

6)	Was interrater reliability adequate?

7)	Did the loss of data or subjects affect validity?

8)	Was the study time clear?

e.	Intervention (not applicable if the project is to establish a baseline only)

1)	Was the intervention fully described?

2)	Was the intervention practical (can it be widely implemented?)

3)	Was the implementation of the intervention monitored and reported to ensure that it was done properly?

f.	Results and interpretation

1)	Was the data collected fully reported?

2)	Did the study include comparisons to give meaning to the results?

3)	Is the norm or standard expressed in a specific numerical manner?

4)	Is the goal, norm or standard appropriate to this population and study?

5)	Was the comparison group (if applicable) as close as possible to the population under study and were any differences acknowledged?

6)	If pre-and-post measures were used, was an explanation for the differences between the measures considered?

7)	Was assignment to groups random?

8)	Did the study appropriately use statistical testing? (x2 t-test, regression analysis, etc.)?

9)	Were the conclusions consistent with the results?

10)	Were data tables, figures and graphs consistent with the text?

11)	Did the study consider its limitations?

12)	Did the study conclude or imply causality when the supporting data is only correlational?

13)	Did the study include how to improve the study?

14)	Did the study present recommendations on the results?

15)	Did the report clearly state whether performance improvement goals were met (if an intervention was carried out), and if the goals were not met, was there an analysis of why not and a plan for future action?

g.	Miscellaneous

1)	Was enrollee confidentiality protected?

2)	Did consumers participate in the study (other than as the subjects)?

3)	Did the study include cost/benefit analysis or some other consideration of financial impact?

4)	Were next steps described in detail? (Dates and timelines)

5)	Were the results and conclusions distributed throughout the HMO?

6)	Did table, figures and graphs convey their information clearly without reference to the report text?

7)	Did the study report include an accurate summary?

8)	Was the study clearly written?

2.	Performance reporting will utilize standardized indicators appropriate to the performance improvement area or as specified in the MEDDIC-MS technical specifications. Minimum performance levels must be specified for each performance improvement area, using normative standards derived from regional, national norms, or from norms established by an appropriate practice organization. Goals for improvement for the “Priority Areas” listed in 3. of this section, may be set by the organization itself.

The organization must ensure that improvements are sustained through periodic audits of relevant data and maintenance of the interventions that resulted in the improvement. The HMO agrees to open at least one new performance improvement project during the contract period. In all cases, not less than two performance improvement projects must be reported to the Department in any year and not less than three different projects must be reported to the Department in 2004-2005. These projects are in addition to any that may be required as the result of sub-goal performance on any MEDDIC-MS Targeted Performance Improvement Measures. However, if the HMO chooses to initiate or continue a project on a topic that coincides with a required MEDDIC-MS project, the Department will accept the report as fulfilling both requirements during the next contract year.

The organization must implement a performance improvement project in the area if a quality improvement opportunity is identified. The HMO must report to the Department on each study, including those areas where the HMO will not pursue a performance improvement project. The Department will accept for fulfillment of the above requirement Performance Improvement Project Reports arising out of voluntary HMO participation in collaborative quality improvement projects including, but not limited to, the Improving Birth Outcomes Project (IBOP), First Breath smoking cessation project, Care Analysis Projects (CAP) or other collaborative efforts designated by the Department. In order to be accepted the project report by the HMO must meet all the content criteria described in Performance Improvement Project Outline in subsection K, I.

3.	Clinical Priority Areas: 1) Prenatal services; 2) Identification of adequate treatment for high-risk pregnancies, including those involving substance abuse; 3) Evaluating the need for specialty services; 4) Availability of comprehensive, ongoing nutrition education, counseling, and assessments; 5) Family Health Improvement Initiative: Smoking Cessation; 6) Enrollees with special health care needs; 7) Outpatient management of asthma; 8) The provision of family planning services; 9) early postpartum discharge of mothers and infants; 10) STD screening and treatment; 11) High volume/high risk services selected by the HMO; 12) Prevention and care of acute and chronic conditions; 13) Coordination and continuity of care; and 14) obesity.

Non-Clinical Priority Areas: 1) Grievances, appeals and complaints; 2) Access to and availability of services; 3) Enrollee satisfaction with HMO customer service; and 4) Satisfaction with services for enrollees with special health care needs or cultural competency of the HMO and its providers.

In addition, the HMO may be required to conduct performance improvement projects specific to the HMO and to participate in one annual statewide project that may be specified by the Department.

4.	Performance Measurement and Improvement – MEDDIC-MS Medicaid Encounter Data-Driven Improvement Core Measure Set.

The Department will evaluate HMO performance using the MEDDIC-MS technical specifications, based on HMO-supplied encounter data and other data (for selected measures). Evaluation of HMO performance on each measure will be conducted on timetables determined by the Department. The technical specifications for each measure are established by the Department with HMO and other stakeholder input and are described in “MEDDIC-MS Measures and Technical Specifications,” as revised.

The Department will inform the HMO of its performance on each measure, whether the HMO’s performance satisfied the goal requirements set by the Department and whether a performance improvement initiative by the HMO is required. The HMO will have 60 business days to review and respond to the Department’s performance report. When a performance improvement initiative is required due to sub-goal performance on the measure, the HMO may request recalculation of the performance level based on new or additional data the HMO may supply, or if the HMO can demonstrate material error in the calculation of the performance level. The Department will provide a tentative schedule of measure calculation dates to the HMO within 90 days of the beginning of each calendar year in the contract period.

MEDDIC-MS consists of targeted performance improvement measure (TPIMS) and monitoring measures. The specifications for each TPIM includes denominator and numerator specifications, performance goals and requirements for actions to be taken when sub-goal performance occurs.

Unless otherwise noted within a specific targeted performance improvement measure, the Department may specify minimum performance levels and require that the HMOs develop plans to respond to levels below the minimum performance levels. Additions, deletions or modifications to the Targeted Performance Improvement Measures and Monitoring Measures in the MEDDIC-MS Technical Specifications and goals must be mutually agreed upon by the parties. The Department will give 90 days notice to the HMO of its intent to change any measures, technical specifications or goals. The HMO shall have the opportunity to comment on the measure specifications, goals and implementation plan within the 90 day notice period. The Department reserves the right to require the HMO to report such performance measure data as may be deemed necessary to monitor and improve HMO-specific or program-wide quality performance.

ARTICLE V

V.	FUNCTIONS AND DUTIES OF THE DEPARTMENT

In consideration of the functions and duties of the HMO contained in this Contract, the Department must:

A.	Eligibility Determination

Identify Medicaid and BadgerCare recipients who are eligible for enrollment in HMOs as a result of eligibility under the following eligibility status:

Med Stat	Cap Rate*	Description
31	A	AFDC-Regular
32	A	AFDC-Unemployed
38,39	A	AFDC-Related, No Cash Payment
CC, CM, GC, PC	A	Healthy Start Children
E2	A	AFDC-Related, No Cash Payment
GE	A	Healthy Start Children Ages 15-18
N1,N2	A	Medicaid Newborn
UA	A	AFDC-Related, Unemployed
WH	A	AFDC Employed over 100 Hours a Month
X1, X2, X3, X4	A	AFDC-Related, No Cash Payment
Bl	A	BadgerCare – Income equal or greater than 100% of FPL, and less than or equal to 150% of FPL, Kids, No premium.
B4	A	BadgerCare – Income equal or greater than 100% of FPL, and less than or equal to 150% of FPL, Adults, No premium.
B2	A	BadgerCare – Income greater than 150% of FPL, and less than 185% of FPL, Kids, Premium.
B5	A	Income greater than 150% of FPL, and less than 185% of FPL, Adults, Premium.
B3	A	Income equal or greater than 185% of the FPL, and less than 200% of the FPL, Kids, Premium.
B6	A	Income equal or greater than 185% of the FPL, and less than 200% of the FPL, Adults, Premium.
GP	A	Income less than 100% of FPL, Adults Parents of OBRA kids (AFDC), No premium.
95	B	Pregnant Women in Intact Families
A6, A7, A8,	B	Pregnant Woman, IRCA Alien
E3, E4	B	Extension for Pregnant Woman
PW, P1	B	Healthy Start Pregnant Women

*A =	AFDC/Healthy Start Children/BadgerCare capitation rate.

*B =	Pregnant Women Healthy Start capitation rate.

B.	Enrollment

Promptly notify the HMO of all Medicaid and BadgerCare recipients enrolled in the HMO under this Contract. Notification will be effected through the HMO Enrollment Reports. All recipients listed as an ADD or CONTINUE on either the Initial or Final HMO Enrollment Report are members of the HMO during the enrollment month. The reports will be generated in the sequence specified under HMO enrollment reports Article V, E. These reports shall be in both tape and hard copy formats or available through electronic file transfer capability and will include Medical Status Codes. The Department will make all reasonable efforts to enroll pregnancy cases as soon as possible.

C.	Disenrollment

Promptly notify the HMO of all Medicaid and BadgerCare recipients no longer eligible to receive services through the HMO under this Contract. Notification will be effected through the HMO Enrollment Reports which the Department will transmit to the HMO for each month of coverage throughout the term of the Contract. The reports will be generated in the sequence under HMO enrollment reports Article V, E. Any recipient who was enrolled in the HMO in the previous enrollment month, but does not appear as an ADD or CONTINUE on either the Initial or Final HMO Enrollment Report for the current enrollment month, is disenrolled from the HMO effective the last day of the previous enrollment month.

D.	Enrollment Errors

The Department must investigate enrollment errors brought to its attention by the HMO. The Department must correct systems errors and human errors and ensure that the HMO is not financially responsible for recipients that the Department determines have been enrolled in error. Capitation payments made in error will be recouped.

E.	HMO Enrollment Reports

For each month of coverage throughout the term of the Contract, the Department will transmit “HMO Enrollment Reports” to the HMO. These reports will provide the HMO with ongoing information about its Medicaid and BadgerCare enrollees and disenrollees and will be used as the basis for the monthly capitation claims described in Article VI, payments to the HMO. The HMO Enrollment Reports will be generated in the following sequence:

1.	The Initial HMO Enrollment Report will list all of the HMO’s enrollees and disenrollees for the enrollment month that are known on the date of report generation. The Initial HMO Enrollment Report will be available to the HMO on or about the twenty-first of each month. A capitation claim shall be generated for each enrollee listed as an ADD or CONTINUE on this report. Enrollees who appear as PENDING on the Initial Report and are reinstated into the HMO prior to the end of the month will appear as a CONTINUE on the Final Report and a capitation claim will be generated at that time.

2.	The final HMO Enrollment Report will list all of the HMO’s enrollees for the enrollment month, who were not included in the Initial HMO Enrollment Report. The Final HMO Enrollment Report will be available to the HMO by the first day of the capitation month. A capitation claim will be generated for every enrollee listed as an ADD or CONTINUE on this report. Enrollees in PENDING status will not be included on the final report.

3.	The Department will provide HMOs with effective dates for medical status code changes, county changes and other address changes in each enrollment report to the extent that the county reports these to the Department.

The Department agrees to work with the HMOs to develop and implement a new schedule for the final enrollment report. The new schedule will be designed to maximize the HMO’s ability to process the information in the reports by the first of the month.

F.	Utilization Review and Control

Waive, to the extent allowed by law, any present Department requirements for prior authorization, second opinions, co-payment, or other Medicaid restrictions for the provision of contract services provided by the HMO to enrollees, except as may be provided in Article III, F.

G.	HMO Review

Submit to HMOs for prior approval materials that describe specific HMOs and that will be distributed by the Department or County to recipients.

H.	Department Audit Schedule

HMOs will be notified approximately 30 days prior to regularly scheduled, routine audits being conducted via a letter from the Division of Health Care Financing. The Department will develop an annual schedule of known audits for the next contract period.

I.	HMO Review of Study or Audit Results

Submit to HMOs for a 30 business day review/comment period, Any Medicaid and BadgerCare HMO audits, the annual HMO Comparison Report, HMO Consumer Satisfaction Reports, or any other Medicaid and BadgerCare HMO studies the Department releases to the public.

J.	Vaccines

Provide certain vaccines to HMO providers for administration to Medicaid and BadgerCare HMO enrollees according to the policies and procedures in the Wisconsin Medicaid and BadgerCare Physicians Services Handbook. The Department will reimburse the HMO for the cost of vaccines that are newly approved during the contract year and not yet part of the Vaccine for Children program. The cost of the vaccine shall be the same as the cost to the Department of buying the new vaccine through the Vaccine for Children program. The HMO retains liability for the cost of administering the vaccines.

K.	Coordination of Benefits

Maintain a report of recovered money reported by the HMO and its subcontractor.

L.	Wisconsin Medicaid Provider Reports

Provide a monthly electronic listing of all Wisconsin Medicaid certified providers to include, at a minimum, the name, address, Wisconsin Medicaid provider ID number, and dates of certification in Wisconsin Medicaid.

M.	Enrollee Health Status and Primary Language Report

The Department will provide the HMO with an enrollee health status and primary language report of all enrollees who have agreed to participate with the gathering of this data. The reports will be provided to the HMO on a monthly basis. The purpose of this report is to assist HMOs with continuity of care issues and with the identification of non-English speaking enrollees and to facilitate appointments for enrollees who have urgent health care needs.

N.	Fraud and Abuse Training

The Department will provide fraud and abuse detection training to the HMOs annually.

O.	Provision of Data to HMOs

Provide to each HMO the following data related to the HMO’s members:

1.	Lead testing performed and sent to the State Lab of Hygiene for analysis.

2.	Immunization information from the Wisconsin Immunization Registry to the extent available. The Department will make every effort to get the Wisconsin Immunization Registry information to HMOs.

P.	Special Procedures for Retroactive Payment Adjustments for Pregnant BadgerCare Enrollees

The Department will develop and implement an automated procedure by which payment adjustments will be made for BadgerCare enrollees who should have been designated as a Healthy Start Pregnant Woman. As long as the woman was enrolled in the HMO at the time of delivery, the adjustment will be made for up to seven months of enrollment before the delivery and two months following the delivery.

ARTICLE VI

VI.	PAYMENT TO THE HMO

A.	Capitation Rates

In consideration of full compliance by the HMO with contract requirements, the Department agrees to pay the HMO monthly payments based on the capitation rates specified in Addendum III. The HMO accepts the monthly capitation payment as payment in full except for cost payments from third party payers and payments under the contract for NICU, AIDS and Vent services. The HMO assumes full risk for the cost of services covered by the capitation payment. The capitation rate does not include any amount for recoupment of losses incurred by the HMO under previous contracts nor does it include services that are not covered under the State Plan.

The Department’s enhanced funding policies include NICU risk sharing, ventilator dependent and AIDS/HIV enrollees. HMOs cannot submit a request for enhanced funding under more than one of the three funding policies for the same enrollee for the same date(s) of service.

B.	Actuarial Basis

The capitation rate is calculated on an actuarial basis recognizing the payment limits set forth in 42 CFR 438.6.

C.	Annual Negotiation of Capitation Rates

The monthly capitation rates set forth in this article are recalculated on an annual basis. The HMO will have 30 calendar days from the date of the written notification to accept the new capitation rates in writing or to initiate termination or non-renewal of the Contract. The capitation rates are not subject to renegotiation once they have been accepted, unless such renegotiation is required by changes in federal or state laws, rules or regulations.

D.	Reinsurance

The HMO may obtain a risk-sharing arrangement from an insurer other than the Department for coverage of enrollees under this Contract, provided that the HMO remains substantially at risk for providing services under this Contract.

E.	Payment Schedule

Payment to the HMO is based on the HMO Enrollment Reports that the Department transmits to the HMO according to the schedule in Article V, E. Payment for each person listed as an ADD or CONTINUE on the HMO Enrollment Reports shall be made by the Department within 60 days of the date the report is generated. Also, all retroactive capitation payments for newborns will be paid within 60 days of the child’s first appearance on an enrollment report. (See Article VI, F.) Any claim that is not paid within these time limits will be denied by the Department and the recipient will be disenrolled from the HMO for the capitation month specified on the claim. Notification of all paid and denied claims will be given through the weekly Remittance Status Report, which is available on both tape and hard copy.

F.	Capitation Payments For Newborns

The HMO will authorize provision of contract services to the newborn child of an enrolled mother for the first ten days of life. The child’s date of birth should be counted as day one. In addition, if the child is reported within 100 days of the date of birth, the HMO will provide contract services to the child from its date of birth until the child is disenrolled from the HMO. The HMO will receive a separate capitation payment for the month of birth and for all other months the HMO is responsible for providing contract services to the child. If the child is not reported within 100 days of the date of birth, the child will not be retroactively enrolled into the HMO. In this case, the HMO is not responsible for payment of services provided prior to the child’s enrollment and will receive no capitation payments for that time period and may recoup payments from providers for any services that were authorized in that 100 day time period. The providers who gave services in this 100 day time period may then bill the Department on a FFS basis. More detailed information for providers on billing the Department on a FFS basis in these situations can be found in the Claims Submission section of the Wisconsin Medicaid and BadgerCare All-Provider handbook.

HMOs or their providers must complete an HMO Newborn Report (refer to the example and instructions in Addendum VIII, C. for newborns. The HMO will report all births to the Department’s fiscal agent as soon as possible after the date of birth, but at least monthly. Prompt HMO reporting of newborns will facilitate retroactive enrollment and capitation payments for newborns, since this newborn reporting will ensure the newborn’s Medicaid or BadgerCare eligibility for the first 12 months of life contingent upon the newborn continuously residing with the mother.

The Department is analyzing the option to exempt from enrollment infants weighing less than 1200 grams. A field has been added to the Medicaid and BadgerCare Newborn Report (Addendum VIII, C) to identify low birth-weight babies. This box should be checked if the infant weighs less than 1200 grams at birth. The Department will report the results of the analysis and will work with the HMOs to implement a low birth-weight exemption if the data supports an exemption during this contract period.

G.	Coordination of Benefits (COB)

The HMO must actively pursue, collect and retain all monies from all available resources for services to enrollees covered under this Contract except where the amount of reimbursement the HMO can reasonably expect to receive is less than the estimated cost of recovery (this exception does not apply to collections for AIDS and ventilator dependent patients), or except as provided in Article III, F. COB recoveries will be done by post-payment billing (pay and chase) for certain prenatal care and preventive pediatric services. Post-payment billing will also be done in situations where the third party liability (TPL) is derived from a parent whose obligation to pay is being enforced by the state Child Support Enforcement Agency and the provider has not received payment within 30 days after the date of service.

1.	Cost effectiveness of recovery is determined by, but not limited to time, effort, and capital outlay required to perform the activity. The HMO upon request of the Department, must be able to specify the threshold amount or other guidelines used in determining whether to seek reimbursement from a liable third party, or describe the process by which the HMO determines seeking reimbursement would not be cost effective.

2.	To ensure compliance, the HMO must maintain records of all COB collections and report them to the Department on a quarterly basis. The COB report must be submitted in the format specified in Addendum VIII, B HMOs must be able to demonstrate that appropriate collection efforts and appropriate recovery actions were pursued. The Department has the right to review all billing histories and other data related to COB activities for enrollees. HMOs must seek from all enrollees’ information on other available resources. HMOs must also seek to coordinate benefits before claiming reimbursement from the Department for the AIDS and ventilator dependent enrollees:

a.

Other available resources may include, but are not limited to, all other state or federal medical care programs that are primary to Medicaid, group or individual health insurance, ERISAs, service benefit plans, the insurance of absent parents who may have insurance to pay medical care for spouses or minor enrollees, and subrogation/worker’s compensation collections.

b.	Subrogation collections are any recoverable amounts arising out of the settlement of personal injury, medical malpractice, product liability, or Worker’s Compensation. State subrogation rights have been extended to HMOs under s. 49.89(9), Act 31, Laws of 1989. After attorneys’ fees and expenses have been paid, the HMO will collect the full amount paid on behalf of the enrollee.

3.	Section 1912(b) of the Social Security Act must be construed in a beneficiary-specific manner. The purpose of the distribution provision is to permit the beneficiary to retain TPL benefits to which he or she is entitled except to the extent that Medicaid (or the HMO on behalf of Medicaid) is reimbursed for its costs. The HMO is free, within the constraints of state law and this Contract, to make whatever case it can to recover the costs it incurred on behalf of its enrollee. It can use the Medicaid fee schedule, an estimate of what a capitated physician would charge on a FFS basis, the value of the care provided in the market place, or some other acceptable proxy as the basis of recovery. However, any excess recovery, over and above the cost of care (however the HMO chooses to define that cost), must be returned to the beneficiary. HMOs may not collect from amounts allotted to the beneficiary in a judgment or court-approved settlement. The HMO must follow the practices outlined in the Department’s Casualty Recovery Manual.

4.	COB collections are the responsibility of the HMO or its subcontractors. Subcontractors must report COB information to the HMO. HMOs and subcontractors must not pursue collection from the enrollee, but directly from the third party payer. Access to medical services must not be restricted due to COB collection.

5.	The following requirement applies if the Contractor (or the Contractor’s parent firm and/or any subdivision or subsidiary of either the Contractor’s parent firm or of the Contractor) is a health care insurer (including, but not limited to, a group health insurer and/or health maintenance organization) licensed by the Wisconsin Office of the Commissioner of Insurance and/or a third-party administrator for a group or individual health insurer(s), health maintenance organization(s), and/or employer self-insurer health plan(s):

a.

Throughout the contract term, these insurers and third-party administrators must comply in full with the provision of subsection 49.475 of the Wisconsin Statutes. Such compliance must include the routine provision of information to the Department in a manner and electronic format prescribed by the Department and based on a monthly schedule established by the Department. The type of information provided must be consistent with the Department’s written specifications.

b.	Throughout the contract term, these insurers and third-party administrators must also accept and properly process post payment billings from the Department’s fiscal agent for health care services and items received by Wisconsin Medicaid enrollees.

6.	If at any time during the contract term any of the insurers or third party administrators fail, in whole or in part, to adhere to the requirements of subsection 5, a or 5, b above, the Department may take the remedial measures specified in Article XI, B, 2 and Article XI, C, 3, a.

H.	Recoupments

The Department will not normally recoup HMO per capita payments when the HMO actually provided services. However, if the Medicaid enrollee cannot use HMO facilities, the Department will recoup HMO capitation payments. Such situations are described more fully below:

1.	The Department will recoup HMO capitation payments for the following situations where an enrollee’s HMO status has changed before the 1st day of a month for which a capitation payment has been made:

a.	Enrollee moves out of the HMO’s service area

b.	Enrollee enters a public institution

c.	Enrollee dies

2.	The Department will recoup HMO capitation payments for the following situations where the Department initiates a change in an enrollee’s HMO status on a retroactive basis, reflecting the fact that the HMO was not able to provide services. In these situations, recoupments for multiple month’s capitation payments are more likely:

a.	Correction of a computer or human error, where the person was never really enrolled in the HMO.

b.	Disenrollments of enrollees for reasons of pregnancy and continuity of care, or for reasons specified in Article III, F.

3.	If membership is disputed between two HMOs, the Department will be the final arbitrator of HMO membership and reserve the right to recoup an inappropriate capitation payment.

4.	If an HMO enrollee moves out of the HMO’s service area, the enrollee will be disenrolled from the HMO on the date the enrollee moved as verified by the eligibility worker. If the eligibility worker is unable to verify the enrollee’s move, the HMO may mail a “certified return receipt requested” letter to the enrollee to verify the move. The enrollee must sign for the letter. A copy of the letter and the signed return receipt must be sent to the Department or its designee within twenty days of the enrollee’s signature date. If this criteria is met the effective date of the disenrollment is the first of the month in which the certified returned receipt requested letter was sent. Documentation that fails to meet the twenty-day criteria will result in disenrollment the first day of the month that the HMO supplied information to the Department or its designee. This policy does not apply to extended service area requests that have been approved by the HMO unless the enrollee moves out of the extended service area or the HMO’s service area. Any capitation payment made for periods of time after disenrollment will be recouped.

5.	If a contract is terminated, recoupments will be handled through a payment by the HMO within 30 business days of contract termination.

6.	If an HMO is unable to meet the HealthCheck requirements specified in Article III, K.

I.	Neonatal Intensive Care Unit (NICU) Risk-Sharing Payment(s)

The HMO may seek reimbursement as specified in Article VI, A. The Department will reimburse each HMO for a portion of the NICU costs incurred by the HMO per county for those enrollees who meet the criteria defined in subsection 1 below and if the HMO’s average number of NICU days per thousand member years per county exceeds 75 days per thousand member years per county during the contract period.

1.	Coverage Criteria

a.	NICU days cover any newborn transferred or directly admitted after birth to a Level II, Level III or Level IV SCN/NICD for treatment and/or observation under the care of a neonatologist or pediatrician. NICU coverage continues until the infant is deemed medically stable to be discharged to a newborn nursery, medical floor or home. Level II, III, and IV facilities provide the following services:

1)	Level II facilities provide a full range of services for low birth weight neonates who are not sick, but require frequent feeding, and neonates who require more hours of nursing than do normal neonates.

2)	Level III facilities provide a full range of newborn intensive care services for neonatal patients who do not require intensive care but require 6-12 hours of nursing each day.

3)	Level IV facilities provide a full range of services for severely ill neonates who require constant nursing and continuous cardiopulmonary and other support.

b.	NICU days also cover any newborn infant transferred or directly admitted after birth to a Level II, Level III or Level IV SCN/NICD who requires transfer to another institution for a severe, compromised physical status, diagnostic testing or surgical intervention that cannot be provided at the hospital of initial admission. NICU coverage continues until the infant is transferred back to the initial hospital and deemed medically stable to be discharged to a newborn nursery, medical floor or home.

2.	Reimbursement Criteria

a.	The HMO’s NICU reimbursement amount is calculated by contract period and by county. For NICU risk sharing, a “contract period” is defined as one calendar year.

b.	The Department will reimburse the HMO for 90% of the HMO’s NICU cost per day, not to exceed a reimbursement of $1,443 per day, for each day that the HMO’s average number of NICU days per thousand member years exceeds 75 NICU days per thousand member years per county during the contract period.

c.	The HMO’s NICU cost per day includes the HMO’s NICU inpatient payment per day and the HMO’s associated physician payments. Associated physician payments refer to the total HMO payments made by the HMO to the physician(s) for services provided to the infant during the NICU stay. Associated physician payments are divided by the number of days reported for the NICU stay to determine the HMO’s payment per day of associated physician payments.

Amounts paid must include payments for all physician and hospital services that were provided during the report period regardless of the HMO’s actual payment date.

d.

The Department makes the NICU reimbursement to the HMO after the end of the contract year, after the HMO has submitted all needed NICU data. The Department will reimburse the HMO within 60 days of receipt of all necessary data from the HMO. The Department may make a final adjustment to the NICU reimbursement amount one year after the initial payment. This adjustment will be based on adjustments to eligible months and, updated information from the HMO such as the number of NICU days, inpatient payments, associated physician payments and amounts recovered from third parties.

e.	The number of eligible months for the NICU calculation includes Healthy Start Pregnant Women, AFDC and Healthy Start Children (refer to the NICU worksheet in Addendum VIII, E). The Department will make the final determination regarding the number of eligible months for the NICU calculation by HMO, by county and by year, using the Medicaid Management Information System Recipient Eligibility File.

f.	Costs for care provided to NICU enrollees who are retroactively disenrolled under Article VIII of this Contract are not payable. The HMO must back out the costs of the care provided during the backdated period from their NICU reports.

3.	Reporting Requirements

HMOs that choose to submit their report(s) under the NICU enhanced funding policy must follow the reporting requirements listed below:

a.	HMOs may submit an interim and a final report for each contract period if the NICU criteria are met. The HMO does not have to file a report if the NICU criteria are not met:

1)	Interim reports must be submitted to the Department on or before May 1 of the following year (i.e., an interim report for the contract period May 1, 2004, through December 31, 2004, must be submitted on or before May 1, 2005.

2)	Final reports must be submitted on or before May 1 one year after the submission of an interim report (i.e., a final report for the contract period May 1, 2004, through December 31, 2004, must be submitted on or before May 1, 2006).

b.	HMOs must submit all data by county and in the format requested by the Department for calculating the NICU reimbursement on or before May 1 of the following calendar year. The data and data format requirements are defined in Addendum VIII, E.

c.	HMO’s must submit their NICU report(s) to the Department’s Contract Specialist as specified in Article VII, J.

4.	Dispute Resolution

Disputes regarding the Department’s payment or nonpayment of NICU services as well an any adjustments made by the HMO (e.g., adjustments to provider payments, NICU days or adjustments due to amounts recovered from third parties) must be submitted in the next report period as specified in Article VII, J.

J.	Payment(s) for AIDS/HIV and Ventilator Dependent Enrollees

The Department will pay 100% of the HMO’s costs of providing Medicaid covered services to HMO enrollees who meet the AIDS, HIV-positive or ventilator dependent criteria in this section, by county. The HMO may seek reimbursement as specified in Article VI, A.

1.	Reimbursement criteria specific to each policy is defined below

a)	AIDS

For those enrollees with a confirmed diagnosis of AIDS, as indicated by an ICD-9-CM diagnosis code, the 100% reimbursement is effective on the first day of the month in which they were diagnosed as having AIDS.

b)	HIV-positive

For those enrollees who are HIV-Positive and on antiretroviral drug treatment approved by the Food and Drug Administration, qualify for reimbursement. The 100% reimbursement is effective on the first day of the month that the first antiretroviral medication was dispensed. If the name of the antiretroviral medication and the date it was started is unclear, the Department will use the HMO’s pharmacy detail record(s) to determine the effective date of enhanced funding.

c)	Ventilator dependent

For the purposes of this reimbursement, a ventilator-assisted patient must have died while on total respiratory support or the patient must require equipment that provides total respiratory support. This equipment may be a volume ventilator, a negative pressure ventilator, a continuous positive airway pressure (CPAP) system, or a Bi (inspiratory and expiratory) PAP. The patient may need a combination of these systems. Any equipment used only for the treatment of sleep apnea does not qualify as total respiratory support. Total respiratory support must be required for a total of six or more hours per 24 hours. The patient must have total respiratory support for at least 30 days that need not be continuous.

The absolute need for the respiratory support must be supported by appropriate medical documentation.

The period of enhanced funding starts on the first day of the month that the patient was placed on ventilator support. It ends on the last day of the month that the patient is removed from the ventilator support, or at the end of the hospital stay, whichever is later.

Dates of enhanced funding are based on the following:

•	Day one is the day that the patient is placed on the ventilator. If the patient is on the ventilator for less than six hours on the first day, the use must continue into the next day and be more than six total hours.

•	Each day that the patient is on the ventilator for part of any day, as long as it is part of the six total hours per 24 hours, counts as a day for enhanced funding.

2.	Adjustments that will be made to the HMO’s final payment include but are not limited to

a.	Reimbursement(s) already paid to the HMO in the form of capitation payments for enrollees who qualify as being AIDS, HIV- positive or ventilator dependent will be deducted from the HMOs 100% reimbursement.

b.	Costs for care provided to AIDS, HIV-positive or ventilator dependent enrollees who are retroactively disenrolled under Article VIII of this contract are not payable. The HMO must back out the cost of the care provided during the backdated period from their reports.

3.	Reporting Requirements for AIDS, HIV-Positive and Ventilator Dependent Enrollees

a.	HMOs must submit detail reports on disk and hard copy and in the format specified in Addendum VIII, A of this Contract.

b.	HMOs must submit their reports to the Department’s fiscal agent Contract Monitor on a quarterly basis as specified in Article VII, J, of this Contract.

c.

As required by the Wis. Adm. Code HFS 106.03, payment data or adjustment data must be received by the Department’s fiscal agent within 365 days after the date of the service. If the HMO cannot meet this requirement, the HMO must provide documentation that substantiates the delay. The Department will make the final determination to pay or deny the services. The Department will exercise reasonable discretion in making the determination to waive the 365 day billing requirement.

4.	Documentation Requirements for AIDS, HIV-Positive and Ventilator Dependent Enrollees

To qualify enrollees for reimbursement the HMO must submit the documentation that is required for each policy at the same time as the quarterly reports identified in Article VII, J. HMOs may use the Department’s designated form or develop their own as long as it contains the required information as specified for each policy.

a.	AIDS documentation

A signed statement from a physician that indicates a confirmed diagnosis of AIDS and the diagnosis date must accompany each new request.

b.	HIV-positive documentation

A signed statement from the physician that the enrollee is HIV-Positive and on antiretroviral medications, the name of the drug and the date it was started must accompany each new request.

c.	Ventilator dependent documentation

1)	A signed statement from the physician attesting to the need of the patient.

2)	Copies of progress notes that show the need for continuation of total ventilator support, any change in the type of ventilator support and the removal of the ventilatory support. Copies of lab reports must be submitted if the progress notes do not include blood gas levels.

5.	Dispute Resolution

Disputes regarding the Department’s payment or nonpayment of AIDS, HIV-positive or ventilator dependent Medicaid services as well as any adjustments made by the HMO (e.g., adjustments to provider payments or adjustments due to amounts recovered from third parties) must be submitted in the next report period as specified in Article VII, J.

ARTICLE VII

VII.	COMPUTER/DATA REPORTING SYSTEM, DATA, RECORDS AND REPORTS

A.	Access to and/or Disclosure of Financial Records

The HMO and any subcontractors must make available to the Department, the Department’s authorized agents, and appropriate representatives of the U.S. Department of Health and Human Services any financial records of the HMO or subcontractors that relate to the HMO’s capacity to bear the risk of potential financial losses, or to the services performed and amounts paid or payable under this Contract. The HMO must comply with applicable record keeping requirements specified in HFS 105.02(1)-(7) Wis. Adm. Code, as amended.

B.	Access to and Audit of Contract Records

Throughout the duration of this Contract, and for a period of five years after termination of this Contract, the HMO must provide duly authorized representatives of the state or federal government access to all records and material relating to the HMO’s provision of and reimbursement for activities contemplated under the Contract. Such access shall include the right to inspect, audit and reproduce all such records and material and to verify reports furnished in compliance with the provisions of this Contract. All information so obtained will be accorded confidential treatment as provided under applicable laws, rules or regulations.

C.	Abortions, Hysterectomies and Sterilization Reporting Requirements

The HMO shall comply with the following state and federal reporting and compliance requirements for the services listed below, for the entire HMO, aggregating all service areas if the HMO has more than one service area:

1.	Abortions must comply with the requirements of Chapter 20.927, Wis. Stats., and with 42 CFR 441 Subpart E—Abortions.

2.	Hysterectomies and sterilizations must comply with 42 CFR 441 Subpart F—Sterilizations.

Sanctions in the amount of $10,000.00 may be imposed for non-compliance with the above special reporting and compliance requirements.

3.	HMOs must abide by s. 609.30 Wis. Stats.

D.	Computer Data Reporting System

The HMO must maintain a computer/data reporting system that meets the following Department requirements. The HMO is responsible for complying with all the Department’s reporting requirements and with ensuring the accuracy and completeness of the data as well as the timely submission of data. The data submitted must be supported by records available to the Department or its designee. The Department reserves the right to conduct on-site inspections and/or audits prior to awarding the Contract. The HMO must have a contact person responsible for the computer/data reporting system and who can answer questions from the Department and resolve problems identified by the Department regarding the requirements listed below:

1.	The HMO must have a claims processing system that is adequate to meet all claims processing and retrieval requirements specified in this Contract, specifically Article III, D, 1.

2.	The HMO must have a computer/data collection, processing, and reporting system sufficient to monitor HMO enrollment/disenrollment (in order to determine on any specific day which recipients are enrolled or disenrolled from the HMO) and to monitor service utilization for the Utilization Management requirements of Quality Assessment/Performance Improvement (QAPI) that are specified in Article IV, G of this Contract.

3.	The HMO must have a computer/data collection, processing, and reporting system sufficient to support the QAPI requirements described in Article IV. The system must be able to support the variety of QAPI monitoring and evaluation activities, including the monitoring/evaluation of quality of clinical care and service (Article IV, B); periodic evaluation of HMO providers (Article IV, D, 2); member feedback on QAPI (Article IV, E, 1 and 2); maintenance of and use of medical records in QAPI (Article IV, F, 6 and 9); and monitoring and evaluation of priority areas (Article IV, B).

4.	The HMO must have a computer and data processing system sufficient to accurately produce the data, reports, and encounter data set, in the formats and time lines prescribed by the Department in this contract, that are included in Article VII, J of this Contract. Newly certified HMOs and HMOs who substantially change the IS system during the contract period are required to submit electronic test encounter data files as required by the Department in the format specified in the HMO encounter data user manual and timelines specified in Article VII, J of this Contract and as may be further specified by the Department. The electronic test encounter data files are subject to Department review and approval before production data is accepted by the Department. Production claims or other documented encounter data must be used for the test data files.

5.	The HMO must capture and maintain a claim record of each service or item provided to enrollees, using HCFA 1500, UB-92, NCPDP, HIPAA transaction code sets, or other claim, or claim formats that are adequate to meet all reporting requirements of this Contact. The computerized database must be a complete and accurate representation of all services the HMO covers for the contract period. The HMO is responsible for monitoring the integrity of the database, and facilitating its appropriate use for such required reports as encounter data and targeted performance improvement studies.

6.	The HMO must have a computer processing and reporting system that is capable of following or tracing an encounter within its system using a unique encounter record identification number for each encounter.

7.	The HMO reporting system must have the ability to identify all denied claims/encounters using national HIPAA Claim Adjustment Reason.

8.	The HMO system must be capable of reporting original and reversed claim detail records and encounter records.

9.	The HMO system must be capable of correcting an error to the encounter record within 90 days of notification by the Department.

The HMO must notify the Department of all significant personnel changes and system changes that may impact the integrity of the data, including new claims processing software and vendors.

E.	Coordination of Benefits (COB), Encounter Record, Formal Grievances and Birth Cost Reporting Requirements

The HMO agrees to furnish to the Department and to its authorized agents, within the Department’s time frame and format, information that the Department requires to administer this Contract, including but not limited to the following:

1.	Coordination of Benefits (COB)

Summaries of amounts recovered from third parties for services rendered to enrollees under this Contract in the format specified in Addendum VIII, B.

2.	Encounter Record for Each Enrollee Service

An encounter record for each service provided to enrollees covered under this Contract. The encounter data set must include at least those data elements specified in section F of this Article.

The encounter data set must be submitted no less frequently then monthly via electronic media. Refer to Article I, Definitions, for the definition of an encounter.

3.	Formal Grievances

Copies of all formal grievances and documentation of actions taken on each grievance, as specified in section Addendum VIII, G.

4.	Birth Cost as specified in Addendum VIII, F

F.	Encounter Data Reporting Requirements

All HMOs that contract with the Department to provide Medicaid services must submit monthly encounter data files according to the specifications and submission protocols published in the Wisconsin Medicaid HMO Encounter Data User Manual.

1.	Reporting Requirement

The rules governing the level of detail when reporting encounters should be those rules established by the following classification schemes: ICD-9-CM (or ICD-10-CM) diagnosis codes and CPT procedure codes (HCPCS Level I codes), Level II HCPCS codes, Level III HCPCS codes, National Drug Codes (NDC), CDT-2 codes, Hospital revenue codes for inpatient and outpatient hospital services, and hospital inpatient Diagnostic Related Group (DRG) codes, if DRG codes are used.

Multiple encounters can occur between a single provider and a single recipient on a day. For example, if a physician provides a limited office visit, administers an immunization, and takes a chest x-ray, and the provider submits a claim or report specifically identifying all three services, then there are three encounters, and the HMO will report three encounters to the Wisconsin Medicaid Program.

2.	Testing Encounter Data

New HMOs must test the encounter data set until the Department is satisfied that the HMO is capable of submitting valid, accurate, and timely encounter data according to the schedule and timetable in Article VII, J.

3.	Primary HMO Contact Person

Each HMO must specify to the Department the name of the primary contact person assigned responsibility for submitting and correcting HMO encounter and utilization data, and a secondary contact person in the event the primary contact person is not available.

4.	HMO Encounter Technical Workgroup Requirement

All HMOs must assign staff to participate in HMO encounter technical workgroup meetings periodically scheduled by the Department. This workgroup’s purpose is to enhance the HMO and Medicaid data submission protocols and improve the accuracy and completeness of the data. The HMO encounter technical workgroup is also responsible for planning the implementation of the 820 and 834 electronic transaction formats mandated by the Health Insurance Portability and Accountability Act (HIPAA).

5.	Encounter Data Completeness and Accuracy

The Department will conduct data validity and completeness audits during the contract period. At least one of these audits will include a review of the HMO’s encounter data system and system logic.

6.	Analysis of Encounter Data

The Department retains the right to analyze encounter data and use it for any purpose it deems necessary. However, the Department will make every effort to ensure that the analysis does not violate the integrity of the reported data submitted by the HMO.

G.	Records Retention

The HMO must retain, preserve and make available upon request all records relating to the performance of its obligations under the contract, including paper and electronic claim forms, for a period of not less than five years from the date of termination of this contract. Records involving matters that are the subject of litigation shall be retained for a period of not less than five years following the termination of litigation. Microfilm copies of the documents contemplated herein may be substituted for the originals with the prior written consent of the Department, if the Department approves the microfilming procedures as reliable and supported by an effective retrieval system.

Upon expiration of the five year retention period and upon request, the subject records must be transferred to the Department’s possession. No records shall be destroyed or otherwise disposed of without the prior written consent of the Department.

H.	Reporting of Corporate and Other Changes

The HMO must report to the Department any change in corporate structure or any other change in information previously reported. The HMO must report the change as soon as possible, but not later than 30 days after the effective date of the change. Changes in information covered under this section include all of the following:

1.	Any change to the information the HMO previously provided in response to the Department’s questions in the current HMO Certification Application or any previous RFB for Medicaid and BadgerCare HMO Contracts. This includes any change in information provided by the HMO as a “new HMO,” within the meaning of the HMO Certification Application or RFB.

2.	Any change in information relevant to Article III, C, 1 of this Contract, relating to ineligible organizations.

3.	Any change in information relevant to Addendum I, Part A, III and IIV of this Contract, relating to ownership and business transactions of the HMO.

I.	Provider List Requirement

All HMOs that contract with the Department to provide Medicaid services must submit provider data once per contract period, based on the HMO files as of December 31, 2004.

The data must be provided in a Microsoft Access database by January 31, 2005. A CD containing the database with instructions for the required fields will be provided by the Department by November 1, 2004.

J.	Contract Specified Reports and Due Dates

REPORTS AND DUE DATES

Due Date*	Type of Report	Reporting Period	Due to	Report Format	Reporting Unit	Contract Reference

Within 15 days of contract signing	Civil Rights Compliance Plan: Affirmative Action Plan and Civil Rights Plan components	Contract period	DHFS		Affirmative Action/Civil Rights Compliance Office	Art. III, C, 4, a and b

Within 30 days of contract signing	Disclosure Statements	As of present time	BMHCP			Add. I, Part A, III

YEAR 2004

Jan 1	Encounter Data File (AFDC/HS & BC)	Dec. 2003	Medicaid Fiscal Agent-MEDS	Electronic Media	Encounter	Art. VII, E and F

Jan 15	**Dental Progress Report	Oct. – Dec. 2003	BMHCP	Hardcopy	Dental Service Area	Art. III, E, 8, c

Jan 31	Formal/Informal Grievance Experience Summary report (AFDC/HS & BC)	Oct. – Dec. 2003	BMHCP	Hardcopy	Entire HMO	Art. IX; Add. VIII, G

Feb 1	Encounter Data File (AFDC/HS & BC)	Jan. 2004	Medicaid Fiscal Agent – MEDS	Electronic Media	Encounter	Art. VII, E and F

Feb 1	AIDS/Ventilator Dependent (AFDC/HS & BC)	Oct. – Dec. 2003	Medicaid Fiscal Agent	Hardcopy & Disc	HMO Service Area	Art. VI, J; Add. VIII, A

Feb 7	Abortions/Sterilization/ Hysterectomies (AFDC/HS & BC)	Oct. – Dec. 2003	Medicaid Fiscal Agent	Hardcopy	Entire HMO	Art. VII, C; Art. X, D, 3

Feb 15	Federally Qualified Health Centers & Rural Health Centers (AFDC/HS & BC)	Oct. – Dec. 2003	BMHCP	Hardcopy – no form	By FQHC/RHC	Art, III, D, 7

Feb 15	Coordination of Benefits Report (AFDC/HS & BC)	Oct. – Dec. 2003	Medicaid Fiscal Agent	Hardcopy	Entire HMO	Art. VI, G; Add VIII, B

Mar l	Encounter Data File AFDC/HS and BC)	Feb. 2004	Medicaid Fiscal Agent-MEDS	Electronic Media	Encounter	Art. VII, E and F

Apr l	Encounter Data File (AFDC/HS & BC)	March 2004	Medicaid Fiscal Agent – MEDS	Electronic Media	Encounter	Art. VII, E and F

Apr 15	**Dental Progress Report	Jan. – Mar. 2004	BMHCP	Hardcopy	Dental Service Area	Art. III, E, 8, c

Apr 30	Formal/Informal Grievance Experience Summary report (AFDC/HS & BC)	Jan. – Mar. 2004	BMHCP	Hardcopy	Entire HMO	Art. IX; Add. VIII, G

May 1	Neonatal ICU Patient Care Data	Jan. – Dec. 2003	BMHCP	Hardcopy	HMO By County	Art. VI, I; Add VIII, E

May 1	Encounter Data File (AFDC/HS & BC)	Apr. 2004	Medicaid Fiscal Agent-MEDS	Electronic Media	Encounter	Art. VII, E and F

Due Date*	Type of Report	Reporting Period	Due to	Report Format	Reporting Unit	Contract Reference

May 1	AIDS/Ventilator Dependent (AFDC/HS & BC)	Jan. – Mar. 2004	Medicaid Fiscal Agent	Hardcopy & Disc	HMO Service Area	Art. VI, J; Add.VIII, A

May 7	Abortion/Sterilization/ Hysterectomies (AFDC/HS & BC)	Jan. – Mar. 2004	Medicaid Fiscal Agent	Hardcopy	Entire HMO	Art. VII, C; Art. X, D, 3

May 15	Federally Qualified Health Centers & Rural Health Centers (AFDC/HS & BC)	Jan. – Mar. 2004	BMHCP	Hardcopy – no form	By FQHC/RHC	Art. III, D, 7

May 15	Coordination of Benefits Report (AFDC/HS & BC)	Jan. – Mar. 2004	Medicaid Fiscal Agent	Hardcopy	Entire HMO	Art. VI, G; Add VIII, B

Jun l	Encounter File (AFDC/HS & BC)	May 2004	Medicaid Fiscal Agent-MEDS	Electronic Media	Encounter	Art. VII, E and F

Jul 1	Encounter File (AFDC/HS & BC)	Jun. 2004	Medicaid Fiscal Agent – MEDS	Electronic Media	Encounter	Art. VII, E and F

Jul 15	**Dental Progress Report	Mar. – Jun. 2004	BMHCP	Hardcopy	Dental Service Area	Art. III, E, 8, c

Jul 31	Formal/Informal Grievance Experience Summary report (AFDC/HS & BC)	Apr. – Jun. 2004	BMHCP	Hardcopy	Entire HMO	Art. IX; Add. VIII, G

Aug 1	AIDS/Ventilator Dependent (AFDC/HS & BC)	Apr. – Jun. 2004	Medicaid Fiscal Agent	Hardcopy & Disc	HMO Service Area	Art. VI, J; Add. VIII, A

Aug 1	Encounter File (AFDC/HS & BC)	Jul. 2004	Medicaid Fiscal Agent-MEDS	Electronic Media	Encounter	Art. VII, E and F

Aug 7	Abortions/Sterilization/ Hysterectomies (AFDC/HS & BC)	Apr. – Jun. 2004	Medicaid Fiscal Agent	Hardcopy	Entire HMO	Art. VII, C; Art. X, D, 3

Aug 15	Federally Qualified Health Centers & Rural Health Centers	Apr. – Jun. 2004	BMHCP	Hardcopy -no form	By FQHC/RHC	Art. III, D, 7

Aug 15	Coordination of Benefits Report (AFDC/HS & BC)	Apr. – Jun. 2004	Medicaid Fiscal Agent	Hardcopy	Entire HMO	Art. VI, G; Add VIII, B

Sept 1	Encounter File (AFDC/HS & BC)	Aug. 2004	Medicaid Fiscal Agent-MEDS	Electronic Media	Encounter	Art. VII, E and F

Oct 1	Performance Improvement Projects (AFDC/HS & BC)	Jan. – Dec. 2003	BMHCP	Hardcopy	Per Improvement Project	Art. IV, K

Oct 1	Encounter File (AFDC/HS & BC)	Sep. 2004	Medicaid Fiscal Agent-MEDS	Electronic Media	Encounter	Art. VII, E and F

Oct 15	**Dental Progress Report	Jul. – Sep. 2004	BMHCP	Hardcopy	Dental Service Area	Art. III, E, 8, c

Oct 31	Formal/Informal Grievance Experience Summary report (AFDC/HS & BC)	Jul. – Sep. 2004	BMHCP	Hardcopy	Entire HMO	Art. IX; Add. VIII, G

Nov l	AIDS/Ventilator Dependent (AFDC/HS & BC)	Jul. – Sep. 2004	Medicaid Fiscal Agent	Hardcopy & Disc	HMO Service Area	Art. VI, J; Add. VIII, A

Nov l	Encounter File (AFDC/HS & BC)	Oct. 2004	Medicaid Fiscal Agent-MEDS	Electronic Media	Encounter	Art. VII, E and F

Due Date*	Type of Report	Reporting Period	Due to	Report Format	Reporting Unit	Contract Reference

Nov 7	Abortions/Sterilization/ Hysterectomies (AFDC/HS & BC)	Jul. – Sep. 2004	Medicaid Fiscal Agent	Hardcopy	Entire HMO	Art. VII, C; Art. X, D, 3

Nov 15	Federally Qualified Health Centers & Rural Health Centers (AFDC/HS & BC)	Jul. – Sep. 2004	BMHCP	Hardcopy - no form	By FQHC/RHC	Art. III, D, 7

Nov 15	Coordination of Benefits Report (AFDC/HS & BC)	Jul. – Sep. 2004	Medicaid Fiscal Agent	Hardcopy	Entire HMO	Art. VI, G; Add VIII, B

Dec 1	Encounter File (AFDC/HS & BC)	Nov. 2004	Medicaid Fiscal Agent-MEDS	Electronic Media	Encounter	Art. VII, E and F
YEAR 2005

Jan l	Encounter File (AFDC/HS & BC)	Dec. 2004	Medicaid Fiscal Agent-MEDS	Electronic Media	Encounter	Art. VII, E and F

Jan 15	**Dental Progress Report	Oct. – Dec. 2004	BMHCP	Hardcopy	Dental Service Area	Art. III, E, 8, c

Jan 31	Formal/Informal Grievance Experience Summary report (AFDC/HS & BC)	Oct. – Dec. 2004	BMHCP	Hardcopy	Entire HMO	Art. IX; Add. VIII, G

Jan 31	Provider List on Tape	Dec. 31, 2004	BMHCP	Disc	HMO Service Area	Art. VII, I

Feb 1	AIDS/Ventilator Dependent (AFDC/HS & BC)	Oct. – Dec. 2004	Medicaid Fiscal Agent	Hardcopy & Disc	HMO Service Area	Art. VI, J; Add. VIII, A

Feb l	Encounter File (AFDC/HS & BC)	Jan. 2005	Medicaid Fiscal Agent-MEDS	Electronic Media	Encounter	Art. VII, E and F

Feb 7	Abortions/Sterilization/ Hysterectomies (AFDC/HS & BC)	Oct. – Dec. 2004	Medicaid Fiscal Agent	Hardcopy	Entire HMO	Art. VII, C; Art. X, D, 3

Feb 15	Federally Qualified Health Centers & Rural Health Centers (AFDC/HS & BC)	Oct. – Dec. 2004	BMHCP	Hardcopy - no form	By FQHC/RHC	Art. III, D, 7

Feb 15	Coordination of Benefits Report (AFDC/HS & BC)	Oct. – Dec. 2004	Medicaid Fiscal Agent	Hardcopy	Entire HMO	Art. VI, G; Add VIII, B

Mar l	Encounter File (AFDC/HS & BC)	Feb. 2005	Medicaid Fiscal Agent-MEDS	Electronic File	Encounter	Art. VII, E and F

Apr l	Encounter File (AFDC/HS & BC)	Mar. 2005	Medicaid Fiscal Agent-MEDS	Electronic File	Encounter	Art. VII, E and F

Apr 15	**Dental Progress Report	Jan. – Mar. 2005	BMHCP	Hardcopy	Dental Service Area	Art. III, E, 8, c

Apr 30	Formal/Informal Grievance Experience Summary report (AFDC/HS & BC)	Jan. – Mar. 2005	BMHCP	Hardcopy	Entire HMO	Art. IX; Add. VIII, G

May 1	Neonatal ICU Patient Care Data	Jan. – Dec. 2004	BMHCP	Hardcopy	HMO By County	Art. VI, I; Add. VIII, E

May 1	Encounter File (AFDC/HS & BC)	Apr. 2005	Medicaid Fiscal Agent-MEDS	Electronic File	Encounter	Art. VII, E and F

Due Date*	Type of Report	Reporting Period	Due to	Report Format	Reporting Unit	Contract Reference

May 1	AIDS/Ventilator Dependent (AFDC/HS & BC)	Jan. –Mar. 2005	Medicaid Fiscal Agent	Hardcopy & Disc	HMO Service Area	Art. VI, J; Add. VIII, A

May 7	Abortions/Sterilization/ Hysterectomies (AFDC/HS & BC)	Jan. – Mar. 2005	Medicaid Fiscal Agent	Hardcopy	Entire HMO	Art. VII, C; Art. X, D, 3

May 15	Federally Qualified Health Centers & Rural Health Centers (AFDC/HS & BC)	Jan. – Mar. 2005	BMHCP	Hardcopy - no form	By FQHC/RHC	Art. III, D, 7

May 15	Coordination of Benefits Report (AFDC/HS & BC)	Jan. – Mar. 2005	Medicaid Fiscal Agent	Hardcopy	Entire HMO	Art. VI, G; Add VIII, B

Jun l	Encounter File (AFDC/HS & BC)	May 2005	Medicaid Fiscal Agent-MEDS	Electronic File	Encounter	Art. VII, E and F

Jul 1	Encounter File (AFDC/HS & BC)	Jun. 2005	Medicaid Fiscal Agent-MEDS	Electronic File	Encounter	Art. VII, E and F

Jul 15	**Dental Progress Report	Apr. – Jun. 2005	BMHCP	Hardcopy	Dental Service Area	Art. III, E, 8, c

Jul 31	Formal/Informal Grievance Experience Summary report (AFDC/HS & BC)	Apr. – Jun. 2005	BMHCP	Hardcopy	Entire HMO	Art. IX; Add. VIII, G

Aug 1	AIDS/Ventilator Dependent (AFDC/HS & BC)	Apr. – Jun. 2005	Medicaid Fiscal Agent	Hardcopy & Disc	HMO Service Area	Art. VI, J; Add. VIII, A

Aug 1	Encounter File (AFDC/HS & BC)	Jul. 2005	Medicaid Fiscal Agent-MEDS	Electronic File	Encounter	Art. VII, E and F

Aug 7	Abortions/Sterilization/ Hysterectomies (AFDC/HS & BC)	Apr. – Jun. 2005	Medicaid Fiscal Agent	Hardcopy	Entire HMO	Art. VII, C; Art. X, D, 3

Aug 15	Federally Qualified Health Centers & Rural Health Centers (AFDC/HS & BC)	Apr. – Jun. 2005	BMHCP	Hardcopy -no form	By FQHC/RHC	Art. III, D, 7

Aug 15	Coordination of Benefits Report (AFDC/HS & BC)	Apr. – Jun. 2005	Medicaid Fiscal Agent	Hardcopy	Entire HMO	Art. VI, G; Add VIII, B

Sep l	Encounter File (AFDC/HS & BC)	Aug. 2005	Medicaid Fiscal Agent-MEDS	Electronic File	Encounter	Art. VII, E and F

Oct 1	Performance Improvement Projects (AFDC/HS & BC)	Jan. –Dec. 2004	BMHCP	Hardcopy	Per Improvement Project	Art. IV, K

Oct 1	Encounter File (AFDC/HS & BC)	Sep. 2005	Medicaid Fiscal Agent-MEDS	Electronic File	Encounter	Art. VII, E and F

Oct 15	**Dental Progress Report	Jul. – Sep. 2005	BMHCP	Hardcopy	Dental Service Area	Art III, E, 8 c

Oct 31	Formal/Informal Grievance Experience Summary report (AFDC/HS & BC)	Jul. – Sep. 2005	BMHCP	Hardcopy	Entire HMO	Art. IX; Add. VIII, G

Nov l	AIDS/Ventilator Dependent (AFDC/HS & BC)	Jul. – Sep. 2005	Medicaid Fiscal Agent	Hardcopy & Disc	HMO Service Area	Art. VI, J; Add. VIII, A

Nov l	Encounter File (AFDC/HS & BC)	Oct. 2005	Medicaid Fiscal Agent-MEDS	Electronic File	Entire HMO	Art. VII, E and F

Due Date*	Type of Report	Reporting Period	Due to	Report Format	Reporting Unit	Contract Reference

Nov 7	Abortions/Sterilization/ Hysterectomies (AFDC/HS & BC)	Jul. – Sep. 2005	Medicaid Fiscal Agent	Hardcopy	Entire HMO	Art. VII, C; Art. X, D, 3

Nov 15	Federally Qualified Health Centers & Rural Health Centers (AFDC/HS & BC)	Jul. – Sep. 2005	BMHCP	Hardcopy -no form	By FQHC/RHC	Art. III, D, 7

Nov 15	Coordination of Benefits Report (AFDC/HS & BC)	Jul. – Sep. 2005	Medicaid Fiscal Agent	Hardcopy	Entire HMO	Art. VI, G; Add VIII, B

Dec 1	Encounter File (AFDC/HS & BC)	Nov. 2005	Medicaid Fiscal Agent-MEDS	Electronic File	Encounter	Art. VII, E and F

Any reports that are due on a weekend or holiday are due the following business day.

**	Only HMOs that are certified to provide dental services are required to submit dental progress reports for the service area in which the HMO is certified to provide dental.

Report Mailing Addresses:	Medicaid Fiscal Agent - MEDS 10 E. Doty Street, Suite 200 Madison, WI 53703	*BMHCP Department of Health and Family Services Bureau of Managed Health Care Programs P.O. Box 309 Madison, WI 53701-0309	Medicaid Fiscal Agent Managed Care Unit P.O. Box 6470 Madison, WI 53716-0470

Department of Health and Family Services Affirmative Action/Civil Rights Compliance Office P.O. Box 7850 Madison, WI 53707-7850

ARTICLE VIII

VIII.	ENROLLMENT AND DISENROLLMENTS

A.	Enrollment

The HMO must accept as enrolled all persons who appear as enrollees on the HMO Enrollment Reports and newborns as defined in Article I. Enrollment in the HMO is voluntary by the recipient except where limited by departmental implementation of a State Plan Amendment or a Section 1115(a) waiver. The current State Plan Amendment and 1115(a) waiver require mandatory enrollment into an HMO for those service areas in which there are two or more HMOs with sufficient slots for the HMO eligible population. The Department reserves the right to assign a Medicaid or BadgerCare recipient to a specific HMO when the recipient fails to choose an HMO during a required enrollment period.

1.	Section 1115(A) Waiver and State Plan Amendment

If at any time during the contract period the Department obtains a State Plan Amendment, a waiver or revised waiver authority under the Social Security Act (as amended), the conditions of enrollment described in this Contract, including but not limited to voluntary enrollment and the right to voluntary disenrollment, will be amended by the terms of said waiver and State Plan Amendment.

2.	Enrollee Lock-In Period

Under the Department’s State Plan Amendment and waiver authority of Section 1115(a) of the Social Security Act (as amended) enrollees in mandatory HMO service areas will be locked in to an HMO for twelve months. The first 90 days of the 12-month lock-in period are open enrollment period during which the enrollee may change HMOs without cause. The conditions of disenrollment specified in Article VIII, C, apply during this lock-in period.

3.	Enrollment Levels

As specified in Article XVI and Addendum X of this Contract, the HMO must designate its maximum enrollment level for its entire service area. The Department may take up to 60 days from the date of written notification to implement maximum enrollment level changes. The HMO must accept as enrolled all persons who appear as enrollees on the HMO Enrollment Reports and newborns up to the HMO specified enrollment level for its service area. The number of enrollees may exceed the maximum enrollment level by 5% on a temporary basis. The Department does not guarantee any minimum enrollment level. The maximum enrollment level for a service area may be increased or decreased during the course of the contract period based on mutual acceptance of a different maximum enrollment level.

4.	Additional Health-Related Services

The HMO must not obtain enrollment through the offer of any compensation, reward, or benefit to the enrollee except for additional health-related services that have been approved by the Department.

B.	Enrollment/Disenrollment Practices

The HMO must permit the Department to monitor its enrollment and disenrollment practices under this Contract. The HMO will not discriminate in enrollment/disenrollment activities between individuals on the basis of health status or requirement for health care services, including those who have AIDS or are HIV-Positive. This includes an enrollee with a diminished mental capacity, who is uncooperative and displays disruptive behavior due to the enrollee’s special needs.

The Department must ensure that recipients with medical status codes that are not eligible for HMO enrollment are appropriately disenrolled according to Department policy.

This section does not prevent the HMO from assisting in the disenrollment process for individuals who the Department determines should be assigned a different medical status code.

C.	Disenrollment/Exemption Requests

All enrollees shall have the right to disenroll from the HMO pursuant to 42 CFR 434.27(b)(1) unless otherwise limited by a State Plan Amendment or a Section 1115(a) waiver of federal laws, or pursuant to Article III, F. A voluntary disenrollment shall be effective no later than the first day of the second month following the month in which the enrollee requests termination. The HMO will promptly forward to the Department or its designee all requests from enrollees for disenrollment. Wisconsin currently has a State Plan Amendment and an 1115(a) waiver which allows the Department to “lock-in” enrollees to an HMO for a period of 12 months in mandatory HMO service areas, except that disenrollment is allowed for good cause as described in subsections 1 through 14 below. The lock-in policy is described more completely in Section A, 2 above. Article III, F allows voluntary exemptions and disenrollment from HMOs for a variety of reasons.

Disenrollment/exemption requests will be processed as soon as possible and will generally be effective the first day of the month of the request unless otherwise specified. Disenrollments/exemptions will not normally be backdated further. The Department will not use its authority regarding backdating unreasonably. If the disenrollment or exemption is approved, the HMO will not be liable for services, as of the effective date of the disenrollment or exemption. If the Department fails to make a disenrollment determination within thirty days of receipt of all necessary information the disenrollment is considered approved.

1.	AIDS or HIV-Positive Exemption

Enrollees with a confirmed diagnosis of AIDS, as indicated by an ICD-9-CM diagnosis code, or who are HIV-Positive and on anti retroviral drug treatment approved by the Federal Food and Drug Administration, are eligible for an exemption. The HMO must not counsel or otherwise influence an enrollee or potential enrollee in such a way as to encourage exemption from enrollment or continued enrollment.

Exemption requests must come from the casehead or the enrollee and should be directed to the Department’s contracted Enrollment Specialist. Exemptions are processed as soon as possible and are effective on the first day of the month that anti retroviral treatment begins or the date that the enrollee was diagnosed with AIDS. Exemptions are not backdated more than nine months from the date the request is received.

2.	Developmental Disability or Admission to a Birth to Three Program Exemption

A child from birth through two years of age (including two year olds), who is severely developmentally disabled or suspected of a severe developmental delay, or who is admitted to a Birth to Three program is eligible for an exemption. Exemption requests must be made by the casehead of the enrollee or by the County Birth to Three programs, on behalf of an enrollee. Exemption requests must be directed to the Department’s contracted Enrollment Specialist.

3.	Certified Nurse Midwives or Nurse Practitioners Exemption

Enrollees may be eligible for an exemption from enrollment if all of the following criteria are met:

a.	The enrollee resides in a service area of a certified nurse midwife or nurse practitioner.

b.	The enrollee chooses to receive her care from a certified nurse midwife or nurse practitioner.

c.	The certified nurse midwife or nurse practitioner is not affiliated with any HMO in the service area either as an independently certified provider or as a non-billing provider.

Exemption requests are made by the casehead or the enrollee and should be directed to the Department’s contracted Enrollment Specialist.

4.	Commercial HMO Insurance Exemption

Enrollees who have commercial HMO insurance may be eligible for an exemption or disenrollment from a Medicaid and BadgerCare HMO if the commercial HMO does not participate in Medicaid. In addition, enrollees who have commercial insurance that limits them to a restricted provider network (e.g., PPOs, PHOs, etc.) may be eligible for an exemption from enrollment in a Medicaid and BadgerCare HMO or disenrollment.

Exemption or disenrollment requests are made by the enrollee and should be directed to the Department’s Enrollment Specialist. The HMO may request assistance from the Department’s contracted Enrollment Specialist in situations where the enrollee has commercial insurance that limits the enrollee to providers outside the HMO’s network.

When the Department’s recipient eligibility file indicates commercial HMO coverage limiting an enrollee to providers outside the Medicaid HMO network, and the enrollee seeks services from the Medicaid HMO network providers, the Medicaid HMO network providers may refuse to provide services to that enrollee and refer him/her to their commercial network, except in the case of an emergency.

5.	Federally Qualified Health Centers Exemption

Enrollees may be eligible for an exemption from enrollment if the following criteria are met:

a.	The enrollee resides in the service area of an FQHC.

b.	The enrollee chooses to receive their primary care from the FQHC.

c.	The FQHC is not affiliated with any HMO within the service area.

Exemption requests may be made by the casehead and should be directed to the Department’s Enrollment Specialist.

6.	Just Cause Disenrollment

The HMO may request and the Department will approve disenrollment for specific cases or persons where there is just cause. Just cause is defined as a situation where enrollment would be harmful to the interests of the recipient or in which the HMO cannot provide the recipient with appropriate medically necessary contract services for reasons beyond its control. Disruptive behavior resulting from diminished mental capacity from a special needs enrollee will not qualify as a just cause disenrollment. Disenrollment requests should be directed to the Department’s fiscal agent Contract Monitor.

7.	Inmates of a Public Institution Disenrollment

HMOs are not liable for providing care to enrollees who are inmates in a public institution for more than a full calendar month as defined in HFS 101.03(85). Disenrollment requests may be made by the HMO and should be directed to the Department’s fiscal agent Contract Monitor. The HMO must provide documentation that shows that the enrollee is incarcerated. The disenrollment will be effective the first of the month following the incarceration.

8.	Medicare Beneficiaries

Enrollees who become eligible for Medicare will be disenrolled effective the first of the month of notification to the Medicaid and BadgerCare programs from the Social Security Administration (SSA). Even if SSA awards Medicare eligibility retroactively, the effective date of HMO disenrollment will be the first of the month of notification.

9.	Mental Health and/or Substance Abuse Exemption

Requests for exemption from HMO enrollment must be initiated by the casehead or the enrollee who meets one or more of the following:

a.	A child meeting criteria for severe emotional disturbance (SED) who is enrolled or has been accepted in a SED program, such as intensive in-home psychotherapy or child/adolescent day treatment, during the term of the SED treatment.

b.	A person participating in a methadone treatment program, or who has been determined to need methadone treatment unless the person declines to receive such treatment. Enrollees who request exemption prior to participation in a methadone treatment program may be exempted for a maximum of two months, and the exemption may be extended if they continue to participate in the program.

c.	A person with a complex physical or psychiatric condition who has extensive non-medical programming needs are best provided or coordinated by the 51.42, 51.437, and/or social/human services system.

When the HMO confirms that at least one of these conditions exists, the HMO must inform the Medicaid or BadgerCare casehead of their options to enroll the affected enrollee in the HMO or to request that the person remain in the Medicaid FFS system. The HMO shall not encourage an enrollee to request an exemption from enrollment or to continue enrollment. The Department, the local boards, and the county social service departments may notify enrollees or potential enrollees of their options independently where such notification is deemed appropriate.

10.	Native American Disenrollment

Enrollees who are Native American and members of a federally recognized tribe are eligible for disenrollment.

11.	Ninth Month Pregnancy Exemption

Enrollees who deliver or are expected to deliver the first month they are assigned to a HMO may be eligible for exemption. In order for exemption to occur:

a.	The enrollee must have been automatically assigned or reassigned and must not have been in the HMO to which they were assigned or reassigned within the last seven months.; and

b.	The enrollee must be seeking care from a provider (physician and/or hospital) not affiliated with the HMO to which they were assigned.

Exemption requests can be made by the HMO, a provider, or the enrollee. Providers and HMOs should direct their exemption request to the Department’s fiscal agent Contract Monitor. Enrollees should direct their exemption request to the Department’s Enrollment Specialist.

12.	SSI Exemption and/or Disenrollment

Families may be eligible for an exemption from enrollment or be disenrolled if:

a.	There are one or more members in the family who are receiving SSI benefits, and

b.	The SSI member receives primary care from a provider who does not accept any Medicaid HMO, and

c.	Other family members receive their primary care from the same provider as the SSI member.

Exemption and disenrollment requests may be made by the SSI member, parent or guardian and should be directed to the Department’s Enrollment Specialist.

13.	Third Trimester Pregnancy Exemption

Enrollees who are in their third trimester of pregnancy when they are expected to enter an HMO may be eligible for exemption. In order for exemption to occur:

a.	The enrollee must have been automatically assigned or reassigned to their current HMO; and

b.	The enrollee must be seeking care from a provider (physician and/or hospital) who is either not affiliated with the HMO to which they were assigned or is affiliated but the HMO is closed to new enrollment.

Exemption requests can only be made by the enrollee and/or casehead. Exemption requests must be made before the end of the second month in the HMO or before the birth, whichever occurs first. Exemption requests should be directed to the Enrollment Contractor or the Department’s contracted Enrollment Specialist.

14.	Transplant Exemption

Enrollees who have had a transplant that is considered experimental such as a liver, heart, lung, heart-lung, pancreas, pancreas-kidney or bone marrow transplant are eligible for an exemption:

a.	The person to get the transplant will be permanently exempted from HMO enrollment the first of the month in which surgery is performed.

b.	In the case of autologous bone marrow transplants, the person will be permanently exempted from HMO enrollment the date the bone marrow was extracted.

c.	Enrollees who have had one or more of the transplant surgeries referenced above prior to enrollment in an HMO will be permanently exempted. The effective date will be either the first of the month not more than six months prior to the date of the request, or the first of the month of the HMO enrollment, whichever is later. Exemption requests may be made by the HMO.

ARTICLE IX

IX.	GRIEVANCE PROCEDURES

The grievance process refers to the overall system that includes grievances and appeals as defined in Article I. Medicaid and BadgerCare enrollees may grieve any aspect of service delivery provided or arranged by the HMO to the HMO and to the Department (described in Sections A and B below). The enrollee may appeal an action as defined in Article I to the HMO, the Department and/or to the Division of Hearings and Appeals (described in Sections C and D below).

A.	Procedures

The HMO must:

1.	Have written policies and procedures that detail what the grievance system is and how it operates.

2.	Identify a contact person in the HMO to receive grievances and appeals and be responsible for routing/processing.

3.	Operate an informal, oral grievance process that enrollees can use to get problems resolved without going through the formal, written grievance process.

4.	Operate a formal grievance process that enrollees can use to grieve in writing.

5.	Inform enrollees about the existence of the formal and informal grievance processes and how to use the formal and informal grievance process.

6.	Attempt to resolve grievances and appeals informally.

7.	Respond to written grievances (i.e., formal grievances) and appeals in writing within ten business days of receipt, except that in cases of emergency or urgent (expedited grievance) situations, HMOs must resolve the grievance or appeal within two business days of receiving the complaint or sooner if possible. This represents the first response. More complete procedures are described in Section B, of this Article.

8.	Operate a grievance process within the HMO that enrollees can use to grieve or appeal any negative response to the Board of Directors of the HMO. The HMO Board of Directors may delegate the authority to review grievances and appeals to an HMO grievance appeal committee, but the delegation must be in writing. If a grievance appeal committee is established, the Medicaid HMO Advocate must be a member of the committee.

9.	Grant the enrollee the right to appear in person before the grievance appeal committee to present written and oral information. The enrollee may bring a representative to the meeting. The HMO must inform the enrollee in writing of the time and place of the meeting at least seven calendar days before the meeting.

10.	Maintain a record keeping “log” of informal grievances and appeals that includes a short, dated summary of each problem, the response, and the resolution. The log must distinguish Medicaid and BadgerCare from commercial enrollees, if the HMO does not have a separate log for Medicaid and BadgerCare. The HMO must submit quarterly reports to the Department of all informal grievances and appeals. The analysis of the log will include the number of informal grievances and appeals divided into two categories, program administration and benefit denials.

11.	Maintain a record keeping system for formal grievances and appeals that includes a copy of the original grievance or appeal, the response, and the resolution. The system must distinguish Medicaid and BadgerCare from commercial enrollees.

12.	At the time of the HMO’s initial grievance denial decision the HMO must notify the enrollee that the grievance denial decision may be appealed to the Department.

13.	Ensure that individuals with the authority to require corrective action are involved in the grievance process.

14.	Distribute to its gatekeepers* and IPAs the informational flyer on enrollee grievance and appeal rights (the ombudsman brochure). When a new brochure is available, the HMO must distribute copies to its gatekeepers and IPAs within three weeks of receipt of the new brochure.

15.	Ensure that its gatekeepers* and IPAs have written procedures for describing how enrollees are informed of denied services. The HMO will make copies of the gatekeepers’ and IPAs’ grievance procedures available for review upon request by the Department.

16.	Inform enrollees about the availability of interpreter services and provide interpreter services for non-English speaking and hearing impaired enrollees throughout the HMO’s grievance process.

*	The word “gatekeeper” in this context refers to any entity that performs a management services contract, a behavioral health science IPA, or a dental IPA, and not to individual physicians acting as a gatekeeper to primary care services.

B.	Formal Grievance Process

The enrollee may choose to use the HMO’s formal grievance process or may appeal to the Department instead of using the HMO’s formal grievance process. If the enrollee chooses to use the HMO’s process, the HMO must provide an initial response within ten business days and a final response within 30 calendar days of receiving the grievance or appeal. If the HMO is unable to resolve the grievance or appeal within 30 calendar days, the time period may be extended another 14 calendar days from receipt if the HMO notifies the enrollee in writing that the HMO has not resolved the grievance or appeal, when the resolution may be expected, and why the additional time is needed. The total timeline for HMOs to finalize a formal grievance or appeal may not exceed 45 calendar days from the date of the receipt.

Any formal grievance or appeal decision by the HMO may be appealed by the enrollee to the Department. The Department shall review such appeals and may affirm, modify, or reject any formal decision of the HMO at any time after the enrollee files the formal appeal. The Department will give a final response within 30 days from the date the Department has all information needed for a decision. Also, an enrollee can submit a formal, written grievance or appeal directly to the Department at any time during the grievance process. Any formal decision made by the Department under this section is subject to enrollee appeal rights to the extent provided by State and Federal Laws and rules. The Department will receive input from the recipient and the HMO in considering grievances and appeals.

For an expedited grievance or appeal, the HMO must resolve all issues within two business days of receiving the written request for an expedited grievance. The HMO must make reasonable effort to provide oral notice, in addition to written notice for the resolution.

The HMO must ensure that punitive action is not taken against anyone who either requests an expedited resolution or supports an enrollee’s appeal.

C.	Denial, Termination, Suspension, or Reduction of Benefit Notifications to Enrollees

1.	When an HMO, its *gatekeepers, or its IPAs discontinues, terminates, suspends, limits, or reduces a service (including services authorized by an HMO the enrollee was previously enrolled in or services received by the enrollee on a Medicaid FFS basis), the HMO must notify the affected enrollee(s), at least ten days before the date of action, in writing of the following:

a.	The nature of the intended action.

b.	The reasons for the intended action.

c.	The circumstance under which a benefit will continue during the grievance process.

d.	The fact that if the enrollee continues to receive the disputed service, the enrollee may be liable for the care if the decision is adverse to the enrollee.

e.	The fact that the enrollee if appealing the action must do so within 45 days.

f.	The fact that the enrollee has the right to examine the documentation the HMO used to make its determination.

g.	The fact that interpreter services are available free of charge during the grievance process and how the enrollee can access those services.

h.	The fact that the enrollee may bring a representative with him/her to the hearing.

i.	The fact that the enrollee may present “new” information during the grievance process.

j.	The process for requesting an oral or written expedited grievance or appeal.

k.	An explanation of the enrollee’s right to appeal the HMO’s decision to the Department.

l.	The fact that the enrollee, if appealing the HMO action, may file a request for a hearing with the Division of Hearings and Appeals (DHA) and the address of the DHA.

m.	The fact that the enrollee can receive help in filing a grievance or appeal by calling either the Enrollment Specialist or the Ombudsman.

n.	The telephone number of both the Enrollment Specialist and the Ombudsman.

*	The word “gatekeeper” in this context refers to any entity that performs a management services contract, a behavioral health science IPA, or a dental IPA, and not to individual physicians acting as a gatekeeper to primary care services.

This notice requirement does not apply when an HMO, its gatekeeper or its IPA triages an enrollee to a proper health care provider or when an individual health care provider determines that a service is medically unnecessary.

The Department must review and approve all notice language prior to its use by the HMO. Department review and approval will occur during the Medicaid certification process of the HMO and prior to any change of the notice language by the HMO.

2.	If the enrollee files a request for a hearing with the DHA on or before the later of the effective date or within ten days of the HMO mailing the notice of action to reduce, limit, terminate or suspend benefits, upon notification by the DHA the Department will:

a.	Notify the enrollee they are eligible to continue receiving care but may be liable for care if DHA overturns the decision; and

b.	Put the enrollee on FFS status effective the first of the month in which the enrollee received the termination, reduction, or suspension notice from the HMO; and:

1)	If the DHA reverses the HMO’s decision, the Department will recoup from the HMO the amount paid for any benefits provided to the enrollee during the period of the enrollee’s FFS status while the decision was pending. The enrollee will be reenrolled into the HMO following the resolution of the medical condition, the completion of medical, psychological or dental services or the end of medical necessity of the service(s) unless the HMO has reversed its original decisions and agrees to reimburse the provider(s) for services provided to the enrollee during the administrative hearing process.

2)	If the DHA upholds the HMO’s decision, the Department may pursue reimbursement from the enrollee for all services provided to the enrollee during the FFS period. The enrollee will be reenrolled into the HMO no later than the end of the second month following notification from the DHA.

Under FFS status the benefits must be continued until one of the following occurs:

•	The enrollee withdraws the appeal.

•	A state fair hearing decision adverse to the enrollee is made.

•	The authorization expires or the authorization service is met.

D.	Denial of New Benefit Notifications to Enrollees

1.	When an HMO or its gatekeeper or IPA denies a new service, the HMO must notify the affected enrollee (s) in writing of the following:

a.	The nature of the intended action.

b.	The reasons for the intended action.

c.	The fact that enrollees who appeal the action must do so within 45 days.

d.	How the enrollee may request an expedited grievance or appeal.

e.	The fact that the enrollee may bring a representative to the hearing.

f.	The fact that the enrollee may present “new” information during the grievance process.

g.	The fact that the enrollee may review the documents used to make the decision.

h.	An explanation of the enrollee’s right to appeal the HMO’s decision to the Department.

i.	The fact that interpreter services are available free of charge during the grievance process and how the enrollee can access those services.

j.	The fact that the enrollee can receive help in filing a grievance or appeal by calling either the Enrollment Specialist or the Ombudsman.

k.	The telephone number of both the Enrollment Specialist and the Ombudsman.

2.	If the enrollee was not receiving the service prior to the denial, the HMO is not required to provide the benefit while the decision is being appealed.

HMO grievance procedures must be reviewed and approved by the Department prior to signing the HMO Contract. All changes to HMO grievance procedures require prior review and approval by the Department.

E.	Reporting of Grievances to the Department

HMOs must forward both the formal and informal grievance reports to the Department within 30 days of the end of a quarter in the format specified in Addendum VIII, G. Failure on the part of an HMO to submit the quarterly grievance reports in the required format within five days of the due date may result in any or all sanctions available under Article X.

ARTICLE X

X.	REMEDIES FOR VIOLATION, BREACH, OR NON-PERFORMANCE OF CONTRACT

A.	Suspension of New Enrollment

Whenever the Department determines that the HMO is out of compliance with this Contract, the Department may suspend the HMO’s right to receive new enrollment under this Contract. When exercising this option, the Department, must notify the HMO in writing of its intent to suspend new enrollment at least 30 days prior to the beginning of the suspension period. The suspension will take effect if the non-compliance remains uncorrected at the end of this period. The Department may suspend new enrollment sooner than the time period specified in this paragraph if the Department finds that enrollee health or welfare is jeopardized. The suspension period may be for any length of time specified by the Department, or may be indefinite. The suspension period may extend up to the expiration of the Contract as provided under Article XVI.

The Department may also notify enrollees of HMO non-compliance and provide an opportunity to enroll in another HMO.

B.	Department-Initiated Enrollment Reductions

The Department may reduce the maximum enrollment level and/or number of current enrollees whenever it determines that the HMO has failed to provide one or more of the contract services required under Article III or that the HMO has failed to maintain or make available any records or reports required under this Contract that the Department needs to determine whether the HMO is providing contract services as required under Article III. The HMO will have at least 30 days to correct the non-compliance prior to the Department taking any action set forth in this paragraph. The Department may reduce enrollment sooner than the time period specified in this paragraph if the Department finds that enrollee health or welfare is jeopardized.

C.	Other Enrollment Reductions

The Department may also suspend new enrollment or disenroll enrollees in anticipation of the HMO not being able to comply with federal or state law at its current enrollment level. Such suspension shall not be subject to the 30-day notification requirement.

D.	Withholding of Capitation Payments and Orders to Provide Services

Notwithstanding the provisions of Article VI, the Department may withhold portions of capitation payments as liquidated damages or otherwise recover damages from the HMO on the following grounds:

1.	Whenever the Department determines that the HMO has failed to provide one or more of the medically necessary Medicaid covered contract services required under Article III, the Department may either order the HMO to provide such service, or withhold a portion of the HMO’s capitation payments for the following month or subsequent months, such portion withheld to be equal to the amount of money the Department must pay to provide such services.

If the Department orders the HMO to provide services under this section and the HMO fails to provide the services within the timeline specified by the Department, the Department may withhold from the HMO’s capitation payments an amount up to 150% of the FFS amount for such services.

When it withholds payments under this section, the Department must submit to the HMO a list of the participants for whom payments are being withheld, the nature of the service(s) denied, and payments the Department must make to provide medically necessary services.

If the Department acts under this section and subsequently determines that the services in question were not covered services:

a.	If the Department withheld payments, it will restore to the HMO the full capitation payment; or

b.	If the Department ordered the HMO to provide services under this section, it will pay the HMO the actual documented cost of providing the services.

2.	If the HMO fails to submit required data and/or information to the Department or the Department’s authorized agents, or fails to submit such data or information in the required form or format, by the deadline specified by the Department, the Department may immediately impose liquidated damages in the amount of $1,500 per day for each day beyond the deadline that the HMO fails to submit the data or fails to submit the data in the required form or format, such liquidated damages to be deducted from the HMO’s capitation payments.

3.	If the HMO fails to submit state and federal reporting and compliance requirements for abortions, hysterectomies and sterilizations, the Department may impose liquidated damages in the amount of $10,000 per reporting period.

4.	The term “erred encounter record” means an encounter record that has failed an edit when a correction is expected by the Department. If the HMO fails to correct an error to the encounter record within the timeframe specified, the Department may assess liquidated damages of $5 per erred encounter record per month until the error has been corrected. The liquidated damage amount will be deducted from the HMO’s capitation payment. When applied, these liquidated damages will be calculated and assessed on a monthly basis.

If upon audit or review, the Department finds that the HMO has removed an erred encounter record without the Department’s approval, the Department may assess liquidated damages for each day from the date of original error notification until the date of correction.

The following criteria will be used prior to assessing liquidated damages:

•	The Department will calculate a percentage rate by dividing the number of erred records not corrected within 90 days (numerator), by the total number of records in error (denominator) and multiply the result by 100.

•	Records failing non-critical edits, as defined in the Wisconsin Medicaid and BadgerCare HMO Encounter Data User Manual, will not be included in the numerator.

•	If this rate is 2% or less, liquidated damages will not be assessed.

•	The Department will calculate this rate each month.

5.	Whenever the Department determines that the HMO has failed to perform an administrative function required under this Contract, the Department may withhold a portion of future capitation payments. For the purposes of this section, “administrative function” is defined as any contract obligation other than the actual provision of contract services. The amount withheld by the Department under this section will be an amount that the Department determines in the reasonable exercise of its discretion to approximate the cost to the Department to perform the function. The Department may increase these amounts by 50% for each subsequent non-compliance.

Whenever the Department determines that the HMO has failed to perform the administrative functions defined in Article VI, G, 1 and 2, the Department may withhold a portion of future capitation payments sufficient to directly compensate the Department for the Medicaid and BadgerCare program’s costs of providing health care services and items to individuals insured by said insurers and/or the insurers/employers represented by said third party administrators.

6.	In any case under this Contract where the Department has the authority to withhold capitation payments, the Department also has the authority to use all other legal processes for the recovery of damages.

7.	Notwithstanding the provisions of this subsection, in any case where the Department deducts a portion of capitation payments under subsection 2 above, the following procedures will be used:

a.	The Department will notify the HMO’s contract administrator no later than the second business day after the Department’s deadline that the HMO has failed to submit the required data or the required data cannot be processed.

b.	Beginning on the second business day after the Department’s deadline, the HMO will be subject without further notification to liquidated damages per data file or report.

c.	If the HMO submits encounter data late but submits it within five business days from the deadline, the Department will rescind liquidated damages if the data can be processed according to the criteria published in the Wisconsin Medicaid and BadgerCare HMO Encounter Data User Manual. The Department will not edit the data until the process period in the subsequent month.

d.	If the HMO submits any other required data or report but in the required format within five business days from the deadline, the Department will rescind liquidated damages and immediately process the data or report.

e.	If the HMO repeatedly fails to submit required data or reports, or submits data that cannot be processed, the Department will require the HMO to develop an action plan to comply with the contract requirements that must meet Department approval.

f.	After the corrective action plan has been implemented, if the HMO continues to submit data beyond the deadline, or continues to submit data that cannot be processed, the Department will invoke the remedies under Article X, section A (Suspension of New Enrollment), from section B (Department-Initiated Enrollment Reductions), or both, in addition to liquidated damages that may have been imposed for a current violation.

g.

If an HMO notifies the Department that it will discontinue contracting with the Department at the end of a contract period, but reports or data are due for a contract period, the Department retains the right to withhold up to two months of capitation payments otherwise due the HMO that will not be released to the HMO until all required reports or data are submitted and accepted after expiration of the Contract. Upon determination by the Department that the reports and data are accepted, the Department will release the monies withheld.

E.	Inappropriate Payment Denials

HMOs that inappropriately fail to provide or deny payments for services may be subject to suspension of new enrollments, withholding, in full or in part, of capitation payments, contract termination, or refusal to contract in a future time period, as determined by the Department. The Department will select among these sanctions based upon the nature of the services in question, whether the failure or denial was an isolated instance or a repeated pattern or practice, and whether the health of an enrollee was injured, threatened or jeopardized by the failure or denial. These sanctions apply not only to cases where the Department has ordered payment after appeal, but also to cases where no appeal was made (i.e., the Department knows about the documented abuse from other sources).

F.	Sanctions

Section 1903(m)(5)(B)(ii) of the Social Security Act vests the Secretary of the Department of Health and Human Services with the authority to deny Medicaid payments to an HMO for enrollees who enroll after the date on which the HMO has been found to have committed one of the violations identified in the federal law. State payment for enrollees of the contracting organization is automatically denied whenever, and for so long as, federal payment for such enrollees has been denied as a result of the commission of such violations.

G.	Sanctions and Remedial Actions

The Department may pursue all sanctions and remedial actions with HMOs that are taken with Medicaid FFS providers, including any civil penalties not to exceed the amounts specified in the Balanced Budget Amendment of 1997 P.L. 105-33 Sec. 4707(a) [42 U.S.C. 1396v(d)(2)].

ARTICLE XI

XI.	TERMINATION AND MODIFICATION OF CONTRACT

A.	Termination by Mutual Consent

This Contract may be terminated at any time by mutual written agreement of both the HMO and the Department.

B.	Unilateral Termination

This Contract between the parties may be terminated by either party as follows:

1.	Either party may terminate this Contract at any time, due to modifications mandated by changes in federal or state laws, rules or regulations that materially affect either party’s rights or responsibilities under this Contract. At least 90 days prior to the proposed date of termination, the party initiating the termination must notify the other party of its intent to terminate this Contract. Termination by the Department under these circumstances shall impose an obligation upon the Department to pay the Contractor’s reasonable and necessarily incurred termination expenses.

2.	Either party may be terminate this Contract at any time if it determines that the other party has substantially failed to perform any of its functions or duties under this Contract. The party exercising this option must notify the other party in writing of this intent to terminate this Contract and give the other party 30 days to correct the identified violation, breach or non-performance of Contract. If such violation, breach or non-performance of Contract is not satisfactorily addressed within this time period, the exercising party may terminate this Contract. The termination date shall always be the last day of a month. The Contract may be terminated by the Department sooner than the time period specified in this paragraph if the Department finds that enrollee health or welfare is jeopardized by continued enrollment in the HMO. A “substantial failure to perform” for purposes of this paragraph includes any violation of any requirement of this Contract that is repeated or ongoing, that goes to the essentials or purpose of the Contract, or that injures, jeopardizes or threatens the health, safety, welfare, rights or other interests of enrollees.

3.

Either party may terminate this Contract if federal or state funding of contractual services rendered by the Contractor become or will become permanently unavailable. In the event it becomes evident State or Federal funding of claims payments or contractual services rendered by the Contractor will be temporarily suspended or unavailable, the Department shall immediately notify the Contractor, in writing, identifying the basis for the anticipated unavailability or suspension of funding. Upon such notice, the Department or the Contractor may suspend performance of any or all of the Contractor’s obligations under this Contract if the suspension or unavailability of funding will preclude reimbursement for performance of those obligations. The Department or Contractor shall attempt to give notice of suspension of performance of any or all of the Contractor’s obligations by 60 calendar days prior to said suspension, if this is possible; otherwise, such notice of suspension should be made as soon as possible. In the event funding temporarily suspended or unavailable is reinstated, the Contractor may remove suspension hereunder by written notice to the Department, to be made within 30 calendar days from the date the funds are reinstated. In the event the Contractor elects not to reinstate services, the Contractor shall give the Department written notice of its reasons for such decision, to be made within 30 calendar days from the date the funds are reinstated. The Contractor shall make such decision in good faith and will provide to the Department documentation supporting its decision. In the event of termination under this Section, this Contract shall terminate without termination costs to either party.

C.	Obligations of Contracting Parties Upon Termination

When termination of the Contract occurs, the following obligations must be met by the parties:

1.	Where this Contract is terminated unilaterally by the Department due to non-performance by the HMO or by mutual consent with termination initiated by the HMO:

a.	The Department will be responsible for notifying all enrollees of the date of termination and process by which the enrollees will continue to receive contract services.

b.	The HMO will be responsible for all expenses related to said notification

c.	The Department will grant the HMO a hearing before termination by the Department occurs. The Department will notify the enrollees of the hearing and allow them to disenroll from the HMO without cause.

2.	Where this Contract is terminated on any basis not given in 1 above including non-renewal of the contract for a given contract period:

a.	The Department will be responsible for notifying all enrollees of the date of termination and process by which the enrollees will continue to receive contract services.

b.	The Department will be responsible for all expenses relating to said notification.

3.	Where this contract is terminated for any reason the following payment criteria will apply:

a.	Any payments advanced to the HMO for coverage of enrollees for periods after the date of termination will be returned to the Department within the period of time specified by the Department.

b.	The HMO will supply all information necessary for the reimbursement of any outstanding Medicaid and BadgerCare claims within the period of time specified by the Department.

c.	If a contract is terminated, recoupments will be handled through a payment by the HMO within 90 days of contract termination.

D.	Modification

This Contract may be modified at any time by written mutual consent of the HMO and the Department or when modifications are mandated by changes in federal or state laws, rules or regulations. If changes in state or federal laws, rules or regulations require the Department to modify its contract with the HMO, the HMO will receive written notice.

If the Department exercises its right to renew this Contract, as allowed by Article XVI, the Department will recalculate the capitation rate for succeeding calendar years. The HMO will have 30 days to accept the new capitation rate in writing or to initiate termination of the Contract. If the Department changes the reporting requirements during the contract period, the HMO shall have 180 days to comply with such changes or to initiate termination of the Contract.

ARTICLE XII

XII.	INTERPRETATION OF CONTRACT LANGUAGE

When disputes arise, the Department has the right to final interpretation of the contract language. The HMO has the right to appeal to the Department or invoke the procedures outlined in Chapter 788, Wis. Stats. if it disagrees with the Department’s decision. Until a decision is reached, the HMO will abide by the interpretation of the Department.

ARTICLE XIII

XIII.	CONFIDENTIALITY OF RECORDS AND HIPAA REQUIREMENTS

A.	The parties agree that all information, records, and data collected in connection with this Contract will be protected from unauthorized disclosure as provided in Chapter 19, Subchapter II, Wis. Stats., HFS 108.01, Wis. Adm. Code, 42 CFR 431 Subpart F and 42 CFR 438 Subpart F. Except as otherwise required by law, rule or regulation, access to such information shall be limited by the HMO and the Department to persons who, or agencies which, require the information in order to perform their duties related to this Contract, including the U.S. Department of Health and Human Services and such others as may be required by the Department.

B.	The HMO agrees to forward to the Department all media contacts regarding Medicaid and BadgerCare enrollees or the Medicaid and BadgerCare program.

C.	Regarding the services provided under this Contract, the HMO will comply with all applicable health data and information privacy and security policies, standards and regulations as may be adopted or promulgated under the Health Insurance Portability and Accountability Act (HIPAA) of 1996 in final form, and as amended or revised from time to time. This includes cooperating with the Department in amending this Contract, or developing a new agreement, if the Department deems it necessary to meet the Department’s obligations under HIPAA.

D.	Trading Partner requirements under HIPAA. For the purposes of this section Trading Partner means the HMO.

1.	Trading Partner Obligations:

a.	Trading Partner must not change any definition, data condition or use of a data element or segment as proscribed in the HHS Transaction Standard Regulation (45 CFR Part 62.915(a)).

b.	Trading Partner must not add any data elements or segments to the maximum data set as proscribed in the HHS Transaction Standard Regulation (45 CFR Part 62.915(b)).

c.	Trading Partner must not use any code or data elements that are either marked “not used” in the HHS Transaction Standard’s implementation specifications or are not in the HHS Transaction Standard’s implementation specifications (45 CFR Part 62.915(c)).

d.	Trading Partner must not change the meaning or intent of any of the HHS Transaction Standard’s implementation specifications (45 CFR Part 162.915(d)).

e.	Trading Partner must submit a new Trading Partner profile form in writing if any of the information provided as part of the Trading Partner profile form is modified.

2.	Trading Partner understands that there exists the possibility that the Department or others may request an exception from the uses of a standard in the HHS Transaction Standards. If this occurs, Trading Partner must participate in such test modification (45 CFR Part 162.904 (a) (4)).

3.	Trading Partners or Trading Partner’s Business Associate have responsibilities to adequately test business rules appropriate to their types and specialties.

4.	Trading Partner or their Business Associate agrees to cure Transactions errors or deficiencies identified by the Department.

5.	Trading Partner or Trading Partner’s Business Associate understands that from time-to-time HHS may modify and set compliance dates for the HHS Transaction Standards. Trading Partner or Trading Partner’s Business associate must incorporate by reference any such modifications or changes (45 CFR Part 160.140).

6.	The Department and the Trading Partner agree to keep open code sets being processed or used for at least the current billing period or any appeal period, whichever is longer (45 CFR Part 162.925 (c)(2)).

7.	Privacy

a.	The Trading Partner or the Trading Partner’s Business Associate will comply with all applicable State and Federal privacy statutes and regulations concerning the treatment of Protected Health Information (PHI).

b.	The Department and the Trading Partner or Trading Partner’s Business Associate will promptly notify the other Party of any unlawful or unauthorized use or disclosure of PHI that may have an impact on the other Party that comes to the Party’s attention, and will cooperate with the other Party in the event that any litigation arises concerning the unlawful or unauthorized disclosure of use of PHI.

c.	The Department retains all rights to seek injunctive relief to prevent or stop the unauthorized use or disclosure of PHI by the Trading Partner, Trading Partner’s Business Associate, or any agent, contractor or third Party that received PHI from the Trading Partner.

8.	Security

a.	The Department and the Trading Partner or Trading Partner’s Business Associate must maintain reasonable security procedures to prevent unauthorized access to data, data transmissions, security access codes, envelope, backup files, and source documents. Each party will immediately notify the other Party of any unauthorized attempt to obtain access to or otherwise tamper with data, data transmissions security access codes, envelope, backup files, source documents other Party’s operating system when the attempt may have an impact on the other Party.

b.

The Department and the Trading Partner or Trading Partner’s Business associate must develop, implement, and maintain appropriate security measures for its own Operating System. The Department and the Trading Partner or Trading Partner’s Business Associate must document and keep current its security measures.

Each Party’s security measure will include, at a minimum, the requirements and implementation features set forth in ‘site specific HIPAA rule’ and all applicable HHS implementation guidelines.

ARTICLE XIV

XIV.	DOCUMENTS CONSTITUTING CONTRACT

A.	Current Documents

In addition to this base agreement, the contract between the Department and the HMO includes, existing Medicaid provider publications addressed to HMOs, the terms of the most recent HMO certification application issued by this Department for Medicaid and BadgerCare HMO contracts, any questions and answers released pursuant to said HMO certification application by the Department, and an HMO’s signed application. The terms of the HMO certification application are also part of this Contract even if the HMO had a Medicaid and BadgerCare HMO Contract in the prior contract period and consequently did not have to answer all the questions in the HMO certification application. In the event of any conflict in provisions among these documents, the terms of this base agreement will prevail. The provisions in any question and answer document will prevail over the HMO certification application. And the HMO Certification Application terms shall prevail over any conflict with an HMO’s actual signed application. In addition, the Contract shall incorporate the following Addenda:

I.	Subcontracts and Memoranda of Understanding

II.	Standard Enrollee Handbook Language

III.	Actuarial Basis

IV.	Guidelines for the Coordination of Services between HMOs and the Bureau of Milwaukee Child Welfare

V.	Guidelines for the Coordination of Services between Medicaid HMOs and County Birth to Three Agencies

VI.	Local Health Departments and Community Based Health Organizations a Resource for HMOs

VII.	Guidelines for the Coordination of Services Between HMOs, Targeted Case Management (TCM) Agencies, and Child Welfare Agencies

VIII.	Report Forms and Worksheets

IX.	General Information about the WIC Program and Sample HMO-to-WIC Referral Forms

X.	HMO Specific Service Area and Enrollment Maximum

B.	Future Documents

The HMO is required by this Contract to comply with all future Medicaid and BadgerCare provider publications and Contract Interpretation Bulletins issued pursuant to this Contract. The documents listed in this section constitute the entire Contract between the parties. No other oral or written expression, constitutes any part of this Contract.

ARTICLE XV

XV.	MISCELLANEOUS

A.	Indemnification

The HMO agrees to defend, indemnify and hold the Department harmless with respect to any and all claims, costs, damages and expenses, including reasonable attorney’s fees, that are related to or arise out of:

1.	Any failure, inability, or refusal of the HMO or any of its subcontractors to provide contract services.

2.	The negligent provision of contract services by the HMO or any of its subcontractors.

3.	Any failure, inability or refusal of the HMO to pay any of its subcontractors for contract services.

B.	Independent Capacity of Contractor

The Department and the HMO agree that the HMO and any agents or employees of the HMO, in the performance of this Contract, will act in an independent capacity, and not as officers or employees of Department.

C.	Omissions

In the event either party hereto discovers any material omission in the provisions of this Contract that is essential to the successful performance of this Contract, said party may so inform the other party in writing. The parties hereto will thereafter promptly negotiate the issues in good faith in order to make all reasonable adjustments necessary to perform the objectives of this Contract.

D.	Choice of Law

This Contract is be governed by and construed in accordance with the laws of the State of Wisconsin. The HMO shall be required to bring all legal proceedings against the Department in Wisconsin State courts.

E.	Waiver

No delay or failure by either party hereto to exercise any right or power accruing upon noncompliance or default by the other party with respect to any of the terms of this Contract will impair that right or power or be construed as a waiver thereof. A waiver by either of the parties hereto of a breach of any of the covenants, conditions, or agreements to be performed by the other will not be construed as a waiver of any succeeding breach thereof or of any other covenant, condition, or agreement contained herein.

F.	Severability

If any provision of this Contract is declared or found to be illegal, unenforceable, invalid or void, then both parties will be relieved of all obligations arising under such provision. If such provision does not relate to payments or services to Medicaid and BadgerCare enrollees and if the remainder of this Contract is not affected then each provision not so affected will be enforced to the fullest extent permitted by law.

G.	Survival

The terms and conditions contained in this contract that by their sense and context are intended to survive the completion of performance shall so survive the completion, expiration or termination of the contract. This specifically includes, but is not limited to recoupments and confidentiality provisions.

H.	Force Majeure

Both parties shall be excused from performance hereunder for any period that they are prevented from meeting the terms of this Contract as a result of a catastrophic occurrence or natural disaster including but not limited to an act of war, and excluding labor disputes.

I.	Headings

The article and section headings used herein are for reference and convenience only and do not affect its interpretation.

J.	Assignability

Except as allowed under subcontracting, the Contract is not assignable by the HMO either in whole or in part, without the prior written consent of the Department.

K.	Right to Publish

The HMO must obtain prior written approval from the Department before publishing any material on subjects addressed by this Contract.

ARTICLE XVI

XVI.	HMO SPECIFIC CONTRACT TERMS

A.	Initial Contract Period

The respective rights and obligations of the parties as set forth in this Contract shall commence on May 1, 2004, and, unless earlier terminated under Article XI, shall remain in full force and effect through December 31, 2005. The specific terms for enrollment, rates, risk-sharing, dental coverage, and chiropractic coverage are as specified in section C of this Article.

B.	Renewals

By mutual written agreement of the parties, there may be one (1) one-year renewal of the term of the Contract. An agreement to renew must be effected at least thirty (30) calendar days prior to the expiration date of any contract term. The terms and conditions of the Contract shall remain in full force and effect throughout any renewal period, unless modified under the provision of Article XI, Section D.

C.	Specific Terms of the Contract

The specific terms of the Medicaid/BadgerCare HMO Contract to which the HMO agrees are set forth in this Contract. The capitation rates to which the HMO agrees are indicated by the Department in a completed Addendum III, Actuarial Basis of the Medicaid and BadgerCare HMO Contract. Except as stated below, the specific terms in the HMO’s completed application for certification are incorporated into this Contract, including whether dental services and chiropractic services will be provided by the HMO. Notwithstanding the certification application, the HMO’s service area and maximum enrollment are specified in Addendum X.

In WITNESS WHEREOF, the State of Wisconsin has executed this agreement:

(Name of HMO)		State of Wisconsin

Official Signature	/s/ Kathleen R. Crampton	Official Signature	/s/ Mark S. Moody

Title	President and CEO	Title

Date	April 27, 2004

Note: The following subcontract with the Department for Chiropractic Services is not effective unless signed below.

SUBCONTRACT FOR CHIROPRACTIC SERVICES

A.	THIS AGREEMENT is made and entered into by and between the HMO and the Department of Health and Family Services.

The parties agree as follows:

1.	The Department agrees to be at risk for and pay claims for chiropractic services covered under this Contract.

2.	The HMO agrees to a deduction from the capitation rate of an amount of money based on the cost of chiropractic services. This deduction is reflected in the Contract that is being signed on the same date.

B.	This is the only subcontract for services that the Department is entering into with the HMO.

C.	The provisions of the Contract regarding subcontracts, in Addendum I, do not apply to this subcontract.

D.	The term of this subcontract is for the same period as the Contract between HMO and Department for medical services.

Signed:

FOR HMO:	/s/ Kathleen R. Crampton	FOR STATE:	/s/ Mark S. Moody

TITLE:	President and CEO	TITLE:

DATE:	April 27, 2004	DATE:

ADDENDUM I

SUBCONTRACTS AND MEMORANDA OF UNDERSTANDING

PART A: SUBCONTRACTS

Part A of this Addendum does not apply to subcontracts between the Department and the HMO. The Department shall have sole authority to determine the conditions and terms of such subcontracts.

I.	Subcontracts

Subcontractor (hereinafter identified as subcontractor) agrees to abide by all applicable provisions of (HMO NAME)’s contract with the Department of Health and Family Services, hereinafter referred to as the Medicaid and BadgerCare HMO Contract. Subcontractor compliance with the Medicaid and BadgerCare HMO Contract specifically includes but is not limited to the requirements specified in section A below.

A.	Subcontract Standard Language

HMOs must ensure that all subcontracts are in writing and include the following standard language when applicable.

1.	Subcontractor uses only Medicaid-certified providers in accordance with Article III, H, 1. of the Medicaid and BadgerCare HMO Contract.

2.	No terms of this subcontract are valid which terminate legal liability of the HMO.

3.	Subcontractor agrees to participate in and contribute required data to HMO Quality Assessment/Performance Improvement programs as required in Article IV. of the Medicaid and BadgerCare HMO Contract.

4.	Subcontractor agrees to abide by the terms of the Medicaid and BadgerCare HMO Contract (Article III, E, 9.) for the timely provision of emergency and urgent care. Where applicable, subcontractor agrees to follow those procedures for handling urgent and emergency care cases stipulated in any required hospital/emergency room MOUs signed by the HMO in accordance with Article III, E, 9, c and Addendum I, Part B, II of the Medicaid and BadgerCare HMO Contract.

5.	Subcontractor agrees to submit HMO encounter data in the format specified by the HMO, so that the HMO can meet the Department specifications required by Article VII of the Medicaid and BadgerCare HMO Contract. HMOs will evaluate the credibility of data obtained from subcontracted vendors’ external databases to ensure that any patient- reported information has been adequately verified.

6.	Subcontractor agrees to comply with all non-discrimination requirements in Article III, C, 5. of the Medicaid and BadgerCare HMO Contract.

7.	Subcontractor agrees to comply with all record retention requirements and, where applicable, the special reporting requirements on abortions, sterilizations, hysterectomies, and HealthCheck requirements.

8.	Subcontractor agrees to provide representatives of the HMO, as well as duly authorized agents or representatives of the Department and the Federal Department of Health and Human Services, access to its premises and its contracts and/or medical records in accordance with Article III and Article X of the Medicaid and BadgerCare HMO Contract. Subcontractor agrees otherwise to preserve the full confidentiality of medical records in accordance with Article XIII, A of the Medicaid and BadgerCare HMO Contract.

9.	Subcontractor agrees to the requirements for maintenance and transfer of medical records stipulated in Article IV, F of the Medicaid and BadgerCare HMO Contract.

10.	Subcontractor agrees to ensure confidentiality of family planning services in accordance with Article III, E, 10. of the Medicaid and BadgerCare HMO Contract.

11.	Subcontractor agrees not to create barriers to access to care by imposing requirements on recipients that are inconsistent with the provision of medically necessary and covered Medicaid benefits (e.g., COB recovery procedures that delay or prevent care).

12.	Subcontractor agrees to clearly specify referral approval requirements to its providers and in any sub-subcontracts.

13.	Subcontractor agrees not to bill Medicaid and BadgerCare enrollees for medically necessary services covered under the Medicaid and BadgerCare HMO Contract and provided during the enrollees’ period of HMO enrollment. Subcontractor also agrees not to bill enrollees for any missed appointments while the enrollees are eligible under the Medicaid and BadgerCare Program. This provision will remain in effect even if the HMO becomes insolvent. However, if an enrollee agrees in writing to pay for a non-Medicaid covered service, then the HMO, HMO provider, or HMO subcontractor can bill.

The standard release form signed by the enrollee at the time of services does not relieve the HMO and its providers and subcontractors from the prohibition against billing a Medicaid enrollee in the absence of a knowing assumption of liability for a non-Medicaid covered service. The form or other type of acknowledgment relevant to Medicaid or BadgerCare enrollee liability must specifically state the admissions, services, or procedures that are not covered by Medicaid.

14.	Within 15 business days of the HMO’s request subcontractors must forward medical records pursuant to grievances to the HMO. If the subcontractor does not meet the 15-day requirement, the subcontractor must explain why and indicate when the medical records will be provided.

15	Subcontractor agrees to abide by the terms of Article III, G, regarding appeals to the HMO and to the Department regarding the HMO’s nonpayment for services providers render to Medicaid or BadgerCare enrollees.

16.	Subcontractor agrees to abide by the HMO marketing/informing requirements. Subcontractor will forward to the HMO for prior approval all flyers, brochures, letters and pamphlets the subcontractor intends to distribute to its Medicaid and BadgerCare enrollees concerning its HMO affiliation(s), or changes in affiliation, or relating directly to the Medicaid and BadgerCare population. Subcontractor will not distribute any “marketing” or recipient informing materials without the consent of the HMO and the Department.

B.	Subcontract Submission Requirements

1.	Changes in Established Subcontracts

a.	The HMO must submit changes in previously approved subcontracts to the Department for review and approval before they take effect. This review requirement applies to changes that affect the amount, duration, scope, location, or quality of services.

1)	Technical changes do not have to be approved.

2)	Changes in rates paid do not have to be approved, with the exception of changes in the amounts paid to HMO management services subcontractors.

b.	This requirement will be considered met if the Department does not respond within 15 business days after receipt of the changes to the approved subcontracts.

2.	New Subcontracts

The HMO must submit new subcontracts to the Department for review and approval before they take effect. This requirement will be considered met if the Department does not respond within 15 business days after receipt of the new subcontracts.

C.	Review and Approval of Subcontracts

The Department may approve, approve with modification, or deny subcontracts under this Contract at its sole discretion. The Department may, at its sole discretion and without the need to demonstrate cause, impose such conditions or limitations on its approval of a subcontract as it deems appropriate. The Department may consider such factors as it deems appropriate to protect the interests of the state and Medicaid and BadgerCare recipients, including but not limited to the proposed subcontractor’s past performance. The Department will:

1.	Give the HMO (1) 120 days to implement a change that requires the HMO to find a new subcontractor, and (2) 60 days to implement any other change required by the Department.

2.	Acknowledge the approval or disapproval of a subcontract within 15 business days after its receipt from the HMO.

3.	Review and approve or disapprove each new subcontract before the contract takes effect. Any disapproval of subcontracts may result in the application by the Department of remedies pursuant to Article X of this Contract.

4.	Ensure that the HMO has included the standard subcontract language as specified in Addendum I, A (except for specific provisions that are inapplicable in a specific HMO management subcontract).

D.	Transition Plan

The HMO may be required to submit transition plans when a primary care provider(s), mental health provider(s), gatekeeper or dental clinic terminates their contractual relationship with the HMO. The transition plan will address continuity of care issues, enrollee notification and any other information required by the Department to ensure adequate enrollee access. The Department will either approve, deny, or modify the transition plan within 15 business days of receipt or prior to the effective date of the subcontract change.

E.	Notification Requirements Regarding Subcontract Additions or Terminations

1.	Notify the Department of Additions or Terminations

The HMO must notify the Department within 10 days of subcontract additions or terminations involving: (i) a clinic or group of physicians, (ii) an individual physician (iii) an individual mental health provider and/or clinic, (iv) an individual dental provider and/or clinic.

2.	Notify the Department of a Termination or Modification that Involves Reducing Access to Care

The HMO must notify the Department within seven (7) days of any notice by the HMO to a subcontractor, or any notice to the HMO from a subcontractor, of a subcontract termination, a pending subcontract termination, or a pending modification in subcontract terms, that could reduce Medicaid and BadgerCare enrollee access to care.

If the Department determines that a pending subcontract termination or pending modification in subcontract terms will jeopardize enrollee access to care, then the Department may invoke the remedies pursuant to Article X and Article XI of this Contract. These remedies include contract termination (notice to the HMO and opportunity to correct are provided for), suspension of new enrollment, and giving enrollees an opportunity to enroll in a different HMO.

3.	Notify the Enrollment Broker of an Addition or Termination

The HMO must notify the Department’s enrollment broker within 10 days of additions to, and deletions from, the provider network.

The HMO must submit to the enrollment broker an electronic listing of all network Medicaid providers, facilities and pharmacies within the first 10 days of each calendar quarter in a mutually agreed upon format approved by the Department. This listing will include, but is not limited to, provider name, provider number, address, phone number, and specialty as well as indicators designating whether a provider can be selected as a PCP, and whether the PCP is accepting new patients. The listing shall include only Medicaid certified providers who are contracted with the HMO to provide contract services to Medicaid and BadgerCare enrollees.

4.	Notify Enrollees of Provider Terminations

Not less than 30 days prior to the effective date of the termination, the HMO must send written notification to enrollees whose PCP, mental health provider, gatekeeper or dental clinic terminates a contract with the HMO. The Department must approve all notifications before they are sent to enrollees.

II.	Management Subcontracts

The Department Will Review HMO Management Subcontracts to Ensure that:

A.	Rates are reasonable.

B.	They clearly describe the services to be provided and the compensation to be paid.

C.	Any potential bonus, profit-sharing, or other compensation, not directly related to the cost of providing goods and services to the HMO, is identified and clearly defined in terms of potential magnitude and expected magnitude during the Medicaid and BadgerCare HMO Contract period. Any such bonus or profit-sharing must be reasonable compared to the services performed. The HMO must document reasonableness. A maximum dollar amount for such bonus or profit-sharing shall be specified for the contract period.

D.	The requirements addressed in A through C do not have to relate to non-Medicaid and BadgerCare enrollees if the HMO wishes to have separate arrangements for non-Medicaid enrollees.

III.	Disclosure Statements

Within 30 days of contract signing, the HMO agrees to submit to the Department full and complete information as to the identity of each person or corporation with an ownership or controlling interest in the HMO, or any subcontractor in which the HMO has a 5% or more ownership interest.

A.	Ownership

1.	A “person with an ownership or controlling interest” means a person or corporation that:

a.	Owns, directly or indirectly, 5% or more of the HMO’s capital or stock or receives 5% or more of its profits;

b.	Has an interest in any mortgage, deed of trust, note, or other obligation secured in whole or in part by the HMO or by its property or assets, and that interest is equal to or exceeds 5% of the total property and assets of the HMO; or

c.	Is an officer or director of the HMO (if it is organized as a corporation or is a partner in the HMO (if it is organized as a partnership).

2.	Calculation of 5% Ownership or Control is as follows:

The percentage of direct ownership or control is the percentage interest in the capital, stock or profits.

The percentage of indirect ownership or control is calculated by multiplying the percentages of ownership in each organization. Thus, if a person owns 10% of the stock in a corporation that owns 80% of the stock of the HMO, the person owns 8% of the HMO.

The percentage of ownership or control through an interest in a mortgage, deed or trust, note or other obligation is calculated by multiplying the percent of interest that a person owns in that obligation by the percent of the HMO’s assets used to secure the obligation. Thus, if a person owns 10% of a note secured by 60% of the HMO’s assets, the person owns 6% of the HMO.

B.	Information to be Disclosed

The following information must be disclosed:

1.	The name and address of each person with an ownership or controlling interest of 5% or more in the HMO or in any subcontractor in which the HMO has direct or indirect ownership of 5% or more;

2.	A statement as to whether any of the persons with ownership or controlling interest is related as spouse, parent, child, or sibling to any other of the persons with ownership or controlling interest; and

3.	The name of any other organization in which the person also has ownership or controlling interest. This is required to the extent that the HMO can obtain this information by requesting it in writing. The HMO must keep copies of all of these requests and the responses to them, make them available upon request, and advise the Department when there is no response to a request.

C.	Potential Sources of Disclosure Information

This information may already have been reported on Form HCFA-1513, “Disclosure of Ownership and Controlling Interest Statement.” Form HCFA-1513 is likely to have been completed in two different cases. First, if an HMO is federally qualified and has a Medicare contract, it is required to file Form HCFA-1513 with CMS within 120 days of the HMO’s fiscal year end. Secondly, if the HMO is owned by or has subcontracts with Medicaid providers that are reviewed by the state survey agency, these providers may have completed Form HCFA-1513 as part of the survey process. If Form HCFA-1513 has not been completed, the HMO may supply the ownership and controlling information on a separate report or submit reports filed with the State’s insurance or health regulators as long as these reports provide the necessary information for the prior 12 month period.

As directed by the CMS Regional Office (RO), the Department must provide documentation of this disclosure information as part of the prior approval process for contracts. This documentation must be submitted to the Department and the RO prior to each contract period. If an HMO has not supplied the information that must be disclosed, a contract with the HMO is not considered approved for this period of time and no FFP is available for the period of time preceding the disclosure.

A managed care entity may not knowingly have as a director, officer, partner, or person with beneficial ownership of more than 5% of the entity’s a person who is debarred, suspended, or otherwise excluded from participating in procurement or non-procurement activities under the Federal Acquisition Regulation or who has an employment, consulting, or other agreement for the provision of items and services that are significant and material to the entity’s obligations under its contract with the state.

IV.	Business Transactions

All HMOs that are not federally qualified must disclose to the Department information on certain types of transactions they have with a “party in interest” as defined in the Public Health Service Act. (See Sections 1903(m)(2)(A)(viii) and 1903(m)(4) of the Act.).

A.	Party In Interest as defined in Section 1318(b) of the Public Health Service Act, is:

1.	Any director, officer, partner, or employee responsible for management or administration of an HMO and HIO; any person who is directly or indirectly the beneficial owner of more than 5% of the equity of the HMO; any person who is the beneficial owner of more than 5% of the HMO; or, in the case of an HMO organized as a nonprofit corporation, an incorporator or member of such corporation under applicable state corporation law;

2.	Any organization in which a person described in subsection A, 1 above is director, officer or partner; has directly or indirectly a beneficial interest of more than 5% of the equity of the HMO; or has a mortgage, deed of trust, note, or other interest valuing more than 5% of the assets of the HMO;

3.	Any person directly or indirectly controlling, controlled by, or under common control with an HMO; or

4.	Any spouse, child, or parent of an individual described in subsections 1, 2, or 3 above.

B.	Business Transactions That Must Be Disclosed Include:

1.	Any sale, exchange or lease of any property between the HMO and a party in interest.

2.	Any lending of money or other extension of credit between the HMO and a party in interest.

3.	Any furnishing for consideration of goods, services (including management services) or facilities between the HMO and the party in interest. This does not include salaries paid to employees for services provided in the normal course of their employment.

C.	Information That Must Be Disclosed In The Transactions Between an HMO and a Party In Interest Includes:

1.	The name of the party in interest for each transaction.

2.	A description of each transaction and the quantity or units involved.

3.	The accrued dollar value of each transaction during the fiscal year.

4.	Justification of the reasonableness of each transaction.

If the Medicaid and BadgerCare HMO Contract is being renewed or extended, the HMO must disclose information on those business transactions that occurred during the prior contract period. If the Contract is an initial contract with Medicaid, but the HMO has operated previously in the commercial or Medicare markets, information on business transactions for the entire year preceding the initial contract period must be disclosed. The business transactions which must be reported are not limited to transactions related to serving Medicaid enrollment. All of these HMO business transactions must be reported.

PART B: MEMORANDUM OF UNDERSTANDING (MOU)

I.	MOU Submission Requirements

The HMO must submit to the Department copies of new MOUs, or changes in existing MOUs for review and approval before they take effect. This requirement will be considered met if the Department has not responded within 15 business days after receipt of the MOU.

The HMO shall submit MOUs referred to in this Contract and this Addendum to the Department upon the Department’s request and during the certification process if required by the Department.

II.	Emergency Services MOU or Contract

HMOs may have a contract or an MOU with hospitals or urgent care centers within the HMO’s service area(s) to ensure prompt and appropriate payment for emergency services.

The MOU Shall Provide For:

1.	The process for determining whether an emergency exists.

2.	The requirements and procedures for contacting the HMO before the provision of urgent or routine care.

3.	Agreements, if any, between the HMO and the provider regarding indemnification, hold harmless, or any other deviation from malpractice or other legal liability which would attach to the HMO or provider in the absence of such an agreement.

4.	Payments for an appropriate medical screening examination to determine whether or not an emergency medical condition exists.

5.	Assurance of timely and appropriate provision of and payment for emergency services.

Unless a contract or MOU specifies otherwise, HMOs are liable to the extent that FFS would have been liable for the emergency situation. The Department reserves the right to resolve disputes between HMOs, hospitals and urgent care centers regarding emergency situations based on FFS criteria.

III.	County and Other Human Service Agencies MOU or Contract Requirements for Services Ordered by the Courts

HMOs must make a “good faith” attempt to negotiate either an MOU or a contract with the county(ies) in their service area. See Article III, F, 11.

A.	MOU Requirement with Boards Created Under §. 51.42, 51.437 or 46.23, Wis. Stats.

At a minimum the MOU must specify the conditions under which the HMO will either reimburse the Board(s) or another contract provider, or directly cover medical services, including, but not limited to, examinations ordered by a court, specified by the Board’s designated assessment agency in an enrollee’s driver safety plan as provided under HFS 62. It is the responsibility of both the HMO and the Board to ensure that courts order the use of the HMO’s providers. If the court orders a non-HMO source to provide the treatment or evaluation, the HMO is liable for the cost up to the full Medicaid rate if the HMO could not have provided the service through its own provider arrangements. If the service was such that the HMO could reasonably have been expected to provide it through its own provider arrangements, the HMO is not liable. Reasonable arrangements, in this situation, are certified providers with facilities and services to safely meet the medical and psychiatric needs of the recipient within a prompt and reasonable time frame. The MOU shall further specify reimbursement arrangements between the HMO and the Board’s provider for assessments performed by the Board’s designated assessment agency under HFS 62, Intoxicated Driver Program rules. The MOU shall also specify other reporting and referral relationships if required by the Board or the HMO.

B.	MOU Requirement with the Department of Social Services (DSS) Created Under s. 46.21 or 46.22, Wis. Stats., or the Human Service Department Created Under s. 46.23, Wis. Stats.

At a minimum the MOU must specify that the HMO will reimburse the DSS or its provider if the HMO cannot provide the treatment, or will directly cover medical services including examinations and treatment which are ordered by a court. It is the responsibility of both the HMO and the DSS to ensure that courts order the use of the HMO’s providers. If the court orders a non-HMO source to provide the treatment or evaluation, the HMO is liable for the cost up to the full Medicaid rate if the HMO could not have provided the service through its own provider arrangements. If the service was such that the HMO could reasonably have been expected to provide it through its own provider arrangements, the HMO is not liable. The MOU will also specify the reporting and referral relationships for suspected cases of child abuse or neglect pursuant to s. 48.981, Wis. Stats. The MOU shall also specify a referral agreement for HMO enrollees who are physically disabled and who may be in need of Supportive Home Care or other programming provided or purchased by the county agency. The MOU may specify that evaluations for substitute care will be provided by a provider acceptable to both parties; the DSS may require in the MOU that the HMO specify expert providers acceptable to the DSS and the HMO in dealing with court-related children’s services, victims of child abuse and neglect, and domestic abuse.

HMOs and counties may develop alternative MOU language, if both parties agree. However, all elements defined in 1 and 2 above must be addressed in the MOU. As an alternative to an MOU, HMOs may enter into contracts with the counties. Any contracts the HMO enters into with the counties must be in compliance with Part A of this Addendum and would supercede any MOU requirements.

IV.	Required MOUs or Contracts

A.	Milwaukee County Common Carrier Transportation MOU

Refer to the sample Common Carrier Transportation MOU following this.

MEMORANDUM OF UNDERSTANDING

BETWEEN

MILWAUKEE COUNTY MEDICAID AND BADGERCARE HMOS

AND

MILWAUKEE COUNTY DEPARTMENT OF HUMAN SERVICES

All Milwaukee County Medicaid Health Maintenance Organizations (HMOs) will provide common carrier transportation for their Medicaid and BadgerCare enrollees. Transportation services will be limited to:

•	Transportation of Medicaid and BadgerCare HMO members only.

•	Transportation of Medicaid and BadgerCare HMO members to and from Medicaid covered services only.

The HMO is responsible for arranging for the common carrier transportation and providing monthly costs to the Milwaukee County Department of Human Services (DHS), of the common carrier transportation provided. Monthly costs will include the information specified in the attachment. The DHS is responsible for reimbursing the HMO for mileage and an administration fee.

The HMO and DHS agree to facilitate effective communication between agencies, work together to resolve inter-agency coordination and communication problems, and inform staff from both the HMO and DHS about the policies and procedures for this cooperation, coordination and communication.

This agreement becomes effective when both the HMO and DHS have signed.

Milwaukee County Department of Human Services	Milwaukee County Health Maintenance Organization

Signature	Signature

Title	Title

Date	Date

Milwaukee County Medicaid/HMO Common Carrier Transportation

Monthly Invoice from HMO to County

(DATE)

Milwaukee County DHS

Financial Assistance Division Administrator

1220 West Vliet Street

Milwaukee, WI 53205

Dear Sir:

(HMO NAME)’s total transportation costs for the month of (MONTH, YEAR) was ($                         ). This amount includes transportation and administration fees.

Please remit the above dollar amount to:

(HMO NAME)

(AUTHORIZED INDIVIDUAL)

(ADDRESS)

Thank you.

Sincerely,

(NAME/HMO)

B.	Prenatal Care Coordination (PNCC) MOU

The HMO must sign an MOU with all agencies in the HMO service area that are Medicaid-certified prenatal care coordination agencies. The MOU will be effective on the effective date of the agency’s PNCC Wisconsin Medicaid certification or when both the HMO and the PNCC agency have signed it, whichever is later. In addition, if the PNCC wants to negotiate additional provisions in the MOU, the HMO must negotiate in good faith and document those negotiations. Such documentation must be available to the Department for review on request.

The main purpose of the MOU is to ensure coordination of care between the HMO, that provides medical services, and the Prenatal Care Coordinating Agency that provides outreach risk assessment, care planning, care coordination, and follow-up.

Refer to the sample PNCC MOU following this page.

MODEL MEMORANDUM OF UNDERSTANDING

BETWEEN

HEALTH MAINTENANCE ORGANIZATION

AND

PRENATAL CARE COORDINATION AGENCY

Prenatal care coordination services are paid FFS by the Wisconsin Medicaid Program for all recipients, including those enrolled in HMOs. The prenatal care coordination agencies (PNCC) are responsible for services which include outreach, risk assessment, care planning, care coordination and follow-up support to high-risk pregnant women. The HMOs are responsible for providing and managing medically necessary services. The successful provision of services to individual enrollees requires cooperation, coordination and communication between the HMO and the PNCC.

The HMO and the PNCC agree to facilitate effective communication between agencies, work to resolve inter-agency coordination and communication problems, and inform staff from both the HMO and the PNCC about the policies and procedures for this cooperation, coordination and communication.

Recognizing that these “clients-in-common” are at high risk for poor birth outcomes, the HMO and the PNCC agree to cooperate in removing access barriers, coordinating care and providing culturally competent services.

This agreement becomes effective on the date the PNCC is certified by Wisconsin Medicaid or on the date when both the HMO and the PNCC have signed it, whichever is later. It may be terminated in writing with two (2) weeks notice by either signer.

HMO	PNCC

Authorizing Signature	Authorizing Signature

Title	Title

Date	Date

C.	School-Based Services (SBS) MOU

The HMO must sign an MOU with all School-Based Services (SBS) providers in the HMO service area who are Medicaid- certified. The MOU will be effective on the date when both the HMO and the SBS provider have signed it or when the SBS provider is Medicaid-certified, whichever is later. Refer to Article III, C, 10, e and Article III, E, 13 that contain more information regarding SBS providers.

Refer to the sample SBS MOU following this page.

MODEL MEMORANDUM OF UNDERSTANDING

BETWEEN

HEALTH MAINTENANCE ORGANIZATION

AND

SCHOOL DISTRICT OR CESA MEDICAID-CERTIFIED FOR THE SCHOOL BASED

SERVICES BENEFIT

School-based services are a benefit paid FFS by Wisconsin Medicaid for all school-enrolled recipients, including those enrolled in HMOs. The School-Based Service (SBS) provider is responsible for services provided in the schools such as occupational/physical/speech therapies, private duty or home care individualized nursing services, mental health services, testing services, school Individual Education Plan (IEP) services, and Individualized Family Service Program (IFSP) services. The HMOs are responsible for providing and managing medically necessary services outside of school settings. However, the schools cannot provide services in some situations, such as after school hours, during school vacations, and during the summer. Therefore, avoidance of duplication of services and promotion of continuity of care for Medicaid and BadgerCare HMO enrollees requires cooperation, coordination and communication between the HMO and the SBS provider.

The HMO and the SBS provider agree to facilitate effective communication between agencies, work to resolve inter-agency coordination and communication problems, and inform staff from both the HMO and the SBS provider about the policies and procedures for this cooperation, coordination and communication. Recognizing that these “clients-in-common” could receive duplicate services and could suffer from problems in continuity of care (e.g., when the school year ends in the middle of a series of treatments), the HMO and the SBS provider agree to cooperate in communicating information about the provision of services and in coordinating care.

This agreement becomes effective on the date when the SBS provider is certified by Wisconsin Medicaid or when both the HMO and the SBS provider have signed it, whichever is later. It may be terminated in writing with two weeks notice by either signer. The SBS provider is the School District or the CESA.

HMO	SBS Provider

Authorizing Signature	Authorizing Signature

Title	Title

Date	Date

ADDENDUM II

STANDARD ENROLLEE HANDBOOK LANGUAGE

INTERPRETER SERVICES

English –	For help to translate or understand this, please call [1 -800-xxx-xxxx] (TTY).

Spanish –	Si necesita ayuda para traducir o entender este texto, por favor llame al teléfono [1-800-xxx-xxxx] (TTY).

Russian –	[GRAPHIC] [1-800-xxx-xxx] (TTY).

Hmong –	Yog xav tau kev pab txhais cov ntaub ntawv no kom koj totaub, hu rau [1-800-xxx-xxxx] (TTY).

Laotian –	[GRAPHIC] [1-800-xxx-xxxx] (TTY).

Interpreter services are provided free of charge to you.

IMPORTANT [HMO NAME] PHONE NUMBERS

Customer Service	[1-800-xxx-xxxx]	[Hours/Days Available]

Emergency Number	[1-800-xxx-xxxx]	Call 24 hours a day, 7 days a week

TDD/TTY	[1-800-xxx-xxxx]

WELCOME

Welcome to [HMO NAME]. As a member of [HMO NAME], you will receive all your health care from [HMO NAME] doctors, hospitals, and pharmacies. See [HMO NAME] Provider Directory for a list of these providers. You may also call our Customer Service Department at [1-800-xxx-xxxx]. Providers not accepting new patients are marked in the Provider Directory.

YOUR FORWARD ID CARD

Always carry your Forward ID card with you, and show it every time you get care. You may have problems getting care or prescriptions if you do not have your card with you. Also bring any other health insurance cards you may have.

PRIMARY CARE PHYSICIAN (PCP)

It is important to call your primary care physician (PCP) first when you need care. This doctor will manage all your health care. If you think you need to see another doctor, or a specialist, ask your PCP. Your PCP will help you decide if you need to see another doctor, and give you a referral. Remember, you must get approval from your PCP before you see another doctor.

You can choose your primary care physician (PCP) from those available (NOTE: For women you may also see a women’s health specialist (for example a OB/GYN doctor or a nurse midwife) without a referral, in addition to choosing your PCP). There are HMO doctors who are sensitive to the needs of many cultures. To choose a PCP, or to change to a different PCP, call our Customer Service Department at [1-800-xxx-xxxx].

EMERGENCY CARE

Emergency care is care needed right away. This may be caused by an injury or a sudden illness. Some examples are:

Choking	Severe or unusual bleeding
Trouble breathing	Suspected poisoning
Serious broken bones	Suspected heart attack
Unconsciousness	Suspected stroke
Severe burns	Convulsions
Severe pain	Prolonged or repeated seizures

If you need emergency care, go to a [HMO NAME] provider for help if you can. BUT, if the emergency is severe, go to the nearest provider (hospital, doctor or clinic). You may want to call 911 or your local police or fire department emergency services if the emergency is severe.

If you must go to a [non-HMO NAME] hospital or provider, call [HMO NAME] at [1-800-xxx-xxxx] as soon as you can and tell us what happened. This is important so we can help you get follow up care.

Remember, hospital emergency rooms are for true emergencies only. Call your doctor or our 24-hour emergency number at [1-800-xxx-xxxx] before you go to the emergency room, unless your emergency is severe.

URGENT CARE

Urgent Care is care you need sooner than a routine doctor’s visit. Urgent care is not emergency care. Do not go to a hospital emergency room for urgent care unless your doctor tells you to go there. Some examples of urgent care are:

Most broken bones	Minor cuts
Sprains	Bruises
Non-severe bleeding	Most drug reactions
Minor burns

If you need urgent care, call [insert instructions here—call clinic, doctor, 24-hour number, nurse line, etc.] We will tell you where you can get care. You must get urgent care from [HMO NAME] doctors unless you get our approval to see a [non-HMO NAME] doctor.

Remember, do not go to a hospital emergency room for urgent care unless you get approval from [HMO NAME] first.

HOW TO GET MEDICAL CARE WHEN YOU ARE AWAY FROM HOME

Follow these rules if you need medical care but are too far away from home to go to your assigned primary care physician (PCP) or clinic.

For severe emergencies, go to the nearest hospital, clinic, or doctor.

For urgent or routine care away from home, you must get approval from us to go to a different doctor, clinic or hospital. This includes children who are spending time away from home with a parent or relative. Call us at [1-800-xxx-xxxx] for approval to go to a different doctor, clinic, or hospital.

PREGNANT WOMEN AND DELIVERIES

You must go to a [HMO NAME] hospital to have your baby. Talk to your [HMO NAME] doctor to make sure you understand which hospital you are to go to when it’s time to have your baby.

Also, talk to your doctor if you plan to travel in your last month of pregnancy. Because we want you to have a healthy birth and a good birthing experience, it may not be a good time for you and your unborn child to be traveling. We want you to have a healthy birth and your [HMO Name] doctor knows your history and is the best doctor to help you have a healthy birth. Do not go out of area to have your baby unless you have [HMO NAME] approval.

You may also wish to pick a doctor for your child before you give birth. We will be able to help you pick a doctor for your unborn child.

WHEN YOU MAY BE BILLED FOR SERVICES

It is very important to follow the rules when you get medical care so you are not billed for services. You must receive your care from [HMO NAME] providers, hospitals, and pharmacies unless you have our approval. The only exception is for severe emergencies.

If you travel outside of Wisconsin and need emergency services, health care providers can treat you and send claims to [HMO NAME]. You will have to pay for any service you get outside Wisconsin if the health care provider refuses to submit claims or refuses to accept [HMO NAME’s] payment as payment in full.

[HMO NAME] does not cover any service, including emergency services, provided outside of the United States, Canada and Mexico.

IF YOU ARE BILLED

If you receive a bill for services, call our Customer Service Department at [1-800-xxx-xxxx]. You do not have to pay for services that [HMO NAME] is required to provide you.

OTHER INSURANCE

If you have other insurance in addition to [HMO NAME], you must tell your doctor or other provider. Your health care provider must bill your other insurance before billing [HMO NAME]. If your [HMO NAME] doctor does not accept your other insurance, call the HMO Enrollment Specialist at 1-800-291-2002. The Enrollment Specialist can tell you how to match your HMO enrollment with your other insurance so you can use both insurance plans.

SERVICES COVERED BY [HMO NAME]

[HMO NAME] provides all medically necessary covered services. Some services may require a doctor’s order or a prior authorization. Covered services include:

•	Prescription drugs and certain over-the-counter drugs when ordered by a doctor

•	Services by doctors and nurses, including nurse practitioners and nurse midwives

•	Inpatient and outpatient hospital services

•	Laboratory and X-ray services

•	HealthCheck for members under 21 years of age, including referral for other medically necessary services

•	Certain podiatrists’ (foot doctors) services

•	Inpatient care at institutions for mental disease (care for persons 22-64 years of age is not included)

•	Optometrists’ (eye doctors) or opticians’ services, including eyeglasses

•	Mental health treatment

•	Substance abuse (drug and alcohol) services

•	Family planning services and supplies

•	The following services when a doctor gives a written order:

•	Prostheses and other corrective support devices

•	Hearing aids and other hearing services

•	Home health care

•	Personal care

•	Independent nursing services

•	Medical supplies and equipment

•	Occupational therapy

•	Physical therapy

•	Speech therapy

•	Respiratory therapy

•	Nursing home services

•	Medical Nutrition Counseling

•	Hospice care

•	Appropriate transportation to obtain medical care by ambulance or specialized medical vehicles

•	Certain dental services (not all dental services are covered) [Eliminate if HMO does not provide dental]

•	Certain chiropractic services [Eliminate if HMO does not provide chiropractic]

MENTAL HEALTH AND SUBSTANCE ABUSE SERVICES

[HMO NAME] provides mental health and substance abuse (drug and alcohol) services to all enrollees. If you need these services, call [PCP, gatekeeper, Customer Service, as appropriate].

FAMILY PLANNING SERVICES

We provide confidential family planning services to all enrollees. This includes minors. If you don’t want to talk to your primary care doctor about family planning, call our Customer Service Department at [1-800-xxx-xxx]. We will help you choose a [HMO NAME] family planning doctor who is different from your primary care doctor.

You can also go to any family planning clinic that will accept your Forward ID card even if the clinic is not part of [HMO NAME]. But we encourage you to receive family planning services from a [HMO NAME] doctor. That way we can better coordinate all your health care.

DENTAL SERVICES

[Note to HMO: Use statement 1. if you provide dental services. Use statement 2. if you do not provide dental services. If you provide dental services in only part of your service area, use both statements and list the appropriate counties with each statement.]

1.	[HMO NAME] provides all covered dental services. But you must go to a [HMO NAME] dentist. See the Provider Directory or call the Customer Service Department at [1-800-xxx-xxxx] for the names of our dentists.

2.	You may get dental services from any dentist who will accept your Forward ID card. Your dental services are provided by the State, not [HMO NAME].

Dental Emergency:

A dental emergency is an immediate dental service needed to treat dental pain, swelling, fever, infection, or injury to the teeth.

WHAT TO DO IF YOU OR YOUR CHILD HAS A DENTAL EMERGENCY

1.	If you already have a dentist who is with HMO name:

•	Call the dentist’s office.

•	Identify yourself or your child as having a dental emergency.

•	Tell the dentist’s office what the exact dental problem is. This may be something like a toothache or swollen face. Make sure the office understands that you or your child is having a “dental emergency.”

•	Call us if you need help with transportation to your dental appointment.

2.	If you do not currently have a dentist who is with HMO Name

•	Call {HMO specific dental gatekeeper or HMO}. Tell us that you/your child is having a dental emergency. We can help you get dental services.

•	Tell us if you need a ride to the dentist’s office.

•	Alternative language for HMO’s whose dental gatekeeper handles appointment for emergencies. Call [HMO NAME] if you need help with transportation to the dentist’s office. We can help with transportation.

For help with a dental emergency call [xxx-xxx-xxxx].

CHIROPRACTIC SERVICES

[Note to HMO: Use statement 1. if you provide chiropractic services. Use statement 2. if you do not provide chiropractic services.]

1.	[HMO NAME] provides covered chiropractic services. But you must go to a [HMO NAME] chiropractor. See the Provider Directory or call the Customer Service Department at [1-800-xxx-xxxx] for the names of our chiropractors.

2.	You may get chiropractic services from any chiropractor who will accept your Forward ID card. Your chiropractic services are provided by the State, not [HMO NAME].

HEALTHCHECK

HealthCheck is a preventive health checkup program for members under the age of 21. The HealthCheck program covers complete health checkups. These checkups are very important for children’s health. Your child may look and feel well, yet may have a health problem. Your doctor wants to see your children for regular checkups, not just when they are sick.

The HealthCheck health program has three purposes:

1.	To find and treat children’s health problems early,

2.	To let you know about the special child health services you can receive, and

3.	To make your children eligible for some health care not otherwise covered.

The HealthCheck program covers the care for any health problems found during the checkup including medical care, eye care and dental care.

The HealthCheck checkup includes:

•	a health history

•	physical exam

•	developmental assessment

•	hearing and vision test

•	blood and urine lab tests

•	complete immunizations (shots)

Children age three and older will be referred to a dentist. You will receive help in choosing and getting to a dentist.

[HMO NAME] will help arrange for transportation for HealthCheck visits. Call our Customer Service Department a [1-800-xxx-xxxx].

Ask your child’s primary care doctor (PCP) when your child should have his/her next HealthCheck exam or call our Customer Service Department at [1-800-xxx-xxxx] for more information.

TRANSPORTATION

(Note to HMO: Use statement 1. if you arrange transportation for your enrollees. Use statement 2. if you do not arrange transportation for your enrollees. Use statement 3. if you arrange transportation in only part of your service area.)

1.	Bus or taxi rides to receive care are arranged by [HMO NAME]. Call our Customer Service Department at [1-800-xxx-xxxx] if you need a ride.

2.	Bus or taxi rides to receive care are arranged by your county Department of Social or Human Services Call them for information.

3.	Bus or taxi rides to receive care are arranged by [HMO NAME] if you live in [INSERT COUNTIES]. Call our Customer Service Department at [1-800-xxx-xxxx] if you need a ride. If you live in a county that is not listed, please call your county Department of Social or Human Services for information about arranging a ride.

AMBULANCE

[HMO NAME] covers ambulance service for Emergency Care. We may also cover this service at other times, but you must have approval for all non-emergency ambulance trips. Call our Customer Service Department at [1-800-xxx-xxxx] for approval.

SPECIAL MEDICAL VEHICLE (SMV)

[HMO NAME] covers transportation by special vehicle for those in wheelchairs. We may also cover this service for others if your doctor asks for it. Call our Customer Service Department at [1-800-xxx-xxxx] if you need this service.

IF YOU MOVE

If you are planning to move, contact your county Department of Social or Human Services. If you move to a different county, you must also contact the Department of Social or Human Services in your new county to update your eligibility.

If you move out of [HMO NAME’S] service area, call the HMO Enrollment Specialist at 1-800 291-2002. [HMO NAME] will only provide emergency care if you move out of our service area. The Enrollment Specialist will help you choose an HMO that serves your area.

HEALTH INSURANCE AFTER YOUR ELIGIBILITY ENDS

You have the right to purchase a private health insurance policy from [HMO NAME] when your eligibility ends. Call our Customer Service Department at [1-800-xxx-xxxx]. If you decide to purchase a policy from us, you have 30 days after the date your eligibility ends to apply.

SECOND MEDICAL OPINION

A second medical opinion on recommended surgeries may be appropriate in some cases. Contact your doctor or our Customer Service Department for information.

HMO EXEMPTIONS

An HMO exemption means you are not required to join an HMO to receive your health care benefits. Most exemptions are granted for only a short period of time so you can complete a course of treatment before you are enrolled in an HMO. If you think you need an exemption from HMO enrollment, call the HMO Enrollment Specialist at 1-800-291-2002 for more information.

LIVING WILL OR POWER OF ATTORNEY FOR HEALTH CARE

You have a right to make decisions about your medical care. You have a right to accept or refuse medical or surgical treatment. You also have the right to plan and direct the types of health care you may receive in the future if you become unable to express your wishes. You can let your doctor know about your feelings by completing a living will or power of attorney for health care form. Contact your doctor for more information.

RIGHT TO MEDICAL RECORDS

You have the right to ask for copies of your medical record from your provider(s). We can help you get copies of these records. Please call [1-800-xxx-xxxx] for help. Please note: You may have to pay to copy your medical record. You also may correct wrong information in your medical records if your doctor agrees to the correction.

[HMO NAME’S] MEMBER ADVOCATE

[HMO NAME] has a Member Advocate to help you get the care you need. The Advocate can answer your questions about getting health care from [HMO NAME]. The Advocate can also help you solve any problems you may have getting health care from [HMO NAME]. You can reach the Advocate at [1-800-xxx-xxxx].

STATE OF WISCONSIN HMO OMBUDSMAN PROGRAM

The State has Ombudsmen who can help you with any questions or problems you have as an HMO member. The Ombudsman can tell you how to get the care you need from your HMO. The Ombudsman can also help you solve problems or complaints you may have about the HMO Program or your HMO. Call 1-800-760-0001 and ask to speak to an Ombudsman.

COMPLAINTS, GRIEVANCES AND APPEALS

We would like to know if you have a complaint about your care at [HMO NAME]. Please call [HMO NAME’S] Member Advocate at [1-800-xxx-xxxx] if you have a complaint. Or you can write to us at:

[HMO name and mailing address]

If you want to talk to someone outside of [HMO NAME] about the problem, call the HMO Enrollment Specialist at 1-800-291-2002. The Enrollment Specialist may be able to help you solve the problem, or can help you write a formal grievance to [HMO NAME] or to the Wisconsin Managed Care Program. The address to complain to the Wisconsin Managed Care Program is:

Wisconsin Managed Care

Ombudsman

P. O. Box 6470

Madison, WI 53716-0470

1-800-760-0001

If your complaint or grievance needs action right away because a delay in treatment would greatly increase the risk to your health, please call [HMO NAME] as soon as possible at [1-800-xxx-xxxx].

We cannot treat you differently than other members because you file a complaint or grievance. Your health care benefits will not be affected.

You have the right to appeal to the State of Wisconsin Division of Hearings and Appeals (DHA) for a Fair Hearing if you believe your benefits are wrongly denied, limited, reduced, delayed or stopped by [HMO NAME]. An appeal must be made no later than 45 days after the date of the action being appealed. If you appeal this action to DHA before the effective date, the service may continue. You may need to pay for the cost of services if the hearing decision is not in your favor.

If you want a Fair Hearing, send a written request to:

Department of Administration

Division of Hearings and Appeals

P. O. Box 7875

Madison, WI 53707-7875

The hearing will be held in the county where you live. You have the right to bring a friend or be represented at the hearing. If you need a special arrangement for a disability, or for English language translation, please call (608) 266-3096 (voice) or (608) 264-9853 (hearing impaired).

We cannot treat you differently than other members because you request a Fair Hearing. Your health care benefits will not be affected.

If you need help writing a request for a Fair Hearing, please call:

Wisconsin Managed Care Ombudsman	1-800-760-0001
or
HMO Enrollment Specialist	1-800-291-2002

PHYSICIAN INCENTIVE PLAN

You are entitled to ask if we have special financial arrangements with our physicians that can affect the use of referrals and other services you might need. To get this information, call our Customer Service Department at [1-800-xxx-xxxx] and request information about our physician payment arrangements.

PROVIDER CREDENTIALS

You have the right to information about our providers that includes the provider’s education, Board certification and recertification. To get this information, call our Customer Service Department at [1-800-xxx-xxxx].

MEMBER RIGHTS

You have the right to ask for an interpreter and have one provided to you during any Medicaid/ BadgerCare covered service.

You have the right to receive the information provided in this member handbook in another language or another format.

You have the right to receive health care services as provided for in Federal and State law. All covered services must be available and accessible to you. When medically appropriate, services must be available 24 hours a day, 7 days a week.

You have the right to receive information about treatment options including the right to request a second opinion.

You have the right to make decisions about your health care. You have the right to be treated with dignity and respect.

You have the right to be free from any form of restraint or seclusion used as a means of force, control, ease or reprisal.

YOUR CIVIL RIGHTS

[HMO NAME] provides covered services to all eligible members regardless of:

•	Age

•	Race

•	Religion

•	Color

•	Disability

•	Sex

•	Sexual Orientation

•	National Origin

•	Marital Status

•	Arrest or Conviction Record

•	Military Participation

All medically necessary covered services are available to all members. All services are provided in the same manner to all members.

All persons or organizations connected with [HMO Name] who refer or recommend members for services shall do so in the same manner for all members.

Translating or interpreting services are available for those members who need them. This service is free.

ADDENDUM III

ACTUARIAL BASIS

HMO Rate Regions and Established Counties

Region 1: Duluth/Superior				Region 2: Wausau/Rhinelander
02	Ashland	85	Red Cliff RNIP	21	Forest	60	Taylor
04	Bayfield	89	Bad River	34	Langlade	63	Vilas
07	Burnett	94	Lac Courte RNIP	35	Lincoln	86	Stockbridge RNIP
16	Douglas	95	St. Croix RNIP	37	Marathon	87	Potawatomi RNIP
26	Iron			43	Oneida	88	Lac du Flambeau RNIP
57	Sawyer			50	Price	91	Sokaogon RNIP
65	Washburn			58	Shawano
Region 3: Green Bay				Region 4: Twin Cities
05	Brown	38	Marinette	03	Barron	47	Pierce
15	Door	42	Oconto	09	Chippewa	48	Polk
19	Florence	72	Menominee	17	Dunn	54	Rusk
31	Kewaunee	84	Menominee RNIP	46	Pepin	55	St. Croix
36	Manitowoc
Region 5: Marshfield/Stevens Point				Region 6: Appleton/Oshkosh
01	Adams	39	Marquette	08	Calumet	92	Oneida RNIP
09	Clark	49	Portage	20	Fond Du Lac
24	Green Lake	69	Waushara	43	Outagamie
27	Jackson	71	Wood	68	Waupaca
29	Juneau			70	Winnebago
Region 7: LaCrosse				Region 8: Madison/South Central
06	Buffalo	61	Trempealeau	11	Columbia	28	Jefferson
12	Crawford	62	Vernon	14	Dodge	33	Lafayette
32	LaCrosse			22	Grant	53	Rock
41	Monroe			23	Green	56	Sauk
52	Richland			25	Iowa
Region 9: Southeast Wisconsin				Established Counties
5	Ozaukee			13	Dane
51	Racine			18	Eau Claire
59	Sheboygan			30	Kenosha
64	Walworth			40	Milwaukee
66	Washington			67	Waukesha

Addendum III - Rate Period May-December 2004

Duluth/Superior Region

AFDC/HS Children
1	Eligibility Groups	ADFC and Healthy Start Children

2	Medical Status Codes	31, 32, 38, 39, CC, CM, E2, GC, GE, N1, N2, PC, UA, WH, WN, WU, X1, X2, X3, X4

		All	Dental No Chiro	Chiro No Dental	No Dental & No Chiro
3	Managed Care Equivalency (MCE)	$167.50	$166.87	$162.02	$161.39
4	Capitation Rate	$136.49	$135.54	$130.53	$129.58
5	Age/Gender Factors	See Attached Addendum III - A
6	Capitation By Service Category	See Attached Addendum III - B
7	Final Capitation Rates by Age/Gender	See Attached Addendum III - C
8	Discount	18.5%	18.8%	19.4%	19.7%

Healthy Start Pregnant Women
1	Eligibility Groups	Healthy Start Pregnant Women

2	Medical Status Codes	95, A6, A7, A8, A9, E3, E4, PW, P1

		All	Dental No Chiro	Chiro No Dental	No Dental & No Chiro
3	MCE	$932.89	$931.12	$928.39	$926.62
4	Cap Rate	$629.80	$628.73	$623.47	$622.40
5	Discount	32.5%	32.5%	32.8%	32.8%

4/14/04

Addendum III - Rate Period May-December 2004

Wausau/Rhinelander Region

AFDC/HS Children
1	Eligibility Groups	ADFC and Healthy Start Children

2	Medical Status Codes	31, 32, 38, 39, CC, CM, E2, GC, GE, N1, N2, PC, UA, WH, WN, WU, X1, X2, X3, X4

		All	Dental No Chiro	Chiro No Dental	No Dental & No Chiro
3	Managed Care Equivalency (MCE)	$141.54	$140.92	$135.60	$134.98
4	Capitation Rate	$134.93	$134.06	$129.50	$128.63
5	Age/Gender Factors	See Attached Addendum III - A
6	Capitation By Service Category	See Attached Addendum III - B
7	Final Capitation Rates by Age/Gender	See Attached Addendum III - C
8	Discount	4.7%	4.9%	4.5%	4.7%

Healthy Start Pregnant Women
1	Eligibility Groups	Healthy Start Pregnant Women

2	Medical Status Codes	95, A6, A7, A8, A9, E3, E4, PW, P1

		All	Dental No Chiro	Chiro No Dental	No Dental & No Chiro
3	MCE	$674.34	$672.77	$672.64	$671.07
4	Cap Rate	$599.03	$597.71	$595.63	$594.31
5	Discount	11.2%	11.2%	11.4%	11.4%

4/14/04

Addendum III - Rate Period May-December 2004

Green Bay Region

AFDC/HS Children
1	Eligibility Groups	ADFC and Healthy Start Children

2	Medical Status Codes	31, 32, 38, 39, CC, CM, E2, GC, GE, N1, N2, PC, UA, WH, WN, WU, X1, X2, X3, X4

		All	Dental No Chiro	Chiro No Dental	No Dental & No Chiro
3	Managed Care Equivalency (MCE)	$161.93	$161.62	$155.65	$155.34
4	Capitation Rate	$128.72	$127.96	$123.10	$122.34
5	Age/Gender Factors	See Attached Addendum III - A
6	Capitation By Service Category	See Attached Addendum III - B
7	Final Capitation Rates by Age/Gender	See Attached Addendum III - C
8	Discount	20.5%	20.8%	20.9%	21.2%

Healthy Start Pregnant Women
1	Eligibility Groups	Healthy Start Pregnant Women

2	Medical Status Codes	95, A6, A7, A8, A9, E3, E4, PW, P1

		All	Dental No Chiro	Chiro No Dental	No Dental & No Chiro
3	MCE	$753.72	$752.75	$750.36	$749.39
4	Cap Rate	$591.22	$590.60	$587.73	$587.12
5	Discount	21.6%	21.5%	21.7%	21.7%

4/14/04

Addendum III - Rate Period May-December 2004

Twin Cities Region

AFDC/HS Children
1	Eligibility Groups	ADFC and Healthy Start Children

2	Medical Status Codes	31, 32, 38, 39, CC, CM, E2, GC, GE, N1, N2, PC, UA, WH WN, WU, X1, X2, X3, X4

		All	Dental No Chiro	Chiro No Dental	No Dental & No Chiro
3	Managed Care Equivalency (MCE)	$165.20	$164.15	$159.93	$158.88
4	Capitation Rate	$142.17	$140.40	$134.25	$132.48
5	Age/Gender Factors	See Attached Addendum III - A
6	Capitation By Service Category	See Attached Addendum III - B
7	Final Capitation Rates by Age/Gender	See Attached Addendum III - C
8	Discount	13.9%	14.5%	16.1%	16.6%

Healthy Start Pregnant Women
1	Eligibility Groups	Healthy Start Pregnant Women

2	Medical Status Codes	95, A6, A7, A8, A9, E3, E4, PW, P1

		All	Dental No Chiro	Chiro No Dental	No Dental & No Chiro
3	MCE	$875.27	$872.93	$871.87	$869.53
4	Cap Rate	$599.09	$597.44	$592.54	$590.88
5	Discount	31.6%	31.6%	32.0%	32.0%

4/14/04

Addendum III - Rate Period May-December 2004

Marshfield/Stevens Point Region

AFDC/HS Children
1	Eligibility Groups	ADFC and Healthy Start Children

2	Medical Status Codes	31, 32, 38, 39, CC, CM, E2, GC, GE, N1, N2, PC, UA, WH WN, WU, X1, X2, X3, X4

		All	Dental No Chiro	Chiro No Dental	No Dental & No Chiro
3	Managed Care Equivalency (MCE)	$140.33	$139.51	$133.55	$132.73
4	Capitation Rate	$133.82	$133.01	$127.72	$126.91
5	Age/Gender Factors	See Attached Addendum III - A
6	Capitation By Service Category	See Attached Addendum III - B
7	Final Capitation Rates by Age/Gender	See Attached Addendum III - C
8	Discount	4.6%	4.7%	4.4%	4.4%

Healthy Start Pregnant Women
1	Eligibility Groups	Healthy Start Pregnant Women

2	Medical Status Codes	95, A6, A7, A8, A9, E3, E4, PW, P1

		All	Dental No Chiro	Chiro No Dental	No Dental & No Chiro
3	MCE	$717.67	$715.93	$713.65	$711.91
4	Cap Rate	$612.63	$611.40	$608.82	$607.58
5	Discount	14.6%	14.6%	14.7%	14.7%

4/14/04

Addendum III - Rate Period May-December 2004

Appleton/Oshkosh Region

AFDC/HS Children
1	Eligibility Groups	ADFC and Healthy Start Children

2	Medical Status Codes	31, 32, 38, 39, CC, CM, E2, GC, GE, N1, N2, PC, UA, WH WN, WU, X1, X2, X3, X4

		All	Dental No Chiro	Chiro No Dental	No Dental & No Chiro
3	Managed Care Equivalency (MCE)	$161.03	$160.57	$154.22	$153.76
4	Capitation Rate	$129.74	$128.88	$123.96	$123.10
5	Age/Gender Factors	See Attached Addendum III - A
6	Capitation By Service Category	See Attached Addendum III - B
7	Final Capitation Rates by Age/Gender	See Attached Addendum III - C
8	Discount	19.4%	19.7%	19.6%	19.9%

Healthy Start Pregnant Women
1	Eligibility Groups	Healthy Start Pregnant Women

2	Medical Status Codes	95, A6, A7, A8, A9, E3, E4, PW, P1

		All	Dental No Chiro	Chiro No Dental	No Dental & No Chiro
3	MCE	$774.53	$772.58	$769.18	$767.23
4	Cap Rate	$590.52	$589.85	$585.87	$585.20
5	Discount	23.8%	23.7%	23.8%	23.7%

4/14/04

Addendum III - Rate Period May-December 2004

La Crosse Region

AFDC/HS Children
1	Eligibility Groups	ADFC and Healthy Start Children

2	Medical Status Codes	31, 32, 38, 39, CC, CM, E2, GC, GE, N1, N2, PC, UA, WHWN, WU, X1, X2, X3, X4

		All	Dental No Chiro	Chiro No Dental	No Dental & No Chiro
3	Managed Care Equivalency (MCE)	$138.75	$137.73	$131.62	$130.60
4	Capitation Rate	$128.54	$127.43	$122.51	$121.40
5	Age/Gender Factors	See Attached Addendum III - A
6	Capitation By Service Category	See Attached Addendum III - B
7	Final Capitation Rates by Age/Gender	See Attached Addendum III - C
8	Discount 7.4%	7.4%	7.5%	6.9%	7.0%

Healthy Start Pregnant Women
1	Eligibility Groups	Healthy Start Pregnant Women

2	Medical Status Codes	95, A6, A7, A8, A9, E3, E4, PW, P1

		All	Dental No Chiro	Chiro No Dental	No Dental & No Chiro
3	MCE	$723.50	$721.38	$719.14	$717.02
4	Cap Rate	$598.95	$597.72	$593.87	$592.64
5	Discount	17.2%	17.1%	17.4%	17.3%

4/14/04

Addendum III - Rate Period May-December 2004

Madison Region

AFDC/HS Children
1	Eligibility Groups	ADFC and Healthy Start Children

2	Medical Status Codes	31, 32, 38, 39, CC, CM, E2, GC, GE, N1, N2, PC, UA, WHWN, WU, X1, X2, X3, X4

		All	Dental No Chiro	Chiro No Dental	No Dental & No Chiro
3	Managed Care Equivalency (MCE)	$153.40	$153.03	$146.51	$146.14
4	Capitation Rate	$146.32	$145.79	$139.68	$139.15
5	Age/Gender Factors	See Attached Addendum III - A
6	Capitation By Service Category	See Attached Addendum III - B
7	Final Capitation Rates by Age/Gender	See Attached Addendum III - C
8	Discount	4.6%	4.7%	4.7%	4.8%

Healthy Start Pregnant Women
1	Eligibility Groups	Healthy Start Pregnant Women

2	Medical Status Codes	95, A6, A7, A8, A9, E3, E4, PW, P1

		All	Dental No Chiro	Chiro No Dental	No Dental & No Chiro
3	MCE	$819.75	$818.66	$814.47	$813.38
4	Cap Rate	$618.05	$617.43	$613.21	$612.58
5	Discount	24.6%	24.6%	24.7%	24.7%

4/14/04

Addendum III - Rate Period May-December 2004

SE Wisconsin Region

AFDC/HS Children
1	Eligibility Groups	ADFC and Healthy Start Children

2	Medical Status Codes	31, 32, 38, 39, CC, CM, E2, GC, GE, N1, N2, PC, UA, WHWN, WU, X1, X2, X3, X4

		All	Dental No Chiro	Chiro No Dental	No Dental & No Chiro
3	Managed Care Equivalency (MCE)	$147.99	$147.59	$143.04	$142.64
4	Capitation Rate	$137.62	$137.17	$131.96	$131.51
5	Age/Gender Factors	See Attached Addendum III - A
6	Capitation By Service Category	See Attached Addendum III - B
7	Final Capitation Rates by Age/Gender	See Attached Addendum III - C
8	Discount	7.0%	7.1%	7.7%	7.8%

Healthy Start Pregnant Women
1	Eligibility Groups	Healthy Start Pregnant Women

2	Medical Status Codes	95, A6, A7, A8, A9, E3, E4, PW, P1

		All	Dental No Chiro	Chiro No Dental	No Dental & No Chiro
3	MCE	$810.83	$809.70	$807.93	$806.80
4	Cap Rate	$603.54	$602.97	$600.16	$599.59
5	Discount	25.6%	25.5%	25.7%	25.7%

4/14/04

Addendum III - Rate Period May-December 2004

Milwaukee County

	AFDC/HS Children
1	Eligibility Groups	ADFC and Healthy Start Children

2	Medical Status Codes	31, 32, 38, 39, CC, CM, E2, GC, GE, N1, N2, PC, UA, WH WN, WU, X1, X2, X3, X4

		All	Dental No Chiro	Chiro No Dental	No Dental & No Chiro
3	Managed Care Equivalency (MCE)	$155.06	$154.75	$150.95	$150.64
4	Capitation Rate	$147.93	$147.78	$142.56	$142.41
5	Age/Gender Factors	See Attached Addendum III - A
6	Capitation By Service Category	See Attached Addendum III - B
7	Final Capitation Rates by Age/Gender	See Attached Addendum III - C
8	Discount	4.6%	4.5%	5.6%	5.5%

	Healthy Start Pregnant Women
1	Eligibility Groups	Healthy Start Pregnant Women

2	Medical Status Codes	95, A6, A7, A8, A9, E3, E4, PW, P1

		All	Dental No Chiro	Chiro No Dental	No Dental & No Chiro
3	MCE	$940.03	$939.23	$936.64	$935.84
4	Cap Rate	$722.72	$722.51	$720.77	$720.56
5	Discount	23.1%	23.1%	23.0%	23.0%

4/14/04

Addendum III - Rate Period May-December 2004

Dane County

AFDC/HS Children
1	Eligibility Groups	ADFC and Healthy Start Children

2	Medical Status Codes	31, 32, 38, 39, CC, CM, E2, GC, GE, N1, N2, PC, UA, WH WN, WU, X1, X2, X3, X4

		All	Dental No Chiro	Chiro No Dental	No Dental & No Chiro
3	Managed Care Equivalency (MCE)	$137.67	$137.41	$132.46	$132.20
4	Capitation Rate	$131.34	$130.75	$127.00	$126.41
5	Age/Gender Factors	See Attached Addendum III - A
6	Capitation By Service Category	See Attached Addendum III - B
7	Final Capitation Rates by Age/Gender	See Attached Addendum III - C
8	Discount	4.6%	4.8%	4.1%	4.4%

Healthy Start Pregnant Women
1	Eligibility Groups	Healthy Start Pregnant Women

2	Medical Status Codes	95, A6, A7, A8, A9, E3, E4, PW, P1

		All	Dental No Chiro	Chiro No Dental	No Dental & No Chiro
3	MCE	$809.01	$808.15	$806.00	$805.14
4	Cap Rate	$658.64	$658.20	$656.04	$655.60
5	Discount	18.6%	18.6%	18.6%	18.6%

4/14/04

Addendum III - Rate Period May-December 2004

Eau Claire County

AFDC/HS Children
1	Eligibility Groups	ADFC and Healthy Start Children

2	Medical Status Codes	31, 32, 38, 39, CC, CM, E2, GC, GE, N1, N2, PC, UA, WH WN, WU, X1, X2, X3, X4

		All	Dental No Chiro	Chiro No Dental	No Dental & No Chiro
3	Managed Care Equivalency (MCE)	$160.77	$159.07	$155.50	$153.80
4	Capitation Rate	$132.68	$130.56	$126.66	$124.54
5	Age/Gender Factors	See Attached Addendum III - A
6	Capitation By Service Category	See Attached Addendum III - B
7	Final Capitation Rates by Age/Gender	See Attached Addendum III - C
8	Discount	17.5%	17.9%	18.5%	19.0%

Healthy Start Pregnant Women
1	Eligibility Groups	Healthy Start Pregnant Women

2	Medical Status Codes	95, A6, A7, A8, A9, E3, E4, PW, P1

		All	Dental No Chiro	Chiro No Dental	No Dental & No Chiro
3	MCE	$820.01	$817.16	$817.17	$814.32
4	Cap Rate	$720.77	$718.89	$717.70	$715.82
5	Discount	12.1%	12.0%	12.2%	12.1%

4/14/04

Addendum III - Rate Period May-December 2004

Kenosha County

AFDC/HS Children
1	Eligibility Groups	ADFC and Healthy Start Children

2	Medical Status Codes	31, 32, 38, 39, CC, CM, E2, GC, GE, N1, N2, PC, UA, WHWN, WU, X1, X2, X3, X4

		All	Dental No Chiro	Chiro No Dental	No Dental & No Chiro
3	Managed Care Equivalency (MCE)	$171.29	$171.12	$165.01	$164.84
4	Capitation Rate	$145.43	$145.19	$138.45	$138.21
5	Age/Gender Factors	See Attached Addendum III-A
6	Capitation By Service Category	See Attached Addendum III-B
7	Final Capitation Rates by Age/Gender	See Attached Addendum III-C
8	Discount	15.1%	15.2%	16.1%	16.2%

Healthy Start Pregnant Women
1	Eligibility Groups	Healthy Start Pregnant Women

2	Medical Status Codes	95, A6, A7, A8, A9, E3, E4, PW, P1

		All	Dental No Chiro	Chiro No Dental	No Dental & No Chiro
3	MCE	$810.94	$810.62	$805.23	$804.91
4	Cap Rate	$668.00	$667.85	$663.17	$663.02
5	Discount	17.6%	17.6%	17.6%	17.6%

4/14/04

Addendum III-Rate Period May-December 2004

Waukesha County

AFDC/HS Children

1	Eligibility Groups	ADFC and Healthy Start Children

2	Medical Status Codes	31, 32, 38, 39, CC, CM, E2, GC, GE, N1, N2, PC, UA, WHWN, WU, X1,X2, X3, X4

		All	Dental No Chiro	Chiro No Dental	No Dental & No Chiro
3	Managed Care Equivalency (MCE)	$171.57	$171.29	$166.81	$166.53
4	Capitation Rate	$153.50	$152.86	$147.17	$146.53
5	Age/Gender Factors	See Attached Addendum VII-A
6	Capitation By Service Category	See Attached Addendum VII-B
7	Final Capitation Rates by Age/Gender	See Attached Addendum VII-C
8	Discount	10.5%	10.8%	11.8%	12.0%

Healthy Start Pregnant Women

1	Eligibility Groups	Healthy Start Pregnant Women

2	Medical Status Codes	95, A6, A7, A8, A9, E3, E4, PW, P1

		All	Dental No Chiro	Chiro No Dental	No Dental & No Chiro
3	MCE	$835.33	$834.86	$832.21	$831.74
4	Cap Rate	$616.11	$615.82	$612.06	$611.77
5	Discount	26.2%	26.2%	26.5%	26.4%

4/14/04

Addendum III - Rate Period May-December 2004

Duluth/Superior Rate Region

BadgerCare

1	Eligibility Groups	BadgerCare Children and Adults

2	Medical Status Codes	B1,B2, B3, B4, B5,B6, GP

		All Services	Dental No Chiro	Chiro No Dental	No Dental & No Chiro
3	MCE	$180.68	$179.76	$174.40	$173.48
4	Capitation Rate	$147.96	$146.94	$141.50	$140.48
5	Discount	18.1%	18.3%	18.9%	19.0%
6	Age/Gender Factors	See Attached Addendum III - D
7	Capitation by Service Category	See Attached Addendum III - E
8	Final Capitation Rates by Age/Gender	See Attached Addendum III - F

4/14/04

Addendum III - Rate Period May-December 2004

Wausau/Rhinelander Rate Region

BadgerCare
1	Eligibility Groups	BadgerCare Children and Adults

2	Medical Status Codes	B1, B2, B3, B4, B5, B6, GP

		All Services	Dental No Chiro	Chiro No Dental	No Dental & No Chiro
3	MCE	$174.54	$172.60	$170.54	$168.60
4	Capitation Rate	$152.33	$151.35	$146.21	$145.23
5	Discount	12.7%	12.3%	14.3%	13.9%
6	Age/Gender Factors	See Attached Addendum III-D
7	Capitation by Service Category	See Attached Addendum III-E
8	Final Capitation Rates by Age/Gender	See Attached Addendum III-F

4/14/04

Addendum III-Rate Period May-December 2004

Green Bay Rate Region

BadgerCare
1	Eligibility Groups	BadgerCare Children and Adults

2	Medical Status Codes	B1, B2, B3, B4, B5, B6, GP

		All Services	Dental No Chiro	Chiro No Dental	No Dental & No Chiro
3	MCE	$190.09	$188.91	$184.40	$183.22
4	Capitation Rate	$148.39	$147.54	$141.92	$141.07
5	Discount	21.9%	21.9%	23.0%	23.0%
6	Age/Gender Factors	See Attached Addendum III-D
7	Capitation by Service Category	See Attached Addendum III-E
8	Final Capitation Rates by Age/Gender	See Attached Addendum III-F

4/14/04

Addendum III-Rate Period May-December 2004

Twin Cities Rate Region

BadgerCare
1	Eligibility Groups	BadgerCare Children and Adults

2	Medical Status Codes	B1, B2, B3, B4, B5, B6, GP

		All Services	Dental No Chiro	Chiro No Dental	No Dental & No Chiro
3	MCE	$174.88	$173.48	$171.08	$169.68
4	Capitation Rate	$143.21	$141.43	$135.23	$133.45
5	Discount	18.1%	18.5%	21.0%	21.4%
6	Age/Gender Factors	See Attached Addendum III-D
7	Capitation by Service Category	See Attached Addendum III-E
8	Final Capitation Rates by Age/Gender	See Attached Addendum III-F

4/14/04

Addendum III - Rate Period May-December 2004

Marshfield/Stevens Point Rate Region

BadgerCare
1	Eligibility Groups	BadgerCare Children and Adults

2	Medical Status Codes	B1, B2, B3, B4, B5, B6, GP

		All Services	Dental No Chiro	Chiro No Dental	No Dental & No Chiro
3	MCE	$170.24	$168.93	$162.95	$161.64
4	Capitation Rate	$146.51	$145.61	$139.87	$138.97
5	Discount	13.9%	13.8%	14.2%	14.0%
6	Age/Gender Factors	See Attached Addendum III - D
7	Capitation by Service Category	See Attached Addendum III - E
8	Final Capitation Rates by Age/Gender	See Attached Addendum III - F

4/14/04

Addendum III - Rate Period May-December 2004

Appleton/Oshkosh Rate Region

BadgerCare
1	Eligibility Groups	BadgerCare Children and Adults

2	Medical Status Codes	B1, B2, B3, B4, B5, B6, GP

		All Services	Dental No Chiro	Chiro No Dental	No Dental & No Chiro
3	MCE	$165.39	$164.74	$159.65	$159.00
4	Capitation Rate	$136.65	$135.74	$130.55	$129.64
5	Discount	17.4%	17.6%	18.2%	18.5%
6	Age/Gender Factors	See Attached Addendum III - D
7	Capitation by Service Category	See Attached Addendum III - E
8	Final Capitation Rates by Age/Gender	See Attached Addendum III - F

4/14/04

Addendum III - Rate Period May-December 2004

La Crosse Rate Region

BadgerCare
1	Eligibility Groups	BadgerCare Children and Adults

2	Medical Status Codes	B1, B2, B3, B4, B5, B6, GP

		All Services	Dental No Chiro	Chiro No Dental	No Dental & No Chiro
3	MCE	$146.74	$145.50	$140.92	$139.68
4	Capitation Rate	$128.08	$126.98	$122.08	$120.98
5	Discount	12.7%	12.7%	13.4%	13.4%
6	Age/Gender Factors	See Attached Addendum III - D
7	Capitation by Service Category	See Attached Addendum III - E
8	Final Capitation Rates by Age/Gender	See Attached Addendum III - F

4/14/04

Addendum III - Rate Period May-December 2004

Madison/South Central WI Rate Region

BadgerCare
1	Eligibility Groups	BadgerCare Children and Adults

2	Medical Status Codes	B1, B2, B3, B4, B5, B6, GP

		All Services	Dental No Chiro	Chiro No Dental	No Dental & No Chiro
3	MCE	$175.16	$173.65	$168.71	$167.20
4	Capitation Rate	$142.93	$142.43	$136.45	$135.95
5	Discount	18.4%	18.0%	19.1%	18.7%
6	Age/Gender Factors	See Attached Addendum III - D
7	Capitation by Service Category	See Attached Addendum III - E
8	Final Capitation Rates by Age/Gender	See Attached Addendum III - F

4/14/04

Addendum III - Rate Period May-December 2004

SE Wisconsin Rate Region

BadgerCare
1	Eligibility Groups	BadgerCare Children and Adults

2	Medical Status Codes	B1, B2, B3, B4, B5, B6, GP

		All Services	Dental No Chiro	Chiro No Dental	No Dental & No Chiro
3	MCE	$187.27	$186.68	$182.12	$181.53
4	Capitation Rate	$146.01	$145.54	$140.00	$139.53
5	Discount	22.0%	22.0%	23.1%	23.1%
6	Age/Gender Factors	See Attached Addendum III - D
7	Capitation by Service Category	See Attached Addendum III - E
8	Final Capitation Rates by Age/Gender	See Attached Addendum III - F

4/14/04

Addendum III - Rate Period May-December 2004

Milwaukee County Rate Region

BadgerCare
1	Eligibility Groups	BadgerCare Children and Adults

2	Medical Status Codes	B1, B2, B3, B4, B5, B6, GP

		All Services	Dental No Chiro	Chiro No Dental	No Dental & No Chiro
3	MCE	$167.20	$166.70	$163.15	$162.65
4	Capitation Rate	$150.79	$150.64	$145.30	$145.15
5	Discount	9.8%	9.6%	10.9%	10.8%
6	Age/Gender Factors	See Attached Addendum III - D
7	Capitation by Service Category	See Attached Addendum III - E
8	Final Capitation Rates by Age/Gender	See Attached Addendum III - F

4/14/04

Addendum III - Rate Period May-December 2004

Dane County Rate Region

BadgerCare
1	Eligibility Groups	BadgerCare Children and Adults

2	Medical Status Codes	B1, B2, B3, B4, B5, B6, GP

		All Services	Dental No Chiro	Chiro No Dental	No Dental & No Chiro
3	MCE	$160.88	$160.12	$156.48	$155.72
4	Capitation Rate	$139.96	$139.36	$135.36	$134.76
5	Discount	13.0%	13.0%	13.5%	13.5%
6	Age/Gender Factors	See Attached Addendum III - D
7	Capitation by Service Category	See Attached Addendum III - E
8	Final Capitation Rates by Age/Gender	See Attached Addendum III - F

4/14/04

Addendum III - Rate Period May-December 2004

Eau Claire County Rate Region

BadgerCare
1	Eligibility Groups	BadgerCare Children and Adults

2	Medical Status Codes	B1, B2, B3, B4, B5, B6, GP

		All Services	Dental No Chiro	Chiro No Dental	No Dental & No Chiro
3	MCE	$171.13	$169.79	$168.26	$166.92
4	Capitation Rate	$145.08	$142.78	$138.49	$136.19
5	Discount	15.2%	15.9%	17.7%	18.4%
6	Age/Gender Factors	See Attached Addendum III - D
7	Capitation by Service Category	See Attached Addendum III - E
8	Final Capitation Rates by Age/Gender	See Attached Addendum III - F

4/14/04

Addendum III - Rate Period May-December 2004

Kenosha County Rate Region

BadgerCare
1	Eligibility Groups	BadgerCare Children and Adults

2	Medical Status Codes	B1, B2, B3, B4, B5, B6, GP

		All Services	Dental No Chiro	Chiro No Dental	No Dental & No Chiro
3	MCE	$214.46	$214.04	$208.08	$207.66
4	Capitation Rate	$151.07	$150.82	$143.79	$143.54
5	Discount	29.6%	29.5%	30.9%	30.9%
6	Age/Gender Factors	See Attached Addendum III - D
7	Capitation by Service Category	See Attached Addendum III - E
8	Final Capitation Rates by Age/Gender	See Attached Addendum III - F

4/14/04

Addendum III - Rate Period May-December 2004

Waukesha County Rate Region

BadgerCare
1	Eligibility Groups	BadgerCare Children and Adults

2	Medical Status Codes	B1, B2, B3, B4, B5, B6, GP

		All Services	Dental No Chiro	Chiro No Dental	No Dental & No Chiro
3	MCE	$207.05	$206.67	$203.37	$202.99
4	Capitation Rate	$170.12	$169.39	$163.10	$162.37
5	Discount	17.8%	18.0%	19.8%	20.0%
6	Age/Gender Factors	See Attached Addendum III - D
7	Capitation by Service Category	See Attached Addendum III - E
8	Final Capitation Rates by Age/Gender	See Attached Addendum III - F

4/14/04

Addendum III - A

AFDC-Related and Healthy Start Children Age/Gender Factors

For Use with 2004 AFDC-Related and Healthy Start Children Base Capitation Rates

Medical Services (Non-Dental, Non-Chiropractor)

		Region
Age Range	Age Code	1	2	3	4	5	6	7	8	9	10	11	12	13	14	Total
<1	A	2.773	2.883	2.645	2.703	2.741	2.663	2.722	2.540	2.568	2.548	2.614	2.727	2.571	2.547	2.605
01-05	B	0.520	0.540	0.496	0.507	0.514	0.499	0.510	0.476	0.481	0.478	0.490	0.511	0.482	0.477	0.488
06-14	C	0.413	0.429	0.394	0.402	0.408	0.396	0.405	0.378	0.382	0.379	0.389	0.406	0.382	0.379	0.388
15-20F	E	1.579	1.642	1.506	1.539	1.561	1.516	1.550	1.446	1.463	1.451	1.489	1.553	1.464	1.450	1.483
15-20M	D	0.537	0.559	0.513	0.524	0.531	0.516	0.528	0.492	0.498	0.494	0.507	0.529	0.498	0.494	0.505
21-34F	G	2.352	2.445	2.243	2.293	2.325	2.258	2.309	2.154	2.178	2.161	2.217	2.313	2.180	2.160	2.210
21-34M	F	1.163	1.209	1.109	1.134	1.150	1.117	1.142	1.065	1.077	1.069	1.096	1.144	1.078	1.068	1.093
35+F	I	2.837	2.950	2.707	2.766	2.805	2.724	2.786	2.599	2.628	2.608	2.675	2.790	2.630	2.606	2.666
35+M	H	2.687	2.794	2.563	2.620	2.657	2.580	2.638	2.461	2.489	2.470	2.534	2.643	2.491	2.468	2.525

Composite		1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000

Dental Services

		Region
Age Range	Age Code	1	2	3	4	5	6	7	8	9	10	11	12	13	14	Total
<1	A	0.007	0.007	0.007	0.007	0.007	0.007	0.007	0.007	0.007	0.007	0.007	0.007	0.007	0.008	0.007
01-05	B	0.714	0.729	0.755	0.752	0.735	0.761	0.730	0.718	0.739	0.674	0.722	0.760	0.708	0.780	0.712
06-14	C	1.322	1.349	1.398	1.392	1.361	1.409	1.351	1.330	1.369	1.248	1.337	1.406	1.311	1.445	1.308
15-20F	E	1.303	1.330	1.377	1.372	1.341	1.388	1.332	1.311	1.349	1.230	1.317	1.386	1.292	1.424	1.285
15-20M	D	1.362	1.391	1.440	1.435	1.402	1.452	1.393	1.371	1.411	1.286	1.378	1.449	1.351	1.489	1.349
21-34F	G	1.281	1.308	1.355	1.349	1.319	1.365	1.310	1.289	1.327	1.210	1.296	1.363	1.271	1.400	1.257
21-34M	F	1.349	1.377	1.427	1.421	1.389	1.438	1.379	1.358	1.398	1.274	1.365	1.436	1.339	1.475	1.341
35+F	I	1.379	1.408	1.458	1.452	1.420	1.470	1.410	1.388	1.429	1.302	1.395	1.467	1.368	1.507	1.351
35+M	H	1.637	1.671	1.731	1.724	1.685	1.745	1.674	1.647	1.696	1.546	1.656	1.742	1.624	1.789	1.624

Composite		1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000

Chiropractor Services

		Region
Age Range	Age Code	1	2	3	4	5	6	7	8	9	10	11	12	13	14	Total
<1	A	0.300	0.325	0.320	0.325	0.315	0.327	0.308	0.277	0.297	0.249	0.287	0.335	0.275	0.321	0.287
01-05	B	0.291	0.315	0.311	0.315	0.306	0.317	0.299	0.269	0.288	0.241	0.278	0.324	0.266	0.311	0.275
06-14	C	0 802	0 869	0 857	0 869	0 843	0.875	0.824	0.742	0.794	0.665	0.767	0.895	0.734	0.858	0.745
15-20F	E	1.928	2.090	2.061	2.089	2.028	2.104	1.983	1.784	1.909	1.599	1.845	2.151	1.766	2.063	1.778
15-20M	D	1.687	1.829	1.803	1.829	1.775	1.841	1.735	1.561	1.671	1.400	1.614	1.883	1.545	1.806	1.574
21-34F	G	2.905	3.150	3.105	3.148	3.056	3.170	2.988	2.688	2.877	2.410	2.780	3.242	2.661	3.109	2.635
21-34M	F	1.612	1.748	1.723	1.747	1.695	1.759	1.658	1.492	1.596	1.337	1.542	1.799	1.476	1.725	1.512
35+F	I	4.294	4.656	4.589	4.653	4.516	4.685	4.416	3.973	4.252	3.562	4.108	4.791	3.933	4.595	3.889
35+M	H	3.212	3.482	3.432	3.480	3.377	3.504	3.303	2.972	3.180	2.664	3.072	3.583	2.941	3.437	2.999

Composite		1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000

4/14/04

Addendum III - B:

AFDC/Healthy Start Children CY 2004 Capitation Rates By Service Category

2004 Capitation - Medical Only

		1	2	3	4	5	6	7	8	9	40	13	18	30	67
Age Range	Age Code	Duluth/Sup	Wausau/Rldr	Green Bay	Twin Cities	Mfld/St Pt	Appleton/ Osh	La Crosse	Madison	SE Wis	Milw Co	Dane Co	Eau Claire Co	Kenosha Co	Wauk Co
<1	A	$359.32	$370.85	$323.59	$358.13	$347.88	$327.76	$330.49	$353.40	$337.77	$362.91	$330.48	$339.62	$355.28	$373.16
01-05	B	$67.33	$69.49	$60.64	$67.11	$65.19	$61.42	$61.93	$66.23	$63.30	$68.01	$61.93	$63.64	$66.58	$69.93
06-14	C	$53.47	$55.18	$48.15	$53.29	$51.76	$48.77	$49.18	$52.58	$50.26	$54.00	$49.17	$50.53	$52.86	$55.52
15-20F	E	$204.60	$211.17	$184.26	$203.93	$198.09	$186.63	$188.19	$201.24	$192.34	$206.65	$188.18	$193.39	$202.30	$212.49
15-20M	D	$69.64	$71.87	$62.71	$69.41	$67.42	$63.52	$64.05	$68.49	$65.46	$70.34	$64.05	$65.82	$68.86	$72.32
21-34F	G	$304.77	$314.54	$274.46	$303.76	$295.06	$277.99	$280.32	$299.75	$286.49	$307.82	$280.31	$288.06	$301.34	$316.51
21-34M	F	$150.70	$155.53	$135.71	$150.20	$145.90	$137.46	$138.61	$148.22	$141.66	$152.20	$138.60	$142.44	$149.00	$156.50
35+F	I	$367.68	$379.48	$331.12	$366.46	$355.98	$335.38	$338.19	$361.63	$345.63	$371.36	$338.17	$347.53	$363.54	$381.84
35+M	H	$348.24	$359.41	$313.61	$347.08	$337.15	$317.65	$320.30	$342.50	$327.36	$351.72	$320.29	$329.15	$344.32	$361.65

2004 Capitation - Dental Only

		1	2	3	4	5	6	7	8	9	40	13	18	30	67
Age Range	Age Code	Duluth/ Sup	Wausau/ Rldr	Green Bay	Twin Cities	Mfld/St Pt	Appleton/ Osh	La Crosse	Madison	SEWis	Milw Co	Dane Co	Eau Claire Co	Kenosha Co	Wauk Co
<1	A	$0.04	$0.04	$0.04	$0.06	$0.04	$0.04	$0.04	$0.05	$0.04	$0.04	$0.03	$0.04	$0.05	$0.05
01-05	B	$4.25	$3.96	$4.24	$5.95	$4.48	$4.40	$4.40	$4.77	$4.19	$3.62	$3.13	$4.57	$4.94	$4.94
06-14	C	$7.88	$7.33	$7.85	$11.03	$8.30	$8.14	$8.15	$8.83	$7.75	$6.70	$5.80	$8.47	$9.15	$9.15
15-20F	E	$7.76	$7.22	$7.74	$10.86	$8.18	$8.02	$8.03	$8.70	$7.64	$6.61	$5.72	$8.34	$9.02	$9.01
15-20M	D	$8.12	$7.55	$8.09	$11.36	$8.55	$8.39	$8.40	$9.10	$7.99	$6.91	$5.98	$8.73	$9.43	$9.42
21-34F	G	$7.64	$7.10	$7.61	$10.69	$8.04	$7.89	$7.90	$8.56	$7.51	$6.50	$5.62	$8.21	$8.87	$8.86
21-34M	F	$8.04	$7.48	$8.02	$11.25	$8.47	$8.31	$8.32	$9.02	$7.91	$6.84	$5.92	$8.64	$9.34	$9.34
35+F	I	$8.22	$7.64	$8.19	$11.50	$8.66	$8.49	$8.50	$9.21	$8.09	$6.99	$6.05	$8.83	$9.55	$9.54
35+M	H	$9.76	$9.08	$9.73	$13.66	$10.28	$10.09	$10.09	$10.94	$9.60	$8.30	$7.19	$10.49	$11.34	$11.33

2004 Capitation - Chiropractic Only

		1	2	3	4	5	6	7	8	9	40	13	18	30	67
Age Range	Age Code	Duluth/ Sup	Wausau/ Rldr	Green Bay	Twin Cities	Mfld/St Pt	Appleton/ Osh	La Crosse	Madison	SE Wis	Milw Co	Dane Co	Eau Claire Co	Kenosha Co	Wauk Co
<1	A	$0.28	$0.28	$0.24	$0.58	$0.26	$0.28	$0.34	$0.15	$0.13	$0.04	$0.17	$0.71	$0.07	$0.21
01-05	B	$0.28	$0.27	$0.24	$0.56	$0.25	$0.27	$0.33	$0.14	$0.13	$0.04	$0.16	$0.69	$0.06	$0.20
06-14	C	$0.76	$0.76	$0.65	$1.54	$0.68	$0.75	$0.92	$0.39	$0.36	$0.10	$0.45	$1.90	$0.18	$0.55
15-20F	E	$1.83	$1.82	$1.57	$3.70	$1.64	$1.81	$2.20	$0.95	$0.86	$0.24	$1.09	$4.56	$0.42	$1.32
15-20M	D	$1.60	$1.59	$1.37	$3.24	$1.44	$1.58	$1.93	$0.83	$0.75	$0.21	$0.95	$3.99	$0.37	$1.16
21-34F	G	$2.76	$2.74	$2.36	$5.57	$2.47	$2.73	$3.32	$1.42	$1.29	$0.36	$1.64	$6.87	$0.64	$1.99
21-34M	F	$1.53	$1.52	$1.31	$3.09	$1.37	$1.51	$1.84	$0.79	$0.72	$0.20	$0.91	$3.81	$0.35	$1.10
35+F	I	$4.08	$4.05	$3.49	$8.24	$3.66	$4.03	$4.90	$2.11	$1.91	$0.53	$2.42	$10.16	$0.94	$2.94
35+M	H	$3.05	$3.03	$2.61	$6.16	$2.74	$3.01	$3.67	$1.57	$1.43	$0.40	$1.81	$7.60	$0.71	$2.20

4/14/04

Addendum III - C:

May to December 2004 Final AFDC/HS Child Capitation Rates by Age/Gender & Rate Region

All Services Capitation Rate by Age/Gender and Rate Region

	Rate Region > Age Code	1	2	3	4	5	6	7	8	9	40	13	18	30	67
Age Range		Duluth/ Sup	Wausau/ Rldr	Green Bay	Twin Cities	Mfld/ St Pt	Appleton/ Osh	La Crosse	Madison	SE Wis	Milw Co	Dane Co	Eau Claire Co	Kenosha Co	Wauk Co
<1	A	$359.65	$371.17	$323.88	$358.76	$348.18	$328.08	$330.88	$353.60	$337.95	$362.99	$330.68	$340.38	$355.39	$373.42
01-05	B	$71.86	$73.72	$65.12	$73.62	$69.92	$66.09	$66.66	$71.14	$67.61	$71.66	$65.23	$68.90	$71.58	$75.07
06-14	C	$62.11	$63.26	$56.65	$65.85	$60.75	$57.66	$58.24	$61.81	$58.37	$60.80	$55.43	$60.90	$62.19	$65.22
15-20F	E	$214.20	$220.21	$193.57	$218.49	$207.91	$196.46	$198.42	$210.88	$200.83	$213.50	$194.99	$206.29	$211.74	$222.82
15-20M	D	$79.36	$81.02	$72.18	$84.01	$77.41	$73.50	$74.38	$78.42	$74.20	$77.45	$70.98	$78.54	$78.66	$82.90
21-34F	G	$315.16	$324.39	$284.44	$320.02	$305.58	$288.61	$291.53	$309.73	$295.30	$314.67	$287.57	$303.14	$310.85	$327.36
21-34M	F	$160.27	$164.53	$145.04	$164.54	$155.74	$147.28	$148.77	$158.02	$150.29	$159.25	$145.43	$154.89	$158.70	$166.94
35+F	I	$379.98	$391.17	$342.80	$368.20	$368.29	$347.91	$351.59	$372.95	$355.63	$378.89	$346.65	$366.52	$374.04	$394.33
35+M	H	$361.05	$371.51	$325.95	$366.90	$350.17	$330.75	$334.06	$355.02	$338.39	$360.42	$329.29	$347.23	$356.36	$375.18

Dental_No Chiropractic Service Capitation Rate by Age/Gender and Rate Region

	Rate Region > Age Code	1	2	3	4	5	6	7	8	9	40	13	18	30	67
Age Range		Duluth/ Sup	Wausau/ Rldr	Green Bay	Twin Cities	Mfld/ St Pt	Appleton/ Osh	La Crosse	Madison	SE Wis	Milw Co	Dane Co	Eau Claire Co	Kenosha Co	Wauk Co
<1	A	$359.36	$370.89	$323.63	$358.19	$347.92	$327.80	$330.54	$353.45	$337.82	$362.95	$330.51	$339.67	$355.32	$373.21
01-05	B	$71.59	$73.45	$64.88	$73.06	$69.67	$65.82	$66.33	$70.99	$67.48	$71.63	$65.06	$68.21	$71.52	$74.87
06-14	C	$61.34	$62.51	$56.00	$64.31	$60.06	$56.91	$57.32	$61.42	$58.01	$60.70	$54.98	$59.00	$62.02	$64.67
15-20F	E	$212.37	$218.39	$192.00	$214.79	$206.27	$194.66	$196.22	$209.94	$199.97	$213.26	$193.90	$201.73	$211.32	$221.50
15-20M	D	$77.76	$79.42	$70.81	$80.77	$75.98	$71.91	$72.45	$77.59	$73.45	$77.24	$70.03	$74.55	$78.29	$81.75
21-34F	G	$321.40	$321.65	$282.08	$314.44	$303.11	$285.89	$288.22	$308.31	$294.00	$314.31	$285.93	$296.27	$310.21	$325.37
21-34M	F	$158.74	$163.01	$143.73	$161.45	$154.37	$145.77	$146.93	$157.23	$149.57	$159.05	$144.52	$151.08	$158.34	$165.84
35+F	I	$375.90	$387.12	$339.32	$377.97	$364.63	$343.88	$346.69	$370.84	$353.72	$378.35	$344.22	$356.36	$373.09	$391.39
35+M	H	$358.00	$368.49	$323.34	$360.74	$347.43	$327.73	$330.39	$353.44	$336.96	$360.02	$327.47	$339.63	$355.65	$372.98

Chiropractic_No Dental Service Capitation Rate by Age/Gender and Rate Region

	Rate Region > Age Code	1	2	3	4	5	6	7	8	9	40	13	18	30	67
Age Range		Duluth/ Sup	Wusau/ Rldr	Green Bay	Twin Cities	Mfld/ St Pt	Appleton/ Osh	La Crosse	Madison	SE Wis	Milw Co	Dane Co	Eau Claire Co	Kenosha Co	Wauk Co
<1	A	$359.61	$371.13	$323.84	$358.71	$348.14	$328.04	$330.84	$353.55	$337.91	$362.95	$330.65	$340.33	$355.34	$373.37
01-05	B	$67.61	$69.77	$60.87	$67.67	$65.44	$61.69	$62.26	$66.37	$63.43	$68.04	$62.09	$64.33	$66.64	$70.13
06-14	C	$54.23	$55.94	$48.80	$54.83	$52.45	$49.52	$50.09	$52.98	$50.62	$54.10	$49.63	$52.43	$53.04	$56.07
15-20F	E	$206.44	$212.99	$185.83	$207.62	$199.73	$188.44	$190.39	$202.18	$193.19	$206.89	$189.27	$197.95	$202.72	$213.81
15-20M	D	$71.24	$73.47	$64.09	$72.65	$68.86	$65.11	$65.98	$69.32	$66.22	$70.55	$65.00	$69.81	$69.23	$73.48
21-34F	G	$307.53	$317.28	$276.82	$309.33	$297.54	$280.72	$283.63	$301.17	$287.79	$308.18	$281.95	$294.93	$301.97	$318.50
21-34M	F	$152.23	$157.05	$137.61	$153.29	$147.27	$138.97	$140.45	$149.01	$142.38	$152.40	$139.51	$146.25	$149.35	$157.61
35+F	I	$371.76	$383.53	$334.61	$374.70	$359.63	$339.41	$343.09	$363.73	$347.55	$371.89	$340.59	$357.68	$364.49	$384.79
35+M	H	$351.29	$362.44	$316.22	$353.24	$339.89	$320.66	$323.97	$344.08	$328.79	$352.12	$322.10	$336.74	$345.02	$363.85

No Chiropractic & No Dental Service Capitation Rate by Age/Gender and Rate Region

	Rate Region > Age Code	1	2	3	4	5	6	7	8	9	40	13	18	30	67
Age Range		Duluth/ Sup	Wausau/ Rldr	Green Bay	Twin Cities	Mfld/ St Pt	Appleton/Osh	La Crosse	Madison	SE Wis	Milw Co	Dane Co	Eau Claire Co	Kenosha Co	Wauk Co
<1	A	$359.32	$370.85	$323.59	$358.13	$347.88	$327.76	$330.49	$353.40	$337.77	$362.91	$330.48	$339.62	$355.28	$373.16
01-05	B	$67.33	$69.49	$60.64	$67.11	$65.19	$61.42	$61.93	$66.23	$63.30	$68.01	$61.93	$63.64	$66.58	$69.93
06-14	C	$53.47	$55.18	$48.15	$53.29	$51.76	$48.77	$49.18	$52.58	$50.26	$54.00	$49.17	$50.53	$52.86	$55.52
15-20F	E	$204.60	$211.17	$184.26	$203.93	$198.09	$186.63	$188.19	$201.24	$192.34	$206.65	$188.18	$193.39	$202.30	$212.49
15-20M	D	$69.64	$71.87	$62.71	$69.41	$67.42	$63.52	$64.05	$68.49	$65.46	$70.34	$64.05	$65.82	$68.86	$72.32
21-34F	G	$304.77	$314.54	$274.46	$303.76	$295.06	$277.99	$280.32	$299.75	$286.49	$307.82	$280.31	$288.06	$301.34	$316.51
21-34M	F	$150.70	$155.53	$135.71	$150.20	$145.90	$137.46	$138.61	$148.22	$141.66	$152.20	$138.60	$142.44	$149.00	$156.50
35+F	I	$367.68	$379.48	$331.12	$366.46	$355.98	$335.38	$338.19	$361.63	$345.63	$371.36	$338.17	$347.53	$363.54	$381.84
35+M	H	$348.24	$359.41	$313.61	$347.08	$337.15	$317.65	$320.30	$342.50	$327.36	$351.72	$320.29	$329.15	$344.32	$361.65

4/14/04

Addendum III-D

BadgerCare Age/Gender Factors

For Use with 2004 BadgerCare Base Rates

Medical Services (Non-Dental, Non-Chiropractor)

		Region
Age Range	Gender	1	2	3	4	5	6	7	8	9	10	11	12	13	14	Total
Age 1-14	All	0.411	0.415	0.408	0.418	0.406	0.407	0.409	0.415	0.414	0.423	0.419	0.421	0.410	0.403	0.415
Age 15-20	F	0.800	0.808	0.794	0.814	0.790	0.793	0.797	0.809	0.807	0.824	0.815	0.821	0.798	0.785	0.809
Age 15-20	M	0.535	0.540	0.531	0.544	0.528	0.531	0.533	0.541	0.540	0.551	0.525	0.549	0.534	0.525	0.541
Age 21-34	F	1.170	1.182	1.161	1.190	1.156	1.160	1.165	1.182	1.180	1.205	1.192	1.200	1.167	1.148	1.183
Age 21-34	M	0.610	0.616	0.605	0.620	0.602	0.604	0.607	0.616	0.625	0.628	0.621	0.625	0.608	0.598	0.616
Age 35-44	F	1.559	1.574	1.547	1.584	1.539	1.545	1.552	1.574	1.572	1.606	1.588	1.598	1.555	1.529	1.576
Age 35-44	M	1.079	1.089	1.071	1.097	1.065	1.070	1.074	1.090	1.088	1.111	1.099	1.106	1.076	1.058	1.091
Age 45+	F	1.906	1.924	1.891	1.937	1.822	1.889	1.897	1.925	1.922	1.963	1.941	1.954	1.901	1.869	1.926
Age 45+	M	1.811	1.828	1.797	1.840	1.788	1.795	1.803	1.829	1.826	1.865	1.845	1.857	1.806	1.776	1.830

Composite		1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000

Dental Services

		Region
Age Range	Gender	1	2	3	4	5	6	7	8	9	10	11	12	13	14	Total
Age 1-14	All	1.080	1.081	1.078	1.079	1.077	1.081	1.082	1.078	1.072	1.065	1.076	1.080	1.078	1.068	1.073
Age 15-20	F	1.202	1.204	1.200	1.201	1.199	1.204	1.204	1.200	1.193	1.185	1.198	1.202	1.200	1.189	1.195
Age 15-20	M	1.004	1.005	1.002	1.003	1.002	1.005	1.006	1.002	0.997	0.990	1.000	1.004	1.003	0.993	0.998
Age 21-34	F	0.977	0.978	0.975	0.975	0.974	0.978	0.978	0.975	0.969	0.963	0.973	0.976	0.975	0.965	0.971
Age 21-34	M	0.863	0.864	0.862	0.862	0.861	0.864	0.865	0.862	0.857	0.851	0.860	0.863	0.862	0.854	0.860
Age 35-44	F	1.000	1.001	0.998	0.998	0.997	1.001	1.001	0.998	0.992	0.986	0.996	1.000	0.998	0.988	0.994
Age 35-44	M	0.858	0.859	0.857	0.857	0.856	0.859	0.860	0.857	0.852	0.846	0.855	0.858	0.857	0.849	0.855
Age 45+	F	0.959	0.960	0.957	0.958	0.956	0.960	0.961	0.957	0.952	0.946	0.955	0.959	0.957	0.948	0.954
Age 45+	M	1.130	1.132	1.128	1.129	1.127	1.131	1.132	1.128	1.122	1.115	1.126	1.130	1.129	1.117	1.125

Total		1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000

Chiropractor Services

		Region
Age Range	Gender	1	2	3	4	5	6	7	8	9	10	11	12	13	14	Total
Age 1-14	All	0.456	0.453	0.447	0.461	0.453	0.446	0.452	0.456	0.458	0.468	0.459	0.457	0.452	0.445	0.459
Age 15-20	F	0.964	0.959	0.944	0.975	0.968	0.943	0.956	0.963	0.967	0.988	0.971	0.967	0.955	0.940	0.968
Age 15-20	M	0.436	0.434	0.428	0.442	0.434	0.427	0.433	0.436	0.438	0.448	0.440	0.438	0.433	0.426	0.439
Age 21-34	F	1.149	1.143	1.126	1.163	1.142	1.125	1.140	1.149	1.154	1.179	1.158	1.153	1.139	1.122	1.155
Age 21-34	M	1.006	1.001	0.986	1.019	1.000	0.985	0.998	1.006	1.010	1.032	1.014	1.010	0.998	0.982	1.008
Age 35-44	F	1.470	1.462	1.441	1.488	1.461	1.439	1.458	1.470	1.476	1.508	1.481	1.475	1.457	1.435	1.476
Age 35-44	M	1.093	1.087	1.071	1.106	1.086	1.070	1.084	1.093	1.097	1.121	1.101	1.096	1.084	1.067	1.095
Age 45+	F	2.038	2.027	1.997	2.063	2.025	1.995	2.021	2.037	2.046	2.090	2.054	2.044	2.020	1.989	2.045
Age 45+	M	0.813	0.809	0.797	0.823	0.808	0.796	0.807	0.813	0.817	0.834	0.820	0.816	0.806	0.794	0.816

Total		1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000

4/14/04

ADDENDUM III - E - 2004 BadgerCare Capitation Rates - by Service Category

BadgerCare Rates

Medical Capitation Rates by Service Category - Medical Costs

Age Range	Gender	Duluth/ Superior 1	Wausau/ Rhinelander 2	Green Bay 3	Twin Cities 4	Marshfield/ Stevens Point 5	Appleton/ Oshkosh 6	La Crosse 7	Madison 8	Southeast Wisconsin 9	Milwaukee 10	Dane 11	Eau Claire 12	Kenosha 13	Waukesha 14
Age 0	All	See Addendum III-B - under age 1 rates are the same for BadgerCare as for AFDC/Healthy Start Children
Age 1-14	All	$57.72	$60.25	$57.52	$55.73	$56.38	$52.80	$49.49	$56.42	$57.82	$61.43	$56.41	$57.38	$58.83	$65.45
Age 15-20	F	$112.45	$117.38	$112.06	$108.58	$109.84	$102.86	$96.42	$109.92	$112.65	$119.67	$109.89	$111.79	$114.60	$127.50
Age 15-20	M	$75.19	$78.49	$74.93	$72.60	$73.74	$68.78	$64.74	$73.49	$75.33	$80.02	$73.48	$74.74	$76.63	$85.25
Age 21-34	F	$164.41	$171.62	$163.84	$158.75	$160.59	$150.39	$140.97	$160.71	$164.71	$174.97	$160.67	$163.44	$167.56	$186.42
Age 21-34	M	$85.64	$89.40	$85.35	$82.70	$83.66	$78.34	$73.44	$83.72	$85.80	$91.15	$83.70	$85.14	$87.29	$97.11
Age 35-44	F	$218.98	$228.58	$218.21	$211.44	$213.89	$200.31	$187.76	$214.04	$219.37	$233.04	$213.99	$217.68	$223.17	$248.29
Age 35-44	M	$151.57	$158.22	$151.05	$146.35	$148.05	$138.65	$129.96	$148.16	$151.85	$161.31	$148.13	$150.68	$154.48	$171.86
Age 45+	F	$267.70	$279.44	$266.77	$258.48	$261.48	$244.88	$229.54	$261.67	$268.19	$284.89	$261.61	$266.12	$272.83	$303.53
Age 45+	M	$254.36	$265.51	$253.47	$245.60	$248.45	$232.67	$218.09	$248.63	$254.82	$270.69	$248.57	$252.85	$259.23	$288.40

BadgerCare Rates

Medical Capitation Rates by Service Category - Dental Costs

Age Range	Gender	Duluth/ Superior 1	Wausau/ Rhinelander 2	Green Bay 3	Twin Cities 4	Marshfield/ Stevens Point 5	Appleton/ Oshkosh 6	La Crosse 7	Madison 8	Southeast Wisconsin 9	Milwaukee 10	Dane 11	Eau Claire 12	Kenosha 13	Waukesha 14
Age 0	All	See Addendum III-B - under age 1 rates are the same for BadgerCare as for AFDC/Healthy Start Children
Age 1-14	All	$6.98	$6.62	$6.98	$8.61	$7.15	$6.59	$6.49	$6.98	$6.44	$5.85	$4.95	$7.12	$7.85	$7.50
Age 15-20	F	$7.77	$7.37	$7.76	$9.58	$7.96	$7.34	$7.23	$7.78	$7.17	$6.51	$5.51	$7.92	$8.74	$8.34
Age 15-20	M	$6.49	$6.15	$6.49	$8.00	$6.65	$6.13	$6.04	$6.49	$5.99	$5.44	$4.60	$6.62	$7.30	$6.97
Age 21-34	F	$6.31	$5.98	$6.31	$7.78	$6.47	$5.96	$5.87	$6.32	$5.83	$5.29	$4.48	$6.43	$7.10	$6.78
Age 21-34	M	$5.58	$5.29	$5.58	$6.88	$5.72	$5.27	$5.19	$5.58	$5.15	$4.67	$3.96	$5.69	$6.28	$5.99
Age 35-44	F	$6.46	$6.12	$6.46	$7.97	$6.62	$6.10	$6.01	$6.47	$5.96	$5.41	$4.58	$6.59	$7.27	$6.94
Age 35-44	M	$5.54	$5.26	$5.54	$6.84	$5.68	$5.24	$5.16	$5.55	$5.12	$4.65	$3.93	$5.66	$6.24	$5.96
Age 45+	F	$6.19	$5.88	$6.19	$7.64	$6.35	$5.86	$5.76	$6.20	$5.72	$5.19	$4.39	$6.32	$6.97	$6.66
Age 45+	M	$7.30	$6.93	$7.30	$9.01	$7.49	$6.90	$6.79	$7.31	$6.74	$6.12	$5.18	$7.45	$8.22	$7.84

BadgerCare Rates

Medical Capitation Rates by Service Category - Chiropractic Costs

Age Range	Gender	Duluth/ Superior 1	Wausau/ Rhinelander 2	Green Bay 3	Twin Cities 4	Marshfield/ Stevens Point 5	Appleton/ Oshkosh 6	La Crosse 7	Madison 8	Southeast Wisconsin 9	Milwaukee 10	Dane 11	Eau Claire 12	Kenosha 13	Waukesha 14
Age 0	All	See Addendum III-B - under age 1 rates are the same for BadgerCare as for AFDC/Healthy Start Children
Age 1-14	All	$0.46	$0.44	$0.38	$0.82	$0.41	$0.41	$0.50	$0.23	$0.22	$0.07	$0.28	$1.05	$0.11	$0.32
Age 15-20	F	$0.98	$0.94	$0.80	$1.74	$0.86	$0.86	$1.05	$0.48	$0.45	$0.15	$0.58	$2.22	$0.24	$0.69
Age 15-20	M	$0.44	$0.43	$0.36	$0.79	$0.39	$0.39	$0.48	$0.22	$0.21	$0.07	$0.26	$1.01	$0.11	$0.31
Age 21-34	F	$1.17	$1.12	$0.96	$2.07	$1.03	$1.02	$1.25	$0.57	$0.54	$0.18	$0.69	$2.65	$0.28	$0.82
Age 21-34	M	$1.03	$0.98	$0.84	$1.81	$0.90	$0.90	$1.10	$0.50	$0.47	$0.15	$0.61	$2.32	$0.25	$0.72
Age 35-44	F	$1.50	$1.43	$1.22	$2.65	$1.31	$1.31	$1.60	$0.73	$0.69	$0.23	$0.89	$3.39	$0.36	$1.05
Age 35-44	M	$1.11	$1.07	$0.91	$1.97	$0.98	$0.97	$1.19	$0.55	$0.52	$0.17	$0.66	$2.52	$0.27	$0.78
Age 45+	F	$2.08	$1.99	$1.70	$3.67	$1.82	$1.82	$2.22	$1.02	$0.96	$0.31	$1.23	$4.70	$0.51	$1.45
Age 45+	M	$0.83	$0.79	$0.68	$1.47	$0.73	$0.72	$0.89	$0.41	$0.38	$0.13	$0.49	$1.88	$0.20	$0.58

4/14/04

Addendum III - F:

May to December 2004 Final BadgerCare Capitation Rates by Age/Gender & Rate Region

BadgerCare - Applies to medical ctatus codes B1, B2, B3, B4, B5, B6, GP - All Services

Age Range	Gender	Duluth/ Superior 1	Wausau/ Rhinelander 2	Green Bay 3	Twin Cities 4	Marshfield/ Stevens Point 5	Appleton/ Oshkosh 6	La Crosse 7	Madison 8	Southeast Wisconsin 9	Milwaukee 10	Dane 11	Eau Claire 12	Kenosha 13	Waukesha 14
Age 0	All	See Addendum III-C - rates for BadgerCare under age 1 are the same as rates for AFDC/Healthy Start Children under age 1
Age 1-14	All	$65.16	$67.31	$64.87	$65.16	$63.94	$59.80	$56.48	$63.63	$64.48	$67.34	$61.63	$65.55	$66.79	$73.27
Age 15-20	F	$121.20	$125.69	$120.63	$119.90	$118.66	$111.06	$104.70	$118.17	$120.28	$126.33	$115.98	$121.93	$123.58	$136.53
Age 15-20	M	$82.12	$85.06	$81.78	$81.39	$80.48	$75.30	$70.98	$80.21	$81.52	$85.52	$78.34	$82.37	$84.04	$92.53
Age 21-34	F	$171.89	$178.73	$171.10	$168.60	$168.09	$157.38	$148.09	$167.60	$171.08	$180.43	$165.84	$172.53	$174.94	$194.01
Age 21-34	M	$92.25	$95.67	$91.76	$91.39	$90.27	$84.51	$79.72	$89.80	$91.43	$95.97	$88.26	$93.15	$93.81	$103.82
Age 35-44	F	$226.93	$236.14	$225.89	$222.05	$221.83	$207.72	$195.37	$221.24	$226.03	$238.68	$219.47	$227.66	$230.80	$256.27
Age 35-44	M	$158.23	$164.54	$157.50	$155.16	$154.71	$144.87	$136.31	$154.26	$157.48	$166.12	$152.72	$158.86	$160.99	$178.60
Age 45+	F	$275.97	$287.30	$274.66	$269.80	$269.66	$252.55	$237.52	$268.89	$274.87	$290.40	$267.24	$277.14	$280.30	$311.64
Age 45+	M	$262.49	$273.23	$261.45	$256.07	$256.66	$240.30	$225.77	$256.34	$261.94	$276.94	$254.24	$262.18	$267.65	$296.83
BadgerCare Rates - Applies to medical status codes B1, B2, B3, B4, B5, B6, GP Dental Services - No Chiropractic
Age Range	Gender	Duluth/ Superior 1	Wausau/ Rhinelander 2	Green Bay 3	Twin Cities 4	Marshfield/ Stevens Point 5	Appleton/ Oshkosh 6	La Crosse 7	Madison 8	Southeast Wisconsin 9	Milwaukee 10	Dane 11	Eau Claire 12	Kenosha 13	Waukesha 14
Age 0	All	See Addendum III-C - rates for BadgerCare under age 1 are the same as rates for AFDC/Healthy Start Children under age 1
Age 1-14	All	$64.70	$66.87	$64.49	$64.34	$63.53	$59.39	$55.98	$63.40	$64.27	$67.27	$61.36	$64.50	$66.68	$72.94
Age 15-20	F	$120.22	$124.75	$119.82	$118.16	$117.80	$110.20	$103.64	$117.69	$119.82	$126.18	$115.40	$119.71	$123.34	$135.85
Age 15-20	M	$81.68	$84.64	$81.41	$80.60	$80.09	$74.91	$70.51	$79.99	$81.31	$85.45	$78.08	$81.36	$83.93	$92.22
Age 21-34	F	$170.72	$177.60	$170.15	$166.53	$167.06	$156.36	$146.84	$167.02	$170.53	$180.26	$165.15	$169.88	$174.66	$193.20
Age 21-34	M	$91.22	$94.69	$90.92	$89.58	$89.37	$83.62	$78.62	$89.30	$90.95	$95.82	$87.65	$90.83	$93.56	$103.10
Age 35-44	F	$225.43	$234.70	$224.67	$219.40	$220.51	$206.41	$193.77	$220.51	$225.34	$238.45	$218.58	$224.27	$230.44	$255.22
Age 35-44	M	$157.12	$163.48	$156.59	$153.19	$153.74	$143.89	$135.12	$153.71	$156.97	$165.95	$152.06	$156.33	$160.71	$177.82
Age 45+	F	$273.90	$285.32	$272.96	$266.13	$267.83	$250.73	$235.30	$267.87	$273.91	$290.09	$266.01	$272.44	$279.80	$310.19
Age 45+	M	$261.66	$272.44	$260.77	$254.61	$255.93	$239.57	$224.89	$255.94	$261.56	$276.81	$253.75	$260.30	$267.44	$296.25
BadgerCare Rates - Applies to medicals status codes B1, B2, B3, B4, B5, B6, GP Chiropractic Services - No Dental
Age Range	Gender	Duluth/ Superior 1	Wausau/ Rhinelander 2	Green Bay 3	Twin Cities 4	Marshfield/ Stevens Point 5	Appleton/ Oshkosh 6	La Crosse 7	Madison 8	Southeast Wisconsin 9	Milwaukee 10	Dane 11	Eau Claire 12	Kenosha 13	Waukesha 14
Age 0	All	See Addendum III-C - rates for BadgerCare under age 1 are the same as rates for AFDC/Healthy Start Children under age 1
Age 1-14	All	$58.19	$60.70	$57.90	$56.55	$56.79	$53.21	$49.99	$56.65	$58.04	$61.50	$56.68	$58.43	$58.94	$65.77
Age 15-20	F	$113.43	$118.32	$112.86	$110.31	$110.70	$103.72	$97.47	$110.40	$113.11	$119.82	$110.47	$114.01	$114.84	$128.19
Age 15-20	M	$75.63	$78.91	$75.29	$73.39	$73.83	$69.17	$64.95	$73.71	$75.53	$80.09	$73.74	$75.75	$76.74	$85.56
Age 21-34	F	$165.58	$172.74	$164.80	$160.82	$161.62	$151.42	$142.22	$161.28	$165.25	$175.15	$161.37	$166.09	$167.85	$187.24
Age 21-34	M	$86.67	$90.38	$86.19	$84.51	$84.56	$79.24	$74.53	$84.22	$86.27	$91.30	$84.31	$87.46	$87.53	$97.83
Age 35-44	F	$220.47	$230.01	$219.44	$214.08	$215.21	$201.62	$189.36	$214.78	$220.07	$233.27	$214.88	$221.07	$223.53	$249.33
Age 35-44	M	$152.69	$159.29	$151.96	$148.32	$149.03	$139.62	$131.16	$148.70	$152.36	$161.48	$148.79	$153.20	$154.75	$172.64
Age 45+	F	$269.78	$281.43	$268.47	$262.15	$263.31	$246.69	$231.76	$262.69	$269.15	$285.21	$262.84	$270.82	$273.33	$304.98
Age 45+	M	$255.19	$266.30	$254.15	$247.06	$249.18	$233.40	$218.98	$249.03	$255.20	$270.82	$249.06	$254.73	$259.43	$288.98
BadgerCare Rates - Applies to medical status codes B1, B2, B3, B4, B5, B6, GP No Dental or Chiropractic
Age Range	Gender	Duluth/ Superior 1	Wausau/ Rhinelander 2	Green Bay 3	Twin Cities 4	Marshfield/ Stevens Point 5	Appleton/ Oshkosh 6	La Crosse 7	Madison 8	Southeast Wisconsin 9	Milwaukee 10	Dane 11	Eau Claire 12	Kenosha 13	Waukesha 14
Age 0	All	See Addendum III-C - rates for BadgerCare under age 1 are the same as rates for AFDC/Healthy Start Children under age 1
Age 1-14	All	$57.72	$60.25	$57.52	$55.73	$56.38	$52.80	$49.49	$56.42	$57.82	$61.43	$56.41	$57.38	$58.83	$65.45
Age 15-20	F	$112.45	$117.38	$112.06	$108.58	$109.84	$102.86	$96.42	$109.92	$112.65	$119.67	$109.89	$111.79	$114.60	$127.50
Age 15-20	M	$75.19	$78.49	$74.93	$72.60	$73.44	$68.78	$64.47	$73.49	$75.33	$80.02	$73.48	$74.74	$76.63	$85.25
Age 21-34	F	$164.41	$171.62	$163.84	$158.75	$160.59	$150.39	$140.97	$160.71	$164.71	$174.97	$160.67	$163.44	$167.56	$186.42
Age 21-34	M	$85.64	$89.40	$85.35	$82.70	$83.66	$78.34	$73.43	$83.72	$85.80	$91.15	$83.70	$85.14	$87.29	$97.11
Age 35-44	F	$218.98	$228.58	$218.21	$211.44	$213.89	$200.31	$187.76	$214.04	$219.37	$233.04	$213.99	$217.68	$223.17	$248.29
Age 35-44	M	$151.57	$158.22	$151.05	$146.35	$148.05	$138.65	$129.96	$148.16	$151.85	$161.31	$148.13	$150.68	$154.48	$171.86
Age 45+	F	$267.70	$279.44	$266.77	$258.48	$261.48	$244.88	$229.54	$261.67	$268.19	$284.89	$261.61	$266.12	$272.83	$303.53
Age 45+	M	$254.36	$265.51	$253.47	$245.60	$248.45	$232.67	$218.09	$248.63	$254.82	$270.69	$248.57	$252.85	$259.23	$288.40

Addendum III-G

Healthy Start Pregnant Women Capitation Rates by Rate Region - Rate Period May to December 2004

HSPW Rates can also be found in region-specific information in Addendum III

	1	2	3	4	5	6	7	8	9	10	11	12	13	14
2004 HSPW RATES	Duluth/ Superior	Wausau/ Rhinelander	Green Bay	Twin Cities	Marshfield/ Stevens Point	Appleton/ Oshkosh	La Crosse	Madison	Southeast Wisconsin	Milwaukee	Dane	Eau Claire	Kenosha	Waukesha
All Services	$629.80	$599.03	$591.22	$599.09	$612.63	$590.52	$598.95	$618.05	$603.54	$722.72	$658.64	$720.77	$668.00	$616.11
Dental, No Chiro	$628.73	$597.71	$590.60	$597.44	$611.40	$589.85	$597.72	$617.43	$602.97	$722.51	$658.20	$718.89	$667.85	$615.82
Chiro, No Dental	$623.47	$595.63	$587.73	$592.54	$608.82	$585.87	$593.87	$613.21	$600.16	$720.77	$656.04	$717.70	$663.17	$612.06
No Dental or Chiro	$622.40	$594.31	$587.12	$590.88	$607.58	$585.20	$592.64	$612.58	$599.59	$720.56	$655.60	$715.82	$663.02	$611.77

ADDENDUM IV

GUIDELINES FOR THE COORDINATION OF SERVICES BETWEEN HMOS AND THE BUREAU OF MILWAUKEE CHILD WELFARE

I.	HMO Rights and Responsibilities:

A.	The HMO must designate at least one individual to serve as a contact person for the Bureau of Milwaukee Child Welfare (BMCW). If the HMO chooses to designate more than one contact person, the HMO should identify the service area for which each contact person is responsible.

B.	The HMO must provide all Medicaid covered mental health and substance abuse services to individuals identified as clients of BMCW. Disputes in the medical necessity of services identified in the Family Treatment Plan will be adjudicated using the dispute process outlined in this MOU, except that HMOs will provide court ordered services in accordance with Article III, F.

C.	The HMO liaison, or other appropriate staff as designated by the HMO, will participate in case conference with BMCW upon the request of BMCW. The planning session may be done through telephone contact or other means of communication when attending a formal case conference is not feasible.

D.	The HMO liaison and BMCW will discuss who will be responsible for ensuring that the recipient receives the services authorized and provided through the HMO. The HMO must have a mechanism in place for notifying BMCW of missed appointments or family crisis situations that could potentially lead to an out-of- home placement by BMCW. The notification will be within three business days of occurrence or sooner if possible.

E.	The HMO agrees to participate in dispute resolution using the following process:

1.	The BMCW and the HMO designated personnel will meet or teleconference to discuss the case and attempt to resolve issues of dispute.

2.	If the BMCW designees and the HMO designees (known as the team) are unable to resolve the issues, BMCW and the HMO will schedule a meeting or a teleconference of representatives with expertise in the area of dispute to look at outstanding issues within two days of the teleconference or sooner if indicated.

3.	If the team is unable to resolve the issues to both parties’ satisfaction, either party may appeal to the Department. It will be the disputing party’s responsibility to supply the necessary documentation for the Department to adjudicate the dispute.

F.	The HMO will work with BMCW in developing lists of providers and fostering a provider network that has expertise in:

1.	Working with adults and children effectively.

2.	Working with dual diagnosed clients effectively.

3.	Understanding adult functioning problems in the context of parenting, child safety and child well-being.

4.	Recognizing the interrelationship of the problems BMCW families experience and, therefore, the value of close collaboration among the various service providers working with the family.

G.	The HMO will share with BMCW agency(ies) the procedure and process for prior authorization and out-of-plan referrals.

II.	Bureau of Milwaukee Child Welfare’s Rights and Responsibilities:

A.	It is the BMCW’s responsibility to initiate contact with the HMO regarding child welfare families and/or individuals in need of service. BMCW will provide (through court order and/or signed release of information) completed assessment information that supports the request for HMO services.

B.	BMCW will complete and involve the HMO in the development of a comprehensive case plan that identifies the outcomes to be achieved, the services to be provided and the measures to be used for evaluation.

C.	BMCW will utilize the HMO’s provider network for routine services whenever possible and will attempt to utilize the HMO provider network for emergency services. BMCW will obtain criteria from the HMO concerning BMCW’s ability to utilize non-participating providers and the mechanism for authorizing non- participating providers.

D.	BMCW will evaluate the progress of the case plan at 90-day intervals, including the effectiveness of services, and will forward those results to the HMO within ten days of completion.

F.	BMCW will be responsible for informing the HMO of the status of the case, including court-ordered revisions within two business days of the revisions.

G.	BMCW agrees to participate in dispute resolution using the following process:

1.	BMCW and the HMO designated personnel will meet or teleconference to discuss the case and attempt to resolve issues of dispute.

2.	If the BMCW designees and the HMO designees (known as the team) are unable to resolve the issues, the BMCW and the HMO will schedule a meeting of representatives to look at outstanding issues within two days of the meeting or teleconference or sooner if indicated.

3.	If the team is unable to resolve the issues to both parties’ satisfaction, either party may appeal to the Department. It will be the disputing party’s responsibility to supply the necessary documentation for the Department to adjudicate the dispute.

ADDENDUM V

GUIDELINES FOR THE COORDINATION OF SERVICES BETWEEN MEDICAID HMOS AND COUNTY BIRTH TO THREE AGENCIES

The Birth to 3 program is an entitlement program established by the Federal Individuals with Disabilities Education Act (IDEA) and is funded by federal, state, and local funds. The goal of the program is to provide Early Intervention (EI) services to children from birth up to the age of three who have developmental disabilities or delays. The intended outcome of the program is to ensure maximum amelioration of the impact of developmental disabilities or delays on infants and toddlers by early and ongoing provision of rehabilitation services.

Early Intervention services under Part C of the IDEA are administered in Wisconsin under Administrative Code HSF 90 by county health and human service department Birth to 3 programs. Birth to 3 agencies arrange for the provision of rehabilitative services (including needed physical therapy, occupational therapy, speech-language pathology, special instruction, audiology, certain nursing, psychological and other services), service coordination, and related parent education. Regulations require that Birth to 3 services be delivered in a “natural” environment, frequently the child’s home. Federal rules designate that IDEA, Part C funds are a payer of last resort after all other private and public funds, including Medicaid funds.

There are HMO enrollees that either are or will be in the Birth to 3 program. To summarize the Birth to 3 program process for ease of HMO understanding, the Birth to 3 program has four stages. These “stages” are a conceptual tool.

1.	Stage 1 is the identification of a child as potentially eligible and in need of evaluation of whether the child is developmentally delayed. This can be done simply by a parent who believes the child is not developing normally, or more formally though a medical evaluation by the HMO provider. The child is then referred to the HMO for evaluation of eligibility and assessment of medically necessary services for the Individual Family Service Plan (IFSP). If the HMO originated the referral to the Birth to 3 agency, then any evaluations already completed by the HMO can be used as part of the eligibility decision process.

2.	Stage 2 is the evaluation for eligibility by the Birth to 3 program according to state and federal rules and the assessment of needed medical and developmental services for the IFSP.

3.	Stage 3 is the coordinated development of an IFSP that describes the integrated set of services that the child and family should receive. The HMO, the family, the Birth to 3 agency, and other relevant agencies are involved in the development of the IFSP.

4.	Stage 4 is the provision of services based on the IFSP.

The HMO is involved with the Birth to 3 program throughout all of the above stages. The HMO can identify and refer a child to the program based on the physician’s determination that the child is not developing normally. The HMO will receive referrals from the program. The HMO will be involved in performing evaluation/assessment for eligibility determination and needed IFSP services. The HMO will be involved in family members, program staff, and other agencies. Finally, the HMO will be providing the services in the IFSP that meet medical necessity per Medicaid guidelines.

Federal and state regulations require an evaluation for eligibility, an assessment of needs and the development of an IFSP within 45 days of an EI referral to the Birth to 3 agency. A child eligible for receives services according to the IFSP document. Regulations require that Medicaid pay for covered IFSP services that meet Medicaid’s definition of medical necessity. Services meeting Medicaid’s coverage requirement are to be paid by Medicaid funds before county, state or federal IDEA funds are used to pay for the services. Wisconsin Medicaid requires HMOs to seek payment from a recipient’s health insurance first. However, in the Birth to 3 program, parents do not have to allow their Medicaid HMO to bill their health insurance for Birth to 3 services. In this situation, where the enrollee has other insurance but the parents do not allow billing of their health insurance for services, the HMO must work with the Birth to 3 agency on how to bill the agency for services rendered. The agencies have established an “average insurance liability amount” per month for IFSP therapy services for these situations and will reimburse the HMO this amount. HMOs would be responsible for the cost of services after the county pays the average insurance liability. The agency will inform the HMOs of those recipients participating in the program for whom the parents/guardians do not allow billing of their health insurance. The agency will inform the HMOs of the alternative billing procedures for these recipients.

The following guidelines have been developed to establish the complementary roles of the HMO and the Birth to 3 agency for clients they have in common and to identify the mutual activities of each party that will promote effective communication and coordination between the two parties. This language will also be incorporated as an Appendix in the county Birth to 3 provider materials ensuring that both HMOs and county Birth to 3 providers have the same information available to them. All actions are governed by HSF 90, and HMOs are required to make a reasonable attempt to assure that HSF 90 standards are met (e.g., two day referral).

HMO Rights and Responsibilities

A.	The HMO must designate at least one individual to serve as a contact person for county B-3 agencies. If the HMO chooses to designate more than one contact person, the HMO should identify the counties for which each contact person is responsible. The contact person will work toward achieving a close, cooperative relationship between the HMO and the agency. The contact person will work with the agency to establish a mechanism to identify and refer eligible recipients for services and for the distribution of appropriate paperwork.

B.	When the HMO identifies a recipient who may meet the eligibility guidelines for the Wis. Adm. Code, Chapter 90 HFS for Birth to 3 services it will make a referral to the county agency within two days. A child under the age of 3 can be identified and referred to the agency based on the judgment of the HMO provider that the child is not developing normally.

C.

If the parent of a child requests the HMO to conduct an evaluation/assessment, the HMO will determine the need for such evaluation/assessment in accordance with the Medicaid and Chapter 90 HFS definition of medical necessity. If the evaluation/assessment warrants eligibility for Birth to 3 services, a referral should be made to the agency as soon as possible. The HMO evaluation/assessment may be used by the agency for eligibility determination. If additional information is needed, the HMO and program will coordinate a evaluation of eligibility and an assessment of IFSP services needed. The evaluation and assessment results should be completed within thirty-five days from the date of the parent request. Results should be sent to the agency with the parent/guardian consent at the time of referral to give the agency sufficient time to complete the IFSP within the forty-five day time limit mandated by HSF Chapter 90.

D.	If the county Birth to 3 agency requests a eligibility determination evaluation and assessment of IFSP service needs, the agency will provide a copy of the recipient screening tool to assist the HMO in determining the need for a full evaluation/assessment. If the HMO agrees with the agency request, the HMO will conduct a complete evaluation/assessment of the recipient’s rehabilitative needs. Federal regulations under Chapter 90 HFS require the HMO to forward a copy of the findings to the county agency within thirty-five days from the date of the parent/guardian request. This allows the agency sufficient time to complete the IFSP within the forty-five day deadline required by federal regulations under Chapter 90 HFS. If the HMO determines that no evaluation/assessment is needed, the HMO will document the rationale for this decision.

E.	If the HMO requires copies of the recipient’s early intervention records held by the county Birth to 3 agency, the HMO may request the records directly from the agency with the parents’/guardians’ consent:

1.	The HMO case management liaison and the county Birth to 3 case manager must establish feasible administrative procedures for obtaining parents’/guardians’ consent for release of such records.

2.	If the parents’/guardians’ consent is not obtained, then any further actions on the part of the HMO requiring such records may cease.

F.	The HMO must determine the need for medical treatment related to Birth to 3 services covered under the HMO Contract based on the results of the evaluation/assessment and the HMO determination of medical necessity. The HMO will not have final say on the entire IFSP, but only on whether the EI services indicated in the IFSP are the HMO’s responsibility.

G.	The HMO shall work cooperatively with the Birth to 3 agency so that the provision of medically necessary services identified in the IFSP plan do not suffer interruption due to delays caused by HMO prior authorization and/or utilization management procedures.

H.	The HMO Birth to 3 liaison, or other appropriate staff as designated by the HMO, must participate in case planning for the development of the IFSP with the county agency, unless no services are provided through the HMO:

1.	The case planning may be done through telephone contact or written communication rather than attending a formal case planning meeting.

2.	The HMO is encouraged to recommend the type, frequency, and amount of services that might be on the IFSP.

3.	The HMO must informally discuss differences in opinion regarding the HMO’s determination of medically necessary treatment needs if requested by the recipient or case manager.

4.	The HMO case management liaison and the county Birth to 3 manager must discuss the follow-up to be undertaken so that IFSP services authorized by the HMO according to the criteria of medical necessity are made available and accessible to the recipient, and work with agencies to assist in scheduling recipient appointments.

5.	The HMO’s role in the case planning may be limited to a confirmation of the services the HMO will authorize if the recipient and county Birth to 3 case manager find these acceptable.

I.	The parent/guardian of a Birth to 3 recipient may chose to receive Birth to 3 services from the recipient’s HMO or may elect to disenroll the child from the HMO as allowed by Medicaid. However, HMOs may not restrict in any way the right of the recipient to remain enrolled in the HMO and to receive medically necessary services through the HMO.

J.	HMOs must arrange for providers with expertise appropriate to treat the infant and toddler population to meet the medically necessary needs of recipients enrolled in the HMO.

County Birth to 3 Agency Rights and Responsibilities

A.	The county Birth to 3 agency is responsible for the initial contact with the HMO to coordinate services to recipient(s) they have in common, and will provide the HMO with the name and phone number of the county Birth to 3 agency.

B.	If the HMO refers a recipient to the county Birth to 3 agency, the county agency must conduct an eligibility evaluation/assessment based on their usual procedures and policies in collaboration with the HMO.

C.	If the county Birth to 3 agency requires copies of the recipient’s medical records, the agency may request the records directly from the HMO with the consent of the parent/guardian.

D.

The Birth to 3 case manager (service coordinator) may also identify whether the recipient has service or treatment needs over and above what is included in the child’s IFSP. As a part of this process, the county agency and the recipient may seek additional assessment for treatment of medical conditions not included in the IFSP which the HMO may be expected to assess and treat under the terms of its contract. In these cases, the HMO will determine if there are specific signs and symptoms indicating the medical necessity for the assessment and treatment. The agency must refer and coordinate evaluation/ assessment with the HMO within two days of identifying a potentially eligible child.

E.	The county Birth to 3 agency may not determine the need for specific medical care covered under the HMO contract, nor may the county agency make referrals directly to specific providers of medical care covered through the HMO.

F.	The county Birth to 3 agency must complete an IFSP in accordance with the requirements of HSF 90.

G.	If the county Birth to 3 agency specifically requests the HMO liaison to attend a planning meeting in person, the county agency may coordinate with the HMO for the costs associated with attending the planning meeting. These are not separately allowable costs for reimbursement through Wisconsin Medicaid.

H.	The county Birth to 3 agency is responsible for making timely referrals to School Based Services (SBS) providers for recipients participating in Birth to 3 programs, who turn the age of three and lose eligibility for services and are likely to be eligible for the SBS program.

Nothing in these guidelines precludes the HMO and the county Birth to 3 agency from entering into a formal contract or memorandum of understanding to address issues not outlined here.

ADDENDUM VI

LOCAL HEALTH DEPARTMENTS AND COMMUNITY-BASED HEALTH ORGANIZATIONS A RESOURCE FOR HMOS

Local Health Departments (LHDs) throughout the state have an essential role in promoting the health of citizens of Wisconsin. They have general and specific statutory authority to prevent disease, promote health and protect the health of the citizens. They work in collaboration with community-based organizations, medical care facilities, and local community agencies to develop and coordinate systems of care so that the public’s health can be protected. Specific statutory authority includes the three public health core functions of assessment, policy development and assurance:

Assessment: means the regular, systematic collection, assembly, analysis and dissemination of information on the health of the community. This includes incidence and prevalence data, and morbidity, mortality and environmental data in areas that include: communicable disease, chronic disease and environmental health.

Policy Development: means the exercise of responsibility to serve the public’s interest by fostering shared ownership with the community in the development of comprehensive public health plans, programs, services and guidelines.

Assurance: means to take reasonable and necessary action to assure citizens that services necessary to achieve public health goals are available. This is done by encouraging the actions of others in the private, public and/or voluntary sectors, and by requiring action through enforcement or by directly providing services.

Description of Public Health Services: LHDs’ capacities may vary; however, LHDs are required to provide or ensure five basic public health services. These include:

1.	Communicable disease surveillance

2.	Prevention and control

3.	Health promotion

4.	Disease prevention

5.	Human health hazard control

6.	Generalized public health nursing programs

Although LHDs serve the population as a whole, they have established traditions of working with population groups at increased risk of illness, disability and premature death. The following specific services have been delineated with the hope of linking Medicaid Managed Care Plans with LHDs. Linking primary care and public health is an essential strategy to strengthen the health of local communities and thus benefit the population of the state as a whole.

•	LHDs have access to population data that may be very useful to managed care organizations in determining their services and quality studies.

•	LHDs closely collaborate their programs with key community agencies that serve the Medicaid population. These include: Special Supplemental Nutrition Program for Women, Infants, and Children (WIC), Prenatal Care Coordination, School Health Services, Birth to 3 programs, Family Planning, and Developmental Disabilities.

•	LHDs promote and provide health education programs on topics that include Domestic Abuse/Violence Prevention, Smoking Cessation, Breast Feeding, Cardiovascular Risk Reduction, Prenatal/Postpartum Education, Nutrition, and Self-Care Skills.

•	LHDs provide health-related home/community inspections in areas that include Lead Poisoning, Asbestos, Indoor Air Quality, Home Safety, and Drinking Water Safety.

•	LHDs monitor communicable disease incidence/prevalence, provide information to the public on prevention, and conduct epidemiological investigations of outbreaks/unusual conditions.

Access to Special Populations

Wisconsin’s LHDs perform many public health services, including the provision of direct services to Medicaid recipients. Some LHDs provide Medicaid reimbursable services for which HMOs may contract, such as:

•	HealthCheck screening, outreach and follow-up.

•	Immunizations.

•	Blood lead screening.

•	Extended case management of medical conditions such as asthma, diabetes, hypertension and children with special health care needs.

•	Home health and personal care services.

•	LHDs provide important resources such as:

•	Clinics serving high-risk populations.

•	Culturally competent staff experienced in dealing with diverse, high risk populations.

•	Direct access to outreach and follow up with at-risk population groups in home and community settings.

•	Environmental inspection and case management for children with elevated blood lead levels.

•	Ability to contact hard-to-reach people to assist HMOs in achieving required rates, such as the HealthCheck screening rate.

•	Experience in family-centered care.

•	Linkages with other community based providers and advocacy groups.

•	Highly skilled staff who emphasize prevention and public health.

Community Based Health Organizations

Throughout the state, the health care network includes many nonprofit community based health organizations including private HealthCheck providers, family planning clinics, and WIC clinics. These organizations may provide some of the same Medicaid reimbursable services as LHDs and are essential to advancing the health of community. They may also have the same access to special populations as LHDs.

Collaboration with Public and Community Based Health Organizations

HMOs should consider how to utilize the LHDs and community based health organizations through:

•	Identifying and utilizing the resources they provide.

•	Contracting with LHDs and other community health agencies for Medicaid reimbursable services where appropriate.

The complementary roles of managed care and public health are significant and evolving. Communities will be healthier and health care costs reduced if health care providers work together. To find out the names of key contacts at LHDs and community based health organizations in your area, contact your LHD.

ADDENDUM VII

GUIDELINES FOR THE COORDINATION OF SERVICES BETWEEN HMOS, TARGETED CASE MANAGEMENT (TCM) AGENCIES, AND CHILD WELFARE AGENCIES

(The same language will be incorporated as an Appendix in the case management provider handbook, ensuring that both HMOs and case management providers have the same language available to them.)

HMO Rights and Responsibilities

1.	The HMO must designate at least one individual to serve as a contact person for case management providers. If the HMO chooses to designate more than one contact person, the HMO should identify the target populations for which each contact person is responsible.

2.	The HMO may make referrals to case management agencies when they identify an enrollee from an eligible target population who could benefit from case management services.

3.	If the enrollee or case manager requests the HMO to conduct an assessment, the HMO will determine whether there are signs and symptoms indicating the need for an assessment. If the HMO finds that assessment is needed, the HMO will determine the most appropriate level for an assessment to be conducted (e.g., primary care physician, specialist, etc.). If the HMO determines that no assessment is needed, the HMO will document the rationale for this decision.

4.	The HMO must determine the need for medical treatment of those services covered under the HMO Contract based on the results of the assessment and the medical necessity of the treatment recommended.

5.	The HMO case management liaison, or other appropriate staff as designated by the HMO, must participate in case planning with the case management agency, unless no services provided through the HMO are required.

•	The case planning may be done through telephone contact or means of communication other than attending a formal case planning meeting.

•	The HMO must informally discuss differences in opinion regarding the HMO’s determination of treatment needs if requested by the recipient or case manager.

•	The HMO case management liaison and the case manager must discuss who will be responsible for ensuring that the enrollee receives the services authorized by and provided through the HMO.

•	The HMO’s role in the case planning may be limited to a confirmation of the services the HMO will authorize if the enrollee and case manager find these acceptable.

Case Management Agency Rights and Responsibilities

1.	The case management agency is responsible for initiating contact with the HMO to coordinate services to recipient(s) they have in common and providing the HMO with the name and phone number of the case manager(s).

2.	If the HMO refers an enrollee to the case management agency, the case management agency must conduct an initial screening based on their usual procedures and policies. The case management agency must determine whether or not they will provide case management services and notify the HMO of this decision.

3.	The case management agency must complete a comprehensive assessment of the enrollee’s needs in accordance with the requirements in the Case Management provider handbook. This includes a review of the enrollee’s physical and dental health needs.

4.	If the case management agency requires copies of the enrollee’s medical records, the case management agency must obtain the records directly from the service provider, not from the HMO.

5.	The case manager must identify whether the enrollee has additional service or treatment needs. As a part of this process, the case manager and the enrollee may seek additional assessment of conditions which the HMO may be expected to treat under the terms of the HMO Contract, if the HMO determines there are specific signs and symptoms indicating the need for an assessment.

6.	The case management agency may not determine the need for specific medical care covered under the HMO Contract, nor may the case management agency make referrals directly to specific providers of medical care covered through the HMO.

7.	The case manager must complete a comprehensive case plan in accordance with the requirements of the Case Management provider handbook. The plan must include the medical services the enrollee requires as determined by the HMO.

8.	If the case management agency specifically requests the HMO liaison to attend a planning meeting in person, the case management agency must reimburse the HMO for the costs associated with attending the planning meeting. These are allowable costs for case management reimbursement through Wisconsin Medicaid.

Nothing in these guidelines precludes the HMO and the case management agency from entering into a formal contract or memorandum of understanding to address issues not outlined here.

ADDENDUM VIII

REPORT FORMS AND WORKSHEETS

A.	AIDS and Ventilator Dependent Quarterly Report Form and Detail Report Format

AIDS COST SUMMARY

HMO Name:

Report Period:

Number of Cases Reported:

Category of Service	Amount Billed	Amount Paid
Inpatient
Outpatient
Physician
Pharmacy
All Other
Total

VENTILATOR COST SUMMARY

HMO Name:

Report Period:

Number of Cases Reported:

Category of Service	Amount Billed	Amount Paid
Inpatient
Outpatient
Physician
Pharmacy
All Other
Total

AIDS and Ventilator Dependent Detail Report

The detail report must be provided on disk and paper and must be in the following layout:

	Field Name	Type	Width	Dec	Position	Explanation
1	HMO_ID	Num	8	0	1-8	Right justified (HMO Service Area Provider Number)
2	MA_ID	Num	10	0	9-18	Recipient Medicaid ID
3	LNAME	Char	13		19-31	Recipient Last Name - Left justified
4	FNAME	Char	10		32-41	Recipient First Name - Left justified
5	ELIG_CODE	Char	1		42	A = AIDS; N = NICU vent dependent; V = Vent dependent, non-NICU
6	DOB	Date	8		43-50	mmddyyyy
7	SEX	Char	1		51	F or M
8	PROV_ID	Num	8	0	52-59	Medicaid Provider Number
9	PROV LNAME	Char	13		60-72	Medicaid Provider Last Name – Left Justified
10	PROV FNAME	Char	10		73-82	Medicaid Provider First Name – Left Justified
11	FROM_DATE	Date	8		83-90	mmddyyyy
12	TO_DATE	Date	8		91-98	mmddyyyy
13	DIAG_1	Char	5		99-103	Left justified, ICD-9, implied decimal
14	DIAG_2	Char	5		104-108	Left justified, ICD-9, implied decimal
15	QTY	Num	4	0	109-112	Right justified (do not zero fill)
16	PROC_CODE	Char	5		113-117	Left justified, CPT-4, UB92
17	PROC_DESC	Char	10		118-127
18	DRUG_CODE	Num	11	0	128-138	National Drug Code
19	DRUG DESC	Char	10		139-148	Drug Name – Left Justified
20	AMT_BILL	Num	9	2	149-157	Include decimal (do not zero fill)
21	AMT-PAID	Num	9	2	158-166	Include decimal (do not zero fill)
22	ADMIT_DATE	Date	8		167-174	Hospital admission date: mmddyyyy
23	DIS_DATE	Date	8		175-182	Hospital discharge date: mmddyyyy

B.	Coordination of Benefits Quarterly Report Form and Instructions for Completing the Form

In order to comply with CMS reporting requirements, HMOs must submit a Coordination of Benefits (COB) report regarding their Medicaid and BadgerCare enrollees. For the purposes of this report, an HMO enrollee is any Medicaid recipient listed as an ADD or CONTINUE on the monthly HMO enrollment report(s) that are generated by the Department’s Medicaid fiscal agent.

Birth costs or delivery costs (e.g., routine delivery and associated hospital charges) are not to be included in the report.

The report is to be for the HMOs entire service area, aggregating separate service areas if the HMO has more than one service area. The report must be completed on a calendar quarterly basis and submitted to the Department’s fiscal agent within 45 days of the end of the quarter being reported, as specified in Article VII, J.

MAIL TO:	FAX TO:
Medicaid Fiscal Agent	Medicaid Fiscal Agent
Managed Care Unit	ATTN: Managed Care Unit
P.O. Box 6470 Madison, WI 53716-0470	(608) 224-6318

The COB report form follows this page.

STATE OF WISCONSIN

MEDICAID/BADGERCARE

HMO REPORT ON COORDINATION OF BENEFITS

Name of HMO	Mailing Address

Office Telephone	___________________________________________________

Provider Number	___________________________________________________

Please designate below the quarter period for which information is given in this report.                                              , 20             through                                              , 20

A.	Cost Avoidance – Indicate the dollar amount you denied as a result of your knowledge of other insurance that is available for the enrollee.

Amount Cost Avoided:

B.	Recoveries (Post-Pay Billing/Pay and Chase) – Indicate below the dollar amounts recovered as a result of:

Subrogation/Workers’ Compensation:

(e.g., collections from auto, homeowners, or malpractice insurance, restitution payments from the Division of Corrections, collections from Worker’s Compensation).

Other Recoveries:

(e.g., Third Party Liability (TPL), legal action, estate recoveries or any other recoveries that are not specifically noted above.)

I HEREBY CERTIFY that to the best of my knowledge and belief, the information contained in this report is a correct and complete statement prepared from the records of the HMO, except as noted on the report.

Signed:
Original Signature of Director or Administrator

Title:

Date Signed:

C.	Medicaid and BadgerCare HMO Newborn Report

This report should be completed for infants born to mothers who are Medicaid or BadgerCare eligible and enrolled in the HMO at the time of birth of the infant.

1. HMO Name:	In this field enter the name of the HMO reporting.

HMO Provider Number:	In this field enter the eight digit Medicaid provider number of the HMO reporting.

Telephone Number:	In this field enter the HMO telephone number the fiscal agent can call with questions about submitted Newborn reports.

2. Newborn Name:	In this field enter the name of the newborn infant. If the mother has not given a first and middle name to the baby at the time the report is completed, enter the last name of the newborn as the mother’s last name; the first name/middle initial can be entered as “baby male” or “baby female.”

Date of Birth:	In this field enter the date of birth of the newborn infant, in MM/DD/YY format.

Sex:	In this field check the sex of the newborn infant, Male or.

Low Birth Weight <1200 grams:	In this field check the box if the newborn infant weighs less than 1200 grams.

Twin:	In this field check no if the newborn infant is not a twin, check yes if the newborn infant is a twin. If the newborn infant is a twin, complete one Newborn Report for each twin.

Date of Death:	In this field enter the date of death, if the newborn infant died, in MM/DD/YY format.

3. Mother’s Name:	In this field enter the first name, middle initial, and last name of the mother of the newborn infant.

Address:	In this field enter the address of the mother of the newborn infant – street address, city, state, and zip code.

Mother’s Medicaid ID Number:	In this field enter the ten digit Medicaid or BadgerCare number of the mother of the newborn infant.

The HMO staff person completing the report should fsign and date the form and send it to the address listed at the bottom of the report.

The HMO does not have to use the above format. However, whatever format the HMO uses, the HMO must submit all of the information described above to the Department’s fiscal agent.

MEDICAID AND BADGERCARE HMO NEWBORN REPORT

Please print, type, or complete in a legible manner

1.	HMO Name ___________________________________________________________________________________________

HMO Provider Number  __________________________________________________________________________________

Telephone Number  ______________________________________________________________________________________

2.	Newborn Name _________________________________________________________________________________________

(First)                                             (M.I.)                                             (Last)

Date of Birth                                                      ☐ Male            ☐ Female

☐ Low Birth Weight <1200 grams

Twins:            ☐ No            ☐ Yes (If yes, complete two forms)

Date of Death if Applicable

3.	Mother’s Name ________________________________________________________________________________________

(First)                                             (M.I.)                                             (Last)

Address  ______________________________________________________________________________________________

(Street Address)

                           _______________________________________________________________________________________________

(City)                                             (State)                                             (Zip Code)

4.	Mother’s Medicaid or BadgerCare ID Number _______________________________________________________________

5.	I certify this information is accurate to the best of my knowledge.

Signature	Date

Mail To:	FAX To:

Medicaid Fiscal Agent	Medicaid Fiscal Agent
ATTN: Managed Care Unit	ATTN: Managed Care Unit
P.O. Box 6470	(608) 224-6318
Madison, WI 53716-0470

D.	HealthCheck Worksheet

HEALTHCHECK WORKSHEET

HMO NAME:

		Calculation	Age Groups				Total
			< 1	1-5	6-14	15-20
1	Number of eligible months for enrollees under age 21	Entered (Total is sum of age groups.)
2	Number of unduplicated enrollees under age 21	Entered
3	Ratio of recommended screens per age group member	Given	5.00	1.4	0.56	0.50
4	Average period of eligibility (in years)	Line 1 ÷ line 2 ÷12 (Total is calculated by formula.)
5	Adjusted ratio of recommended screens per age group member	Line 3 x line 4
6	Expected number of screens (100% of required screens for ages and months of eligibility)	Line 2 x line 5 (Total is sum of age groups.)
7	Number of screens in goal (80%)	Line 6 x 0.80 (Total is calculated by formula.)
8	Actual number of screens completed	Entered (Total is sum of age groups.)
9	Difference between goal and actual	Line 8 – line 7 (Positive result means goal is met; negative result means goal is not met.)
10	Percent of the HMO discount or premium if applicable except for Milwaukee, Dane, Eau Claire, Kenosha and Waukesha Counties.
11	Amount per screen to be recouped	FFS maximum allowable fee *(Refer Article III, K, 2) x line 10
12	Total recoupment	Line 11 x line 9

E.	Neonatal Intensive Care Unit (NICU) Risk-Sharing Report Format and Detail Data Requirements

HMO reporting of NICU costs must include all of the data elements specified in this section. Risk-sharing for NICU is based on the criteria defined in Article VI, I of this Contract. As specified in Article VII, J of this Contract NICU reports must be submitted to the Department’s Contract Specialist on or before May 1 of the following year. The HMO does not have to file a report if the NICU criteria is not met.

The NICU report form, detailed data format and worksheet follow this page (report form pg. 118, detailed data reporting format pg. 119, worksheet pg. 120)

HMO NEONATAL INTENSIVE CARE UNIT (NICU) REPORT FORM

HMO Name:

HMO Medicaid (Payee) Number

Report Period: January 1, 200   through December 31, 200

Questions regarding this report should be referred to: ____________________________

(please print)

Phone Number:

A.	HMO DATA SUMMARY BY COUNTY

1.	Hospital Inpatient Costs Associated with Level II, III, and IV NICU Services as defined in Article VI, I, 1 of this Contract.

Number of Days	Number of Admissions	Amount Billed	Amount Paid

2.	Physician Costs Associated with Level II, III, and IV NICU Services

Amount Billed:	Amount Paid

B.	HMO DETAILED NICU DATA FORMAT

The costs summarized in Section A must be reported by month, by county, and by year (i.e., if an enrollee is in an NICU for two or more months, the NICU days, physician and hospital costs must be separated by the month in which they occurred). Amounts paid must include payments for all physician and hospital services that were provided during the report period regardless of the HMO’s actual payment date.

Enrollee Name	Enrollee MA ID Number	Admit Date (mm/dd/yy)	Discharge Date (mm/dd/yy)	Total Number of NICU Admissions	Month	NICU Hospital Data by month First NICU Day (mm/dd/yy)	NICU Hospital Data by month Last NICU Day (mm/dd/yy)	Total Number of NICU Days (by month)	NICU Amount Billed Hosp (prorated by month)	NICU Amount Paid Hosp (prorated by month)	NICU Amount Billed Physician (by month)	NICU Amount Paid Physician (by month)
Name	xxxxxxxxxx	07/01/02	07/22/02	1	Jul	07/01/02	07/22/02	20	$00,000.00	$00,000.00	$0,00.00	$00.00

MAIL REPORTS TO:

BUREAU OF MANAGED HEALTH CARE PROGRAMS

P.O. BOX 309

MADISON, WI 53701-0309

C.	NICU WORKSHEET

HMOs may complete the worksheet following this page to determine if their NICU days meet the criteria defined in Article VI, I. HMOs do not have to file a report if the NICU criteria is not met.

Neonatal Intensive Care Unit Risk-Sharing Worksheet

Calculation

1.	HMO enrollee months:		__________________

2.	Enrollee years:	(line 1/12)	__________________

3.	Threshold (75 days per 1000 enrollee years):	(75 x line 2/1000)	__________________

4.	NICU days reported by HMO:		__________________

5.	NICU days over threshold to be reimbursed:	(line 4 – line 3)	__________________

6.	Inpatient paid:		__________________

7.	Physician paid:		__________________

8.	Total cost:	(line 6 + line 7)	__________________

9.	Average cost per day:	(line 8 /line 4)	__________________

10.	90% of cost/day (Not to exceed $1,443):	(0.9 x line 9)	__________________

11.	Reimbursement amount (Days x 90% cost):	(line 5 x line 10)	__________________

F.	Court Ordered Birth Cost Requests

County Child Support Agencies (CSA) obtain court orders requiring fathers to repay birth costs that have been paid by Medicaid FFS as well as Medicaid Health Maintenance Organizations (HMO). In some counties, judges will not assign birth costs to the father based upon average costs. Upon request of the Medicaid fiscal agent Contract Monitor, the HMO must provide actual charges less any payments made by a third party payer for the use by the court in setting actual birth and related costs to be paid by the father. Birth cost information must be submitted to the Medicaid fiscal agent Contract Monitor within 14 days from the date the request was received by the HMO.

The birth cost report forms follows this page (Part 1 pg. 120, Part 2 pg. 121)

MEDICAID AND BADGERCARE HMO BIRTH COST REQUEST

PART I: Local Child Support Agency Portion

Part I is to be completed by the Local Child Support Agency. Please type or print, in a legible manner.

1.	HMO Name

2.	Newborn’s Name

(First) (M.I.) (Last)

*(If multiple births, please list all names)

	Date of Birth	Sex

3.	Mother’s Name

(First) (M.I.) (Last)

Medicaid or BadgerCare ID Number

Address

(Street Address)

(City) (State) (Zip Code)

4.	I certify this information is accurate to the best of my knowledge:

Name of Local Child Support Agency

Name (Please Print) ___________________________________________________________________________

Signature ___________________________________________________________________________________

Title _______________________________________________________________________________________

Date _______________________________________________________________________________________

Phone Number: _________________________________________	FAX Number: ______________________

Mail The Form To:	FAX The Form To:
Medicaid Fiscal Agent	Medicaid Fiscal Agent
ATTN: Managed Care Unit	ATTN: Managed Care Unit
P.O. BOX 6470	(608) 224-6318
MADISON, WI 53716-0470

PART II: HMO Portion

Part II is to be completed by the HMO. Please type or print in a legible manner.

1.	The actual payment for birthing costs for the mother and her baby.

Mother’s Name                                                                          ID#

Hospital/Birthing Center Payment (Mother)	$
Hospital/Birthing Center Payment (Newborn)	$
Physician Payment (Mother)	$
Physician Payment (Newborn)	$
Amount Paid by Other Insurance	$

2.	Comments: (i.e., retroactively disenrolled from [HMO NAME] effective [DATE], services denied)

[State Denial Reason]: ____________________________________________

_______________________________________________________________

3.	I certify this information is accurate to the best of my knowledge.

Name of HMO

Name (Please Print)

Signature

Title

Date

4.	Mail or FAX Part I and Part II within 14 days of receipt to:

Mail The From To:	FAX The Form To:

Medicaid Fiscal Agent	Medicaid Fiscal Agent
ATTN: Managed Care Unit	ATTN: Managed Care Unit
P.O. Box 6470	(608) 224-6318
Madison, WI 53716-0470

G.	Formal and Informal Grievance Reporting Forms

1.	Formal Grievance Experience Summary Report

Summarize each Medicaid and BadgerCare grievance reviewed in the past quarter.

a.	Grievances Related to Program Administration

Member Identification Number	Date Grievance Filed	Nature of Grievance	Date Resolved	Summary of Grievance Resolution	Administrative Changes as a Result of Grievance Review

b.	Grievances Related to Benefit Denial/Reduction

Member Identification Number	Date Grievance Filed	Nature of Grievance	Date Resolved	Summary of Grievance Resolution	Administrative Changes as a Result of Grievance Review

c.	Summary

SUBTOTAL: Program Administration	_________________
SUBTOTAL: Benefit Denial/Reduction	_________________
TOTAL NUMBER OF GRIEVANCES:	_________________

2.	HMO Reporting Form for Informal Grievances

___________________________________________________________________________________________

HMO Name

☐	First Quarter
☐	Second Quarter
☐	Third Quarter
☐	Fourth Quarter
☐	Calendar Year 2004
☐	Calendar Year 2005

TYPE OF INFORMAL GRIEVANCE	TOTAL NUMBER OF GRIEVANCES
1. ACCESS PROBLEMS
2. BILLING ISSUES
3. QUALITY OF CARE
4. DENIAL OF SERVICE
5. OTHER SPECIFY:

General Definitions

1.	Access problems include any problem identified by the HMO that causes an enrollee to have difficulty getting an appointment, receiving care, or on culturally appropriate care, including the provision of interpreter services in a timely manner.

2.	Billing issues include the denial of a service or a recipient receiving a bill for a Medicaid covered service that the HMO is responsible for providing or arranging for the provision of that service.

3.	Quality of care includes long waiting time in the reception area of providers’ offices, rude providers or provider staff, or any other complaint related directly to patient care.

4.	Denial of service includes any Medicaid covered service that the HMO denied.

5.	Others as identified by each HMO.

Return the completed forms to:

Bureau of Managed Health Care Programs

ATTN: Grievance Contract Specialist

P.O. Box 309

Madison, WI 53701-0309

H.	Attestation Form

ATTESTATION

I,                                                          , have reviewed the following data:

(Name and Title)

☐	Encounter Data for (month) (year) 200 .

☐	Abortion Sterilization and Hysterectomy Report for (quarter) for (year) 200 .

☐	AIDS/Vent Report for (quarter) for (year) 200 .

☐	Other (Specify Report)

I hereby attest and affirm that the information being submitted is complete, factual and correct to the best of my knowledge. I furthermore attest and affirm that no material facts have been omitted from this form. I understand that payment and satisfaction of this/these claim(s) will be from federal and state public funds and that I may be prosecuted under applicable federal and state laws for any false claims, statements, or documents, or concealment of a material fact. I furthermore understand that state or federal authorities may inspect all claims, records or documents pertaining to the provision of these services.

(Signature)	(Date)

(Print Name)	(Print Date)

ADDENDUM IX

GENERAL INFORMATION ABOUT THE WIC PROGRAM AND SAMPLE HMO-TO-WIC REFERRAL FORMS

General Information about the WIC Program and its Relationship to Medicaid HMOs

The Special Supplemental Nutrition Program for Women, Infants, and Children (WIC) is a program enacted as an amendment to the Child Nutrition Act of 1996, and is funded by USDA. WIC provides supplemental nutritious foods, nutrition education, and referrals to pregnant and breastfeeding women, infants and children up to age five, who are determined to be at nutritional risk. Income eligibility is determined by family size and gross income (185% of the poverty level). WIC uses “adjunctive” eligibility which means that any recipient of Medicaid (including Healthy Start and BadgerCare) is income eligible for WIC.

The State Division of Public Health contracts with 69 local agencies to provide WIC benefits. In Wisconsin, most WIC agencies are local health departments, but other community-based organizations are contracted with WIC to provide WIC benefits, including community action programs. other private non-profit health agencies and one hospital.

WIC serves approximately 106,000 women, infants and children each month. Approximately fifty-three thirty-five (53) percent of all Wisconsin births are on WIC. Approximately half of all WIC participants were enrolled in a Medicaid HMO. Seventy-one (71) percent of all participants have incomes at or below the poverty level; thirty-five (35) percent have less than a high school education.

Section 1902(a)(11)(C) of the Social Security Act requires coordination between Medicaid HMOs and WIC. This coordination includes the referral of potentially eligible women, infants, and children to the WIC program and the provision of medical information by providers working within Medicaid managed care plans to the WIC program if requested by WIC agencies. Typical types of medical information requested by WIC agencies include information on nutrition related metabolic disease, diabetes, low birth weight, failure to thrive, prematurity, infants of alcoholic, mentally retarded, or drug addicted mothers, AIDS, allergy or intolerance that affects nutritional status, and anemia.

The WIC referral forms follow this page. Multiple copies of the forms may be obtained from local WIC agencies. More information about the WIC program and a list of local WIC agencies can be found on the WIC website (www.dhfs.state.wi.us/wic).

DEPARTMENT OF HEALTH AND FAMILY SERVICES	STATE OF WISCONSIN
Division of Public Health DPH 4024B (Rev. 08/03)	Bureau of Family & Community Health WIC Program, Federal Reg. 246

WIC MEDICAL REFERRAL INFANTS AND CHILDREN (THROUGH 4 YEARS OF AGE)

Completion of this form is voluntary. Personally identifiable information is used to determine WIC services

(e.g., certification / enrollment and food package issuance) and may be disclosed to others only as allowed by state and federal laws.

INSTRUCTIONS: To facilitate WIC services (certification and food package issuance) for your WIC-eligible patient, fill in the blanks and check the boxes, as appropriate, and return this form to the WIC Project indicated at the bottom of the page.

Patient’s First and Last Name ___________________________	Birthdate ____________________________________________

Address ____________________________________________	Telephone ___________________________________________

Parent /Caregiver’s First and Last Name ___________________________________________________________________________

ALL INFANTS AND CHILDREN		INFANTS ONLY

Present weight _____________________	Hct _______% and/or Hgb _______ gm	Birth weight _______________________
Length /stature _____________________	Date taken ________________________	Birth length _______________________
☐ recumbent or ☐ standing	Blood lead ________________________	Gestational age ____________________
Date taken ________________________	Date taken ________________________	E.D.D. ___________________________
Vitamin /Mineral Rx ________________

INFANTS

Medical conditions the mother had prenatally

☐	anemia	☐ high blood lead	☐ food allergy or intolerance, specify
☐	pregnancy-induced hypertension	☐ gestational diabetes	______________________________
☐	nutrition-related infectious or chronic disease, genetic or central nervous system disorder, or other medical condition, specify __________________________________________________________________________

Current nutrition-related health problems

☐ pyloric stenosis	☐ GI reflux	☐ LGA at birth	☐ currently LGA	☐ head circumference <5th percentile

ALL INFANTS AND CHILDREN – Current nutrition-related health problems

☐ SGA at birth	☐ food allergy or intolerance, specify ___________________________________	☐ failure to thrive
☐ currently SGA	☐ recent surgery, trauma, or burns, specify _______________________________
☐ infectious disease in last 6 months, specify:

☐ pneumonia	☐ HIV or AIDS	☐ tuberculosis
☐ bronchiolitis (# episodes in last 6 mos ______________________)	☐ meningitis	☐ parasitic infection

☐ nutrition-related chronic disease, genetic or central nervous system disorder, or other medical condition ____________________

FORMULA PRESCRIBED

Special formula for infants and children:

☐Similac NeoSure Advance	☐Enfamil AR LIPIL or Enfamil AR	☐Kindercal	☐Pediatric EO28
☐Enfamil EnfaCare LIPIL	☐Neocate	☐PediaSure	☐ EleCare
☐Enfamil Nutramigen LIPIL or Enfamil Nutramigen	☐Similac PM 60/40	☐PediaSure w/Fiber	☐ Portagen
☐Alimentum Advance or Alimentum	☐Enfamil Pregestimil

Standard formula for children:

☐ Similac with Iron	☐ Isomil Soy with Iron	☐ Similac Lactose Free with Iron
☐ Similac Advance with Iron	☐ Isomil Advance Soy with Iron	☐ Similac Lactose Free Advance with Iron

Intended length of use ________________________________________________________________________________________

Additional Diagnoses / Health Concerns / Diet Orders

SIGNATURE – Health Care Provider	Date Signed

(Physician, physician assistant, or advanced practice nurse prescriber signature is required for prescription of special formulas and formulas for children.)

Medical Office / Clinic

Address	Telephone

LOCAL WIC PROJECT:

WIC is an Equal Opportunity Provider and Employer

DEPARTMENT OF HEALTH AND FAMILY SERVICES	STATE OF WISCONSIN
Division of Public Health DPH 4024A (Rev. 11/02)	Bureau of Family & Community Health WIC Program, Federal Reg. 246

WIC MEDICAL REFERRAL

PREGNANT, BREASTFEEDING AND NONBREASTFEEDING POSTPARTUM WOMEN

Completion of this form is voluntary. Personally identifiable information is used to determine WIC services

(e.g., certification / enrollment and food package issuance) and may be disclosed to others only as allowed by state and federal laws.

INSTRUCTIONS: To facilitate WIC services (certification and food package issuance) for your WIC-eligible patient, fill in the blanks and check the boxes, as appropriate, and return this form to the WIC Project indicated at the bottom of the page.

Patient’s First and Last Name ____________________________	Birthdate _____________________________________________
Address _____________________________________________	Telephone ____________________________________________

ALL WOMEN		PREGNANT	POSTPARTUM
Present weiqht ___________	Hct ___________________%	E.D.D. _________________	Delivery date ____________
Present height ___________	And/or	Weeks gest. _____________	Prepreg. Weight __________
Date taken ______________	Hgb __________________gm	Prepreg. weight __________	Weight gained ___________
Vitamin/ Mineral Rx ______	Date taken _______________

ALL WOMEN

Current nutrition-related health problems

  ☐ food allergy or intolerance, specify ___________________________________________________________________________

  ☐ recent major surgery, trauma, or burns, specify _________________________________________________________________

  ☐ infectious disease in last 6 months:

☐ pneumonia	☐ tuberculosis	☐ HIV or AIDS	☐ meningitis	☐ parasitic infection

  ☐ nutrition-related chronic disease, genetic or central nervous system disorder, or other medical condition,

      specify: __________________________________________________________________________________________________

Obstetrical history in any previous pregnancy (if currently pregnant) or most recent pregnancy (if currently postpartum)

☐ gestational diabetes	☐ large for gestational age infant
☐ low birth weight or preterm infant	☐ fetal or neonatal death
☐ infant with nutrition-related birth defect, specify ________________________________________________________________

PREGNANT WOMEN - Current nutrition-related health problems

☐ gestational diabetes	☐ hyperemesis gravidarum
☐ pregnancy-induced hypertension	☐ fetal growth restriction

MEDICAL NUTRITIONAL PRESCRIBED

Ensure:	☐ Regular	☐ Fiber	☐ Glucerna	☐ Glucerna OS	☐ High Calcium	☐ High protein	☐ Light	☐ Plus	☐ Plus HN
Boost:	☐ Regular	☐ Fiber	☐ Plus	☐ High Protein	☐ Breeze
Sustacal:	☐ Regular	☐ Plus

Intended length of use _________________________________________________________________________________________

Additional Diagnoses / Health Concerns / Diet Orders

SIGNATURE - Health Care Provider ______________________	Date Signed _________________________________________

(Physician, physician assistant, or advanced practice nurse prescriber signature is required for prescription of a medical nutritional.)

Medical Office / Clinic ________________________________________________________________________________________

Address_______________________________________________	Telephone __________________________________________

LOCAL WIC PROJECT:

WIC is an Equal Opportunity Provider and Employer

Pages 190 through 241 have been deleted as the information contained in those pages can be found on the Bureau of Family and Community Health Services that pertains to the WIC program.

ADDENDUM X

HMO SPECIFIC SERVICE AREA AND ENROLLMENT MAXIMUM

For the rate period of May 1, 2004, through December 31, 2004 (HMO Name) agrees not to reduce its service area that was in effect at the time of contract implementation on May 1, 2004. (HMO Name) further agrees that its maximum enrollment during the rate period will be (#). (OPTIONAL: The additional enrollment will be limited to             County.)